AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2006

                                                     REGISTRATION NO. 333-124283
________________________________________________________________________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   __________

                           DYNAMIC LEISURE CORPORATION
                     (FORMERLY KNOWN AS DYNECO CORPORATION)
              (Exact name of small business issuer in its charter)

           MINNESOTA                4700 (FORMERLY 8711)         41-1508703
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)    Classification Number)    Identification No.)

                             5680A W. CYPRESS STREET
                                 TAMPA, FL 33607
                                 (813) 877-6300
          (Address and Telephone Number of Principal Executive Offices)
                                   __________

                          DANIEL G. BRANDANO, PRESIDENT
                             5680A W. CYPRESS STREET
                                 TAMPA, FL 33607
                                 (813) 877-6300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
________________________________________________________________________________

                                   COPIES TO:

                                CRONE ROZYNKO LLP
                        101 MONTGOMERY STREET, SUITE 1950
                             SAN FRANCISCO, CA 94104
                                   __________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

================================================================================

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

________________________________________________________________________________

                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

                                                             PROPOSED
                                             AMOUNT TO       MAXIMUM       PROPOSED MAXIMUM   AMOUNT OF
          TITLE OF EACH CLASS OF                BE        OFFERING PRICE      AGGREGATE      REGISTRATION
       SECURITIES TO BE REGISTERED         REGISTERED(1)   PER UNIT (2)   OFFERING PRICE(2)      FEE
-----------------------------------------  -------------  --------------  -----------------  ------------
Common Stock, par value $.01 per share ..    15,000           $  .66        $      9,900       $   1.06
Common Stock, par value $.01 per share,
  underlying convertible notes ..........   163,500 (3)       $  .75        $    122,625       $  13.12
         This prospectus relates to the
  underlying warrants ...................   109,000 (4)       $ 4.31        $    469,790       $  50.27
Common Stock, par value $.01 per share,
  underlying warrants ...................    50,000 (4)       $ 7.50        $    375,000       $  40.13
Common Stock, par value $.01 per share,
  underlying warrants ...................   100,000 (4)       $ 3.00        $    300,000       $  32.10
Common Stock, par value $.01 per share,
  underlying warrants ...................     7,500 (4)       $ 4.50        $     33,750       $   3.61
                                                                                               --------
Total Registration Fee ..................                                                      $ 140.29*
                                                                                               ========

* This Registration Fee was paid along with the original filing of the Registration Statement in 2005.
----------
1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended based on the greater of the conversion price of the notes or the exercise price of the warrants and the average of the bid and asked price of the Company's common stock as reported on the Over-The-Counter Bulletin Board on December 13, 2006.

(3) The number of shares of our Common Stock registered hereunder represents a good faith estimate by us of the number of shares of our Common Stock issuable upon the conversion of the callable secured convertible notes. For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe will be issuable upon conversion of the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(4) The number of shares of our Common Stock registered hereunder represents a good faith estimate by us of the number of shares of our Common Stock issuable upon the exercise of warrants. For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe will be issuable upon exercise of warrants to account for anti-dilution and price protection adjustments. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                           DYNAMIC LEISURE CORPORATION
                     (FORMERLY KNOWN AS DYNECO CORPORATION)

                         445,000 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to an aggregate of 445,000 shares of our common stock, 15,000 shares of which have been issued and are outstanding, 163,500 shares of which are issuable upon conversion of outstanding convertible promissory notes, and 266,500 shares of which are issuable upon exercise of outstanding warrants. The selling security holders listed on page 21 may sell these shares from time to time. We are not selling any shares of common stock under this prospectus, and we will not receive any proceeds from sales of shares by the selling stockholders.

We are not selling any shares of common stock in this offering and therefore we will not receive any proceeds from this offering. We will, however, receive the exercise price of the warrants if and when those warrants are exercised by the selling stockholders. None of the warrants has been exercised as of the date of this prospectus.

The shares included in this prospectus may be offered and resold directly by the selling stockholders in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which a selling stockholder decides to resell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available. See page 23, "Plan of Distribution."

We will pay all expenses in connection with the registration of the shares under the Securities Act of 1933, as amended, including the preparation of this prospectus. See page 23, "Plan of Distribution."

Our common stock is traded on the over-the-counter bulletin board under the symbol "DYLI." On November 30, 2006, the closing price of our common stock was $0.55 per share.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is _______, 2006

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

About this Prospectus.......................................................   3

Forward-Looking Statements..................................................   3

Summary Information and Risk Factors........................................   3

Use of Proceeds.............................................................  21

Selling Security Holders....................................................  21

Plan of Distribution........................................................  23

Legal Proceedings...........................................................  24

Directors, Executive Officers, Promoters and Control Persons................  25

Security Ownership of Certain Beneficial Owners and Management..............  27

Description of Securities...................................................  30

Interest of Named Experts and Counsel.......................................  32

Business....................................................................  33

Management's Discussion and Analysis or Plan of Operation...................  41

Description of Property.....................................................  48

Certain Relationships and Related Transactions..............................  49

Market for Common Equity and Related Stockholder Matters....................  51

Executive Compensation......................................................  53

Changes in and Disagreements with Accountants on Accounting
 and Financial Disclosure...................................................  53

Financial Statements........................................................ F-1

                              ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Our business, financial condition, results of operations and prospectus may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

This prospectus, including the Management's Discussion and Analysis or Plan of Operation, contains forward-looking statements. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "project," "contemplate," "would," "should," "could," or "may."

With respect to any forward-looking statement that includes a statement of its underlying assumptions or bases, we believe such assumptions or bases to be reasonable and have formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We do not undertake any obligations to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect unanticipated events that may occur.

Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption "Risk Factors".

                      SUMMARY INFORMATION AND RISK FACTORS

You should read the following summary together with the more detailed information regarding us and the securities being offered for sale by means of this prospectus and our financial statements and notes to those statements appearing elsewhere in this prospectus. This summary highlights information contained elsewhere in this prospectus.

All information contained in this prospectus is adjusted to reflect a 1-for-30 reverse split of our common stock effected in March 2006.

In this prospectus, unless the context requires otherwise, references to the "Company", "Dynamic", "we", "us" and "our" are to Dynamic Leisure Corporation, formerly known as DynEco Corporation, and its wholly-owned subsidiaries, DynEco International, Inc., Dynamic Leisure Group North America, Inc., Dynamic Leisure Europe Limited (currently inactive), Dynamic Leisure Technologies, Inc. (currently inactive), Changes in L'Attitudes, Inc., Island Resort Tours, Inc., and International Travel and Resorts, Inc.

COMPANY OVERVIEW

Dynamic Leisure Corporation is engaged in the business of marketing, selling and distributing a variety of vacation packages, cruises, domestic and international airline tickets, car rental services and accommodation products and services on a wholesale basis to travel agencies and other travel resellers and on a retail basis directly to consumers. For the nine months ended September 30, 2006, substantially all of the Company's travel products were for destinations in the Caribbean and Mexico.

Through our websites and customer service center, customers can search for, inquire about, price and purchase vacation packages and other travel-related products. We have experienced travel consultants and customer service representatives available to both our wholesale and retail customers via toll-free telephone or e-mail to assist customers in selecting and purchasing vacation packages and stand-along travel related products. We expect to increase the number of our customer representatives by the end of 2006.

Through our websites, www.Changes.com and www.eCasual.com, consumers can search for and price cruises and vacation packages. Through our website www.IslandResortTours.com, travel agencies and other travel resellers can search for and price vacation packages for their clients. We have eight travel consultants and customer service representatives headquartered in our 10,000 square foot facility in Tampa, Florida and six travel consultants and customer service representatives in our New York office with whom both our wholesale and retail customers may contact via toll-free telephone or email to purchase vacation packages.

On February 8, 2006, the Company acquired Changes in L'Attitudes, Inc., a Largo, Florida online leisure travel company. On March 6, 2006, the Company acquired Island Resort Tours, Inc. and International Travel and Resorts, Inc., two New York-based wholesale tour operators.

The Company intends to grow in 2007 by continuing to focus on the leisure travel markets of the Caribbean and Mexico, by expanding its travel products for destinations in Florida, Las Vegas, Hawaii, Europe, and Central and Southern America, and by developing a more prominent Internet presence.

We are a Minnesota corporation with our principal executive offices located at 5680A W. Cypress Street Tampa, Florida 33607. Our telephone number is (813) 877-6300.

The auditors' report with respect to our financial statements for the fiscal year ended December 31, 2005 includes an explanatory paragraph wherein the auditors expressed substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of these uncertainties. Dynamic Leisure Group, Inc. had no revenues and a net loss of $485,314 for the period from its May 16, 2005 (inception) to December 31, 2005. For the nine months ended September 30, 2006, the Company had revenues of $4,307,315 and a net loss of $7,312,316.

Corporate History of Reverse Merger

Prior to January 2006, the Company was a development-stage company in the business of developing high-efficiency compressors and pumps with potential commercial applications. In 2005, the Company defaulted on certain loans, had no revenue from existing operations, had limited financial resources, and was in danger of ceasing operations.

On January 13, 2006, the Company entered into a Stock Exchange Agreement with the former shareholders of Dynamic Leisure Group, Inc. ("DLG") pursuant to which we acquired all of the outstanding capital stock of DLG and DLG became a wholly-owned subsidiary of the Company (the "Stock Exchange"). Upon the closing of the Stock Exchange, the former shareholders of DLG became the holders of approximately 83% of the outstanding shares of the Company and the Company changed its name to Dynamic Leisure Corporation.

On October 5, 2006, the Company entered into an agreement with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneer Exploration, Inc. all of the Company's right, title and interest in its compressor and pump technologies. The consummation of this transaction is subject to the approval of Technology Research Development Authority of the State of Florida ("TRDA").

Because the shareholders of DLG became the controlling shareholders of the Company after the Stock Exchange, DLG was treated as the acquirer for accounting purposes, and therefore the transaction was accounted for as a reverse merger. Accordingly, for accounting purposes, the historical financial statements presented are those of DLG. Additionally, the prior operating results of the Company are not indicative of our future operations, and none of the assets or liabilities on our balance sheet as of December 31, 2005 or December 31, 2004 relate to the Company prior to the Stock Exchange.

THE OFFERING

Common Stock Offered:               Up to an aggregate of 445,000(1)

Common stock outstanding:           12,481,195(2)

Use of Proceeds:                    We will not receive any proceeds from the
                                    sale of the 445,000 shares of common stock subject to sale by the selling stockholders under this prospectus. See "Use of Proceeds."

Risk Factors:                       See "Risk Factors" beginning on page 9 and
                                    other information set forth in this
                                    prospectus for a discussion of factors that you should carefully consider before deciding to invest in the shares of our common stock.

Plan Of Distribution:               The shares of common stock offered for sale
                                    may be sold by the selling security holders pursuant to this prospectus in the manner described under "Plan of Distribution" on page 23.

OTC Bulletin Board Symbol:          DYLI

(1) Includes: (i) 15,000 shares that are issued and outstanding, (2) 163,500 shares issuable upon conversion of outstanding convertible promissory notes, and
(3) 266,500 shares issuable upon exercise of outstanding warrants.

(2) Does not include (a) approximately 125,000 shares of our common stock issuable upon the exercise of outstanding options; (b) up to approximately 5.5 million shares of our common stock issuable upon conversion of outstanding convertible promissory notes; and (c) up to approximately 9.7 million shares of our common stock issuable upon exercise of outstanding warrants.

BACKGROUND OF THE TRANSACTIONS WITH THE SELLING STOCKHOLDERS

This prospectus covers the sale of 445,000 shares of our common stock -- 15,000 shares of which are issued and outstanding, 163,500 shares of which are issuable upon conversion of outstanding convertible promissory notes, and 266,500 shares of which are issuable upon exercise of outstanding warrants -- in connection with the following transactions:

December 2004 - January 2005. During the period from December 7, 2004 to January 31, 2005, we sold an aggregate of 15,000 shares of common stock to four individuals, for an aggregate purchase price of $45,000, or $3.00 per share. For each two shares purchased, the purchaser also received a warrant to purchase one additional share of common stock, exercisable until December 31, 2006, at an exercise price of $4.50 per share. The proceeds from the sales were used for general working capital purposes.

The registration statement of which this prospectus forms a part covers the sale of the shares, including the shares underlying the warrants issued in the foregoing transaction.

March 2005. On March 2, 2005, we completed a $300,000 financing consisting of our convertible promissory notes and common stock purchase warrants. The notes are convertible at the option of the holder into shares of our common stock, at a price of $3.00 per share, subject to adjustment. The notes are payable with interest at the rate of 5% per annum. Principal amortization payments, each in the amount of approximately $15,789 plus accrued interest, are to be paid in 19 equal monthly installments, commencing July 2, 2005. Amortization payments may be made in cash (accompanied by a 10% premium) or, at our option, in registered common stock, at a 20% discount to market. Amortization payments in stock are subject to (a) a limitation based upon the weighted average trading volume of the common stock for the 20 trading days preceding the payment date and (b) a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the notes and warrants are outstanding.

We also issued the investors common stock purchase warrants to purchase an aggregate of 266,500 shares of common stock, consisting of (a) five year warrants to purchase 109,000 shares at an exercise price of $4.31 per share, subject to adjustment, (b) five-year warrants to purchase 50,000 shares at an exercise price of $7.50 per share, subject to adjustment, (c) five year warrants to purchase 100,000 shares at an exercise price of $3.00 per share, subject to adjustment, and (d) three year warrants to purchase 7,500 shares at an exercise price of $4.50 per share, subject to adjustment. We may require the investors to exercise the warrants described in (c) if the closing price for our common stock is $4.50 or more for 30 consecutive trading days, and average daily volume during such period is at least 8,333 shares. The exercise of warrants is also subject to the 4.99% cap on the beneficial ownership that each investor may have at any point in time while the notes and warrants are outstanding.

We filed a registration statement (of which this prospectus forms a part) covering the shares issuable upon conversion or payment of the notes and exercise of the warrants. In accordance with our obligations under the subscription agreement with the investors, the registration statement of which this prospectus forms a part covers 150% of the number of shares issuable upon conversion of the promissory notes, as well as up to 22,667 shares of common stock issuable upon conversion of promissory notes and exercise of warrants issued to finders (including an investor) in this transaction. The proceeds of the loan were used for general working capital purposes.

SELECTED FINANCIAL DATA

The following is a summary of our financial information for (i) the period from May 16, 2005 (Inception) to December 31, 2005 for Dynamic Leisure Group, Inc., the accounting acquirer and, effectively, the registrant, and (ii) for the years ended December 31, 2005 and 2004 for DynEco Corporation. This summary financial information has been derived from, and should be read in conjunction with, our audited financial statements included elsewhere in this prospectus.

                           DYNAMIC LEISURE GROUP, INC.
                                THE PERIOD ENDED
                                DECEMBER 31, 2005
--------------------------------------------------------------------------------
Revenues ...............................................              $       0
Operating expenses .....................................              $ 455,954
Net (loss) .............................................              $(485,314)
Net (loss) per share ...................................              $   (0.47)


                                December 31, 2005
--------------------------------------------------------------------------------
Working capital deficit ................................              $1,126,287
Current liabilities ....................................              $1,164,986
Total liabilities ......................................              $1,164,986
Shareholders' deficit ..................................              $  477,814


                               DynEco Corporation
                                                           Years Ended
                                                           December 31,
                                                     2005                2004
                                                  ---------           ----------
Revenues ...............................          $       0           $ 286,900
Cost of Revenues .......................          $       0           $  16,096
Operating expenses .....................          $ 497,698           $ 670,213
Net (loss) .............................          $(603,773)          $(434,523)
Net (loss) per share ...................          $   (0.54)          $   (0.39)


                                December 31, 2005
--------------------------------------------------------------------------------
Working capital deficit ................................              $1,111,143
Current liabilities ....................................              $1,111,143
Total liabilities ......................................              $1,245,862
Shareholders' deficit ..................................              $1,183,489

The following is a summary of the financial information for three and nine months ending September 30, 2006 for Dynamic Leisure Corporation. It has been derived from and should be read in conjunction with our unaudited quarterly financial statements included elsewhere in this prospectus. Prior year comparison information is not presented since the inception date of Dynamic Leisure Group, Inc. was May 16, 2005.

                               DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------------------------------
                                                (UNAUDITED)

                                                                                               From
                                                                                             Inception
                                                                             For the Nine     (May 16,
                                               For the Three Months Ended    Months Ended     2005) to
                                                      September 30           September 30,  September 30,
                                                   2006           2005           2006           2005
                                               ------------   ------------   ------------   ------------
Total Revenues ..............................  $  1,299,505              -   $  4,307,315             --
Cost of Revenues ............................       876,138              -      3,041,475             --
                                               ------------   ------------   ------------   ------------
Gross Profit ................................       423,367              -      1,265,840             --

Operating Expenses
   General and administrative ...............     2,149,014        161,010      4,430,354        210,835
   Depreciation and amortization expense ....       336,221              -        420,782             --
   Bad debt expense .........................         3,657              -          3,657             --
                                               ------------   ------------   ------------   ------------
Total Operating Expenses ....................     2,488,892        161,010      4,854,793        210,835
                                               ------------   ------------   ------------   ------------

Loss from Operations ........................    (2,065,525)      (161,010)    (3,588,953)      (210,835)

Other (Income) Expense
   Interest income ..........................        (2,668)             -        (15,710)            --
   Interest expense .........................     1,333,589          8,697      3,518,484          8,812
   Other Expense ............................             -              -          8,020             --
   Loss on disposal of assets ...............        42,667              -         42,667             --
   Loss on extinguishment of debt ...........             -              -        208,452             --
                                               ------------   ------------   ------------   ------------

Conversion Option expense ...................             -              -              -             --
                                               ------------   ------------   ------------   ------------
Warrant valuation (income) expense ..........      (817,101)             -        (38,550)            --
                                               ------------   ------------   ------------   ------------

Total Other Expense, (income) net ...........       556,487          8,697      3,723,363          8,812
                                               ------------   ------------   ------------   ------------

Net Loss ....................................  $ (2,622,012)  $   (169,707)  $ (7,312,316)  $   (219,647)
                                               ============   ============   ============   ============

Net Loss Per Share - Basic and Diluted ......  $      (0.24)  $      (0.15)  $      (0.77)  $      (0.20)
                                               ============   ============   ============   ============
Weighted average number of shares outstanding
 during the period - basic and diluted ......    10,925,261      1,100,000      9,543,607      1,100,000
                                               ============   ============   ============   ============

                                                     8

                                  RISK FACTORS

An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. The following factors are believed by the Company to be material risks that should be carefully considered by investors before purchasing our shares.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS RAISED DOUBT OVER OUR CONTINUED EXISTENCE AS A GOING CONCERN.

We have incurred substantial operating and net losses, as well as negative operating cash flow, since our inception. As a result, we continue to have significant working capital and stockholders' deficits including a substantial accumulated deficit at December 31, 2005 and December 31, 2004. In recognition of such, our independent registered public accounting firm has included an explanatory paragraph in its report on our consolidated financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 that expressed substantial doubt regarding our ability to continue as a going concern.

WE HAVE EXPERIENCED HISTORICAL LOSSES AND A SUBSTANTIAL ACCUMULATED DEFICIT. IF WE ARE UNABLE TO REVERSE THIS TREND, WE WILL LIKELY BE FORCED TO CEASE OPERATIONS.

From May 16, 2005 through December 31, 2005, Dynamic Leisure Group, Inc. experienced net losses of $485,314. In addition, at December 31, 2005, Dynamic Leisure Group, Inc. had a stockholders' deficit of $477,814. Our operating results for future periods will include significant expenses, including new product development expenses, potential marketing costs, professional fees and administrative expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future, or at all.

WE HAVE A WORKING CAPITAL DEFICIT AND SIGNIFICANT CAPITAL REQUIREMENTS. SINCE WE WILL CONTINUE TO INCUR LOSSES UNTIL WE ARE ABLE TO GENERATE SUFFICIENT REVENUES TO OFFSET OUR EXPENSES, INVESTORS MAY BE UNABLE TO SELL OUR SHARES AT A PROFIT OR AT ALL.

The Company has a net loss of $7,312,316 for the nine months ended September 30, 2006 and net cash used in operations of $2,381,546 for the nine months ended September 30, 2006, and a working capital deficiency of $9,061,268 and a stockholders' deficiency of $786,015 at September 30, 2006. Because the Company has not yet achieved or acquired sufficient operating capital and given these financial results along with the Company's expected cash requirements in 2006, additional capital investment will be necessary to develop and sustain the Company's operations.

WE HAVE BEEN HISTORICALLY UNSUCCESSFUL IN OUR ATTEMPTS TO RAISE SUFFICIENT CAPITAL TO FUND OUR PLANS. IF WE ARE UNABLE TO DO SO, WE MAY CEASE OPERATIONS.

Historically, we have funded our operations through limited revenues and debt and equity financing. Although we were successful in obtaining a $2,000,000 financing in January 2006, sold common stock for cash of approximately $787,000 through September 2006 and obtained bridge financing of approximately $850,000 through November 2006, we have been unsuccessful in attracting significant additional private funding for our business. We continue to incur operating expenses, including executive and staff salaries, lease obligations and acquisition costs, but we have not yet integrated our acquired businesses and technologies, acquired target companies according to our business model, obtained sufficient financing to carry out our plans, or received sufficient operating revenues to support our human and equipment infrastructures. Until such time, if ever, that we are successful in obtaining additional financing to carry out our strategy, there is significant risk that we may be required to cease operations.

THERE IS NO SIGNIFICANT ACTIVE TRADING MARKET FOR OUR SHARES, AND IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SHARES MAY BE UNABLE TO SELL THEM PUBLICLY.

There is no significant active trading market for our shares and we do not know if an active trading market will develop. An active market will not develop unless broker-dealers develop interest in trading our shares, and we may be unable to generate interest in our shares among broker-dealers until we generate meaningful revenues and profits from operations. Until that time occurs, if it does at all, purchasers of our shares may be unable to sell them publicly. In the absence of an active trading market:

   o Investors may have difficulty buying and selling our shares or obtaining market quotations;

   o  Market visibility for our common stock may be limited; and

   o A lack of visibility for our common stock may depress the market price for our shares.

IN THE EVENT THAT WE ISSUE ADDITIONAL SHARES, CONVERTIBLE PROMISSORY NOTES, WARRANTS AND OPTIONS, THE MARKET PRICE FOR OUR SHARES MAY BE ADVERSELY AFFECTED.

As of November 30, 2006, we have executed convertible promissory notes, granted options, issued warrants to the same promissory noteholders and others and reserved shares for employment contracts and options to be granted upon formation of a stock option plan to purchase an aggregate of 20,172,411 shares of our common stock. The options are exercisable at prices ranging from $1.50 per share to $11.40 per share, and the warrants are exercisable ranging from $0.68 per share to $11.25 per share. In addition, we have granted common stock in the past to financiers and consultants, and as we procure additional financing and acquire additional business assets, we shall undoubtedly grant additional shares, as well as warrants and options, to the financiers and shareholders of target companies. To the extent that additional shares are issued, notes are converted, and options and warrants are exercised, the shares that are issued may result in an oversupply of shares and an undersupply of purchasers, thereby diluting the market for our shares. The existence of options and options that are exercisable at below market may have a depressive effect on the market price for our common stock.

THIS PROSPECTUS PERMITS SELLING SECURITY HOLDERS TO SELL THEIR SHARES. IF THEY DO SO, THE MARKET PRICE FOR OUR SHARES MAY FALL, AND PURCHASERS OF OUR SHARES MAY BE UNABLE TO SELL THEM.

This prospectus includes 2,900,000 shares being offered by existing stockholders, including 2,700,000 shares issuable upon the conversion of outstanding promissory notes. To the extent that these shares are sold into the market for our shares, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all. The existence of warrants and notes that are exercisable or convertible at below market may have a depressive effect on the market price for our shares. In the event that the warrants and notes are exercised and converted at a price per share that is below the market price for our shares, the issuance of shares upon exercise may be dilutive to existing stockholders.

WE MAY BE EXPOSED TO POTENTIAL RISKS RELATING TO OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING AND OUR ABILITY TO HAVE THOSE CONTROLS ATTESTED TO BY OUR INDEPENDENT AUDITORS.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We were not subject to these requirements for the fiscal year ended December 31, 2005. We are evaluating our internal control systems in order to allow our management to report on, and our independent auditors attest to, our internal controls, as a required part of our Annual Report on Form 10-KSB beginning with our report for the fiscal year ended December 31, 2007. While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors. In the event that we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements, and our ability to obtain equity or debt financing could suffer.

EVOLVING GOVERNMENT REGULATION COULD IMPOSE TAXES OR OTHER BURDENS ON OUR BUSINESS, WHICH COULD INCREASE OUR COSTS OR DECREASE DEMAND FOR OUR PRODUCTS.

We must comply with laws and regulations applicable to online commerce. Increased regulation of the Internet or different application of existing laws might slow the growth in the use of the Internet and commercial online services, which could decrease demand for our products, increase the cost of doing business or otherwise reduce our sales and revenues. The statutes and case law governing online commerce are still evolving, and new laws, regulations or judicial decisions may impose on us additional risks and costs of operations. In addition, new regulations, domestic and/or international, regarding the privacy of our users' personally identifiable information may impose on us additional costs and operational constraints.

BECAUSE THE TRAVEL MARKET IS SEASONAL, OUR QUARTERLY RESULTS MAY FLUCTUATE.

Our business experiences seasonal fluctuations, reflecting seasonal trends for the products offered by our websites, as well as Internet services generally. For example, traditional leisure travel bookings in America are higher in the first two calendar quarters of the year in anticipation of spring and summer vacations and holiday periods, but online travel reservations may decline with reduced Internet usage during the summer months. In the last two quarters of the calendar year, demand for travel products generally declines, and the number of bookings flattens. Although we are endeavoring to expand our markets to customers who book travel in other times of the year, travel booking tendencies could cause our revenues to fluctuate from quarter to quarter. Our results may also be affected by seasonal fluctuations in the inventory made available to us by travel suppliers.

WE OPERATE IN THE HIGHLY COMPETITIVE TRAVEL MARKET, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

The market for travel product is intensely competitive. We compete with a variety of companies with respect to each product or service we offer.

   o We compete with online travel retailers including Expedia, Orbitz, Travelocity, and many smaller companies in providing online travel products.

   o We compete with airlines, hotels, rental car companies, cruise operators and other travel service providers, whether working individually or collectively, some of which are suppliers to our websites.

   o We compete with local, regional, national and international traditional travel agencies.

   o We compete with consolidators and wholesalers of airline tickets, lodging and other travel products, including Cheaptickets.com, Priceline.com, Hotwire, Hotels.com, and TravelWeb.

   o We compete with operators of global distribution systems (GDS), which are third party information platforms (software and data) that distribute airline data to the Company and to our competitors, including price and flight availability, and permit flight reservations and ticketing.

   o  We compete with operators of travel industry reservation databases.

Our competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing and other resources than we have. Some of our competitors also benefit from vertical integration with GDS's, such that a competitor's ownership of a GDS allows the competitor reduced or eliminated transaction costs, guaranteed continued utilization of the GDS, and more efficient interface with the GDS. Consequently, we may not be able to compete effectively in the market.

IF WE FAIL TO CREATE AND INCREASE OUR BRAND RECOGNITION AMONG CONSUMERS, WE MAY NOT BE ABLE TO ATTRACT AND EXPAND ONLINE TRAVEL SALES.

We believe that creating, maintaining and enhancing our brands are critical aspects of our efforts to attract and expand our online traffic. The number of Internet sites that offer competing services increases the importance of creating brand recognition of the new "Dynamic Leisure" and "eCasual" brands (scheduled to be launched in the first quarter of 2007), and maintaining and enhancing brand recognition of Changes in L'Attitudes, Island Resort Tours, International Travel and Resorts, and any other brands that we may acquire through future acquisitions. Currently, our Changes.com website enjoys favorable organic placement with respect to "Caribbean vacations" in Google and other search engines. For example, throughout 2006 such a search consistently resulted in returning Changes.com as one of the first five (5) relevant websites, without any marketing expenditure on our part. Although we do not control how search results are achieved in various search engines, we believe that this kind of search result provides a material advantage in terms of sales opportunities. We hold dozens of other URL's, but these sites do not have similar search priority. Promotion of our brands will depend largely on our success in providing a high-quality online experience supported by a high level of customer service. In addition, we intend to spend substantial amounts on marketing and advertising with the intention of continuing to expand our brand recognition to attract and retain online users and to respond to competitive pressures. Those efforts began in test phase in June 2006 and are expected to increase significantly during the fourth quarter of 2006. (See "Business - Strategy" - page 35). However, we cannot assure you that these expenditures will be effective in promoting our brands or that our marketing efforts will achieve our goals.

THE SUCCESS OF OUR BUSINESS DEPENDS ON CONTINUED GROWTH OF ONLINE TRAVEL
COMMERCE.

Our sales and revenues will not grow as we plan if consumers do not purchase significantly more travel products online than they currently do and if the use of the Internet as a medium of commerce for travel products does not continue to grow or grows more slowly than expected. Consumers have traditionally relied on travel agents and travel suppliers and are accustomed to a high degree of human interaction in purchasing travel products. The success of our business is dependent on significant increase in the number of consumers who use the Internet to purchase travel products.

OUR BUSINESS IS EXPOSED TO RISKS ASSOCIATED WITH ONLINE COMMERCE SECURITY AND CREDIT CARD FRAUD.

Consumer concerns over the security of transactions conducted on the Internet or the privacy of users may inhibit the growth of the Internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers and those of our service providers may be vulnerable to viruses or other harmful code or activity transmitted over the Internet. While we proactively check for intrusions into our infrastructure, a virus or other harmful activity could cause a service disruption. In addition, we bear financial risk from reservations placed with fraudulent credit card data. Although we have implemented anti-fraud measures, a failure to control fraudulent credit card transactions adequately could adversely affect our business. Because of our limited operation history, we cannot assure you that our anti-fraud measures are sufficient to prevent material financial loss.

WE DEPEND ON OUR RELATIONSHIPS WITH TRAVEL SUPPLIERS AND COMPUTER RESERVATION SYSTEMS, AND CHANGES IN THESE RELATIONSHIPS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

Our business relies on relationships with travel suppliers, and it would be negatively affected by adverse changes in these relationships. We depend on travel suppliers to enable us to offer our customers comprehensive access to travel services and products. Consistent with industry practices, we currently have few agreements with our travel suppliers obligating them to sell services or products through our websites. Our travel suppliers generally can cancel or modify their agreements with us upon no or relatively short notice. It is possible that travel suppliers may choose not to make their inventory of services and products available through online distribution. Travel suppliers could elect to sell exclusively through other sales and distribution channels or to restrict our access to their inventory, either of which could significantly decrease the amount or breadth of our inventory of available travel offerings. Adverse changes in any of these relationships could reduce the amount of inventory that we are able to offer through our websites. In addition, any decline in the quality of travel products and services provided by these suppliers, or a perception by travelers of such a decline, could adversely affect our reputation.

OUR BUSINESS BENEFITS FROM FAVORABLE "NET" OR "BULK" CONTRACTS, AND CANCELLATION OR LIMITATION ON USE OF THESE CONTRACTS COULD ADVERSELY AFFECT OUR BUSINESS.

Our Company holds "net" or "bulk" air contracts with American Airlines, British Airways, Delta, Air France, US Air, Alitalia, Continental, SAS, Air Jamaica, SwissAir, Iberia, Air Canada; Air Italia and Lan Chile. These contracts permit the Company to create and sell air and bundled travel packages that are less expensive to consumers and more profitable for the Company than packages based upon "scheduled" airfare. In Spring 2006, one major airline informed us that it recently cancelled wholesale bulk contracts with many of our competitors. Although no airline has cancelled or limited our bulk contracts, the contracts are terminable and modifiable at the will of the airlines, in which case our business could be adversely affected.

INTERRUPTION IN SERVICE FROM THIRD PARTIES COULD IMPAIR THE QUALITY OF OUR SERVICE.

We rely on third-party computer systems and third-party providers, including the computerized central reservation systems of the airline, hotel and car rental industries, to make airline ticket, hotel room and car rental reservations and credit card verifications and confirmations. Currently, a majority of our transactions are processed through Sabre, Inc., a market-dominant global distribution system (GDS) that distributes airline data to the Company and to many of our competitors, including price and flight availability, and permits flight reservations and ticketing. Any interruption or deterioration in these third-party services or deterioration in their performance could impair the quality of our service. If our arrangement with any of these third parties is terminated, or if airlines limit their fare availability offered through Sabre, we may not find an alternate source of systems support on a timely basis or on commercially reasonable terms. In particular, any migration from the Sabre system could require a substantial commitment of time and resources and hurt our business.

OUR SUCCESS DEPENDS UPON IMPLEMENTING AND INTEGRATING OUR TOURSCAPE TECHNOLOGY.

Our company has recently acquired three wholesale travel companies, Changes in L'Attitudes, Inc., Island Resort Tours, Inc. and International Travel and Resorts, Inc., and plans to acquire several more wholesale travel companies, both in the U.S.A. and in Europe, as soon as practicable. We are currently negotiating to purchase companies, assets and/or hire key personnel to expand our key destinations to Hawaii and to Europe and to increase revenues through increased bookings and utilization of our bulk air contracts. We have executed one non-binding term sheet and are negotiating another non-binding term sheet for two travel companies with European expertise, one based outside of London, England (executed term sheet) and another in Florida (in negotiations). These transactions will require additional funding that has not been obtained as of this filing. As part of our business model, the implementation and integration of the TourScape dynamic packaging technology is vital to increasing these companies' efficiencies and thus increasing overall revenues. TourScape is a technology platform designed to market and sell domestic and international leisure travel products, both retail and wholesale. TourScape permits user-friendly interface on the internet and allows us to update product information for our reservation agents quickly. We are currently installing TourScape into our servers and computers. Because employees of the Company helped design and refine the TourScape program, we believe that we can implement and expand TourScape as our needs develop. However, if we cannot successfully implement and integrate our TourScape technology, our profitability may not increase as planned, or at all.

OUR NEW TECHNOLOGY MAY NOT BE SUCCESSFULLY DEVELOPED, INSTALLED OR IMPLEMENTED WITHOUT DISRUPTING OUR BUSINESS.

We are currently replacing many of our existing computer systems with systems designed to operate with our websites. There can be no assurance that these new systems will be successfully developed, installed according to the expected timeframe or within the anticipated budget, implemented without any disruption to our business, or result in the intended operational benefits and cost efficiencies.

RAPID TECHNOLOGICAL CHANGES MAY RENDER OUR TECHNOLOGY OBSOLETE OR DECREASE THE ATTRACTIVENESS OF OUR PRODUCTS TO CONSUMERS.

To remain competitive in the online travel industry, we must continue to enhance and improve the functionality of and features of our websites. The Internet and the online commerce industry are rapidly changing. In particular, the online travel industry is characterized by increasingly complex systems and infrastructures and new business models. If competitors introduce new products embodying new technologies, or if new industry standards and practices emerge, our existing websites, technology and systems may become obsolete. Our future success will depend on our ability to do the following:

   o  enhance our existing products;

   o develop and license new products and technologies which are third party owned software platforms that allow us to connect directly with our product suppliers to view and import product information into our systems; and

   o respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

Developing our website and other technology entails significant technical and business risks. We may use new technologies ineffectively, or we may fail to adapt our website, transaction processing systems and network infrastructure to consumer requirements or emerging industry standards. For instance, our website functionality that allows searches and displays of ticket pricing and travel itineraries is a critical part of our service, and it may become out-of-date or insufficient from our customers' perspective and in comparison to the search and display functionality of our competitors' websites. If we face material delays in introducing new services, products and enhancements, our customers may forego the use of our products and use those of our competitors. The technology and methodologies to attract customers to specific websites is constantly changing. Customer preferences on which websites to use and the comfort level regarding reliability, safety of personal information, and ease of use continues to evolve. If we are unable to attract customers to our website or to achieve follow-through purchases, our revenues will be adversely affected and we may not be able to achieve profitability, which could negatively affect our stock price.

OUR COMPUTER SYSTEMS MAY SUFFER FAILURES, CAPACITY CONSTRAINTS AND BUSINESS INTERRUPTIONS THAT COULD INCREASE OUR OPERATION COSTS AND CAUSE US TO LOSE CUSTOMERS.

In order to be successful, we must continue to provide reliable, real-time access to our systems for our customers and suppliers. As our operations continue to grow in both size and scope, domestically and internationally, we shall need to improve and upgrade our systems and infrastructure to offer an increasing number of customers and travel suppliers enhanced products, services, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business will increase. Consumers and suppliers will not tolerate a service hampered by slow delivery times, unreliable service levels or insufficient capacity, any of which could have a material adverse effect on our business, operating results and financial condition. Our operations face the risk of systems failures. Our systems and operations are vulnerable to damage or interruption from fire, flood, windstorms, sinkholes, power loss, telecommunications failure, computer hacking break-ins, earthquake, terrorism and similar events. The occurrence of natural disaster or unanticipated problems at our facilities in Tampa Bay, New York or at the locations of key vendors such as Sabre could cause interruptions or delays in our business, loss of data or render us unable to process reservations. In addition, the failure of our computer and communications systems to provide the data communications capacity required by us, as a result of human error, natural disaster of other occurrence of any or all of these events could adversely affect our reputation, brand and business. In these circumstances, our redundant systems or disaster recovery plans may not be adequate. Business interruption insurance may not adequately compensate us for losses that may occur. Similarly, although many of our contracts with our service providers require them to have disaster recovery plans, we cannot be certain that these will be adequate or implemented properly. In addition, our business interruption insurance may not adequately compensate us for losses that may occur.

WE HAVE ACQUIRED THREE BUSINESSES AND PLAN TO ACQUIRE OTHER BUSINESSES AND PRODUCTS; IF WE DO, WE MAY BE UNABLE TO INTEGRATE THEM WITH OUR BUSINESS, OR WE MAY IMPAIR OUR FINANCIAL PERFORMANCE.

If appropriate opportunities present themselves, we may acquire businesses, products or technologies that we believe are strategic. Although we have completed acquisition term sheets with two other travel companies, we do not currently have any finalized understanding, commitments or agreements with respect to any acquisition. We may not be able to identify, negotiate or finance any future acquisition successfully. Even if we do succeed in acquiring a business, product or technology, we have only limited experience in integrating an acquisition into our business; the process of integration may produce unforeseen operating difficulties and expenditures and may absorb significant attention of our management that would otherwise be available for the ongoing development of our business. If we complete future acquisitions, we undoubtedly will issue shares of stock that dilute other stockholders, expend cash, incur debt, assume contingent liabilities or create additional expenses related to amortizing other intangible assets with estimable useful lives, any of which might harm our business, financial condition or results of operations.

OUR PLANNED GROWTH INVOLVES A NUMBER OF RISKS THAT COULD HAVE A NEGATIVE IMPACT ON OPERATIONS.

Our management group has been assembled only recently and, as a result, our management group may be unable to manage effectively our organization and/or implement our Internet-business based strategy. In addition, the ongoing transition of our current business to an Internet-based model has placed, and will continue to place, additional strain on our personnel, accounting, management information, technology and corporate support systems. Any inadequacy in these systems to manage the increased size and scope of operations resulting from our transition and any future growth, or our inability to integrate successfully any future acquisition, could materially adversely affect our business, financial condition and results of operations.

WE MAY BE UNABLE TO MAKE ATTRACTIVE ACQUISITIONS OR INTEGRATE ACQUIRED COMPANIES, WHICH COULD SEVERELY DISRUPT OUR OPERATIONS AND ONGOING BUSINESS.

We plan to acquire or make investments in complementary businesses, products, services or technologies. However, we cannot assure you that we shall be able to identify suitable acquisition or investment candidates. Even if we do identify suitable candidates, we cannot assure you that we will be able to make acquisitions or investments on commercially acceptable terms. If we buy a business, we could have difficulty in assimilating that company's personnel, operations, products, services or technologies into our operations. We have experienced such difficulties in the past. If we encounter these difficulties in the future, there will be disruptions in our ongoing business, distractions to our management and employees, and increases in our expenses, all of which will adversely affect our results of operations.

ANY FUTURE ACQUISITIONS WE MAKE MAY NOT BE PROFITABLE.

Part of our Internet business strategy is to identify and acquire travel-related Internet organizations in the travel services industry. Future acquisitions may involve a number of risks that could adversely affect our business, results of operations and financial condition. These could include adverse short-term effects on our reported operating results such as those caused by severance payments to employees of acquired companies, difficulties in eliminating duplicative costs, restructuring charges associated with the acquisitions and other expenses associated with the change of control, as well as non-recurring acquisition costs. Acquisitions may also divert management's attention, create difficulties with retention, hiring and training of key personnel, raise risks associated with unanticipated problems or legal liabilities, and require non-cash accounting charges associated with the amortization of acquired intangible assets. Furthermore, although we conduct due diligence and generally require representations, warranties and indemnification from the former owners of acquired companies, those former owners may not accurately represent the financial and operating conditions of their companies and may not have the means to satisfy their indemnification obligations. If an acquired company's financial or operating results were misrepresented, the acquisition could have a material adverse affect on our business, financial condition and results of operations.

FINANCING OF FUTURE ACQUISITIONS WILL DILUTE EXISTING STOCKHOLDER OWNERSHIP.

We intend to finance future acquisitions by using shares of our common stock or preferred stock for a substantial portion of the consideration to be paid. This reliance upon the use of common stock or preferred stock as consideration will dilute shareholders' interests in the Company.

OUR SUCCESS DEPENDS ON MAINTAINING THE INTEGRITY OF OUR SYSTEMS AND INFRASTRUCTURE.

In order to be successful, we must continue to provide reliable, real-time access to our systems for our customers and suppliers. As our operations continue to grow in both size and scope, domestically and internationally, we shall need to improve and upgrade our systems and infrastructure to offer an increasing number of customers and travel suppliers enhanced products, services, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business will increase. Consumers and suppliers will not tolerate a service hampered by slow delivery times, unreliable service levels or insufficient capacity, any of which could have a material adverse effect on our business, operating results and financial condition.

THE SUCCESS OF OUR BUSINESS DEPENDS UPON THE CONTINUING CONTRIBUTION OF OUR KEY PERSONNEL, INCLUDING MR. DANIEL BRANDANO, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, WHOSE KNOWLEDGE OF OUR BUSINESS WOULD BE DIFFICULT TO REPLACE IN THE EVENT WE LOSE HIS SERVICES.

Our operations are dependent on the efforts and relationships of Daniel Brandano and the other executive officers as well as the senior management of our organization. We will likely be dependent on the senior management of our organization for the foreseeable future. If any of these individuals becomes unable to continue in their role, our business or prospects could be adversely affected. For example, the loss of Mr. Brandano could inhibit the development and enhancement of our websites, could damage customer relations and our brand, and could restrict our ability to raise additional working capital if and when needed. Although we have entered into an employment agreement with Mr. Brandano, there can be no assurance that he will continue in his present capacity for any particular period of time.

THE TRAVEL INDUSTRY IS SUBJECT TO NUMEROUS AND UNIQUE RISKS THAT MAY ALSO AFFECT OUR BUSINESS, FINANCIAL CONDITION, AND OPERATIONS.

Our results of operations will depend upon factors affecting the vacation industry in general. Our revenues and earnings are especially sensitive to events that affect domestic and international air travel and the level of car rentals and hotel reservations. A number of factors could result in a temporary or long-term overall decline and demand for packaged vacations, including the following examples:

   o International Terrorism: The September 11, 2001 attacks against the United States halted airline travel and changed forever the government's security measures and consumers' views concerning travel safety. The July 2005 bombings in the London Underground similarly heightened safety awareness in Europe.

   o Extreme Weather Conditions: In March 2006, forty-one days of rain on the Hawaiian islands caused flash floods, landslides, mudslides, and a dam break on the island of Kauai. In August 2005, Hurricane Katrina laid waste to substantial portions of the United States, including New Orleans, Louisiana, Biloxi and Gulfport, Mississippi, and Mobile, Alabama.

      Hurricanes Emily and Wilma both caused significant damage to Cozumel, Mexico, in July and October 2005. In December 2004, a tsunami in the Indian Ocean devastated areas of India, Indonesia, Kenya, Malaysia, the Maldives, Myanmar, the Seychelles, Somalia, Sri Lanka, Thailand, and the United Republic of Tanzania. For the nine months ended September 30, 2006, substantially all of the Company's travel products were for destinations in the Caribbean and Mexico. This concentration potentially exposes us to both political and weather risks of this region.

   o Political Instability, Security Issues, and Labor Disturbances: In 2006, rioting in France led to street clashes with police, the shutdown of major tourist attractions, and labor strikes. In May 2005, the disappearance of Natalee Holloway in Aruba, and the follow-up criminal investigation, cast concerns over the safety of travelers in Aruba. The United States State Department issues travel warnings recommending that Americans avoid certain countries. As of April 9, 2006, warnings were issued for Uzbekistan, Pakistan, Bosnia Herzegovina, Liberia, the Ivory Coast, Israel, Nigeria, Algeria, Sudan, Colombia, Afghanistan, Kenya, Iran, Iraq, Saudi Arabia, Nepal, Indonesia, Zimbabwe, Lebanon, Yemen, Burundi, Somalia, the Central African Republic, and the Philippines.

   o Illnesses: The Avian Influenza (Bird Flu) currently causes significant concern in Asia and Europe. The Severe Acute Respiratory Syndrome (SARS) was first reported in Asia in 2003, but spread to more than two dozen countries in North America, South America, Europe, and Asia before the global outbreak was contained. In November 2003, a stomach illness struck dozens of passengers and crew members aboard a cruise ship. Nearly every month illnesses are reported on multiple cruise ships.

   o Air and Sea Disasters: Cruise ships have reported missing passengers, presumably lost overboard, as follows: four lost through early April 2006; thirteen lost in 2005; eleven lost in 2004; and nine lost in 2003. In addition, cruise ships often strike land or run aground, often with fatal results. In March 2006, a fatal fire broke out on a cruise ship in the Caribbean. In November 2005, pirates attempted to overtake a cruise ship in Somalia. In December 2005, two fatal commercial air crashes occurred, in Miami and Nigeria. In October 2005, another fatal aircraft crash occurred near Lissa, Nigeria. In September 2005, a commercial aircraft crashed in Medan, Indonesia. In August 2005, fatal air crashes occurred in Peru, Venezuela, Greece and Italy.

RISKS RELATED TO HOLDING OUR SECURITIES

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CALLABLE SECURED CONVERTIBLE NOTES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of November 30, 2006, we had callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 5,541,473 shares of our Common Stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 9,988,217 shares of our Common Stock. In addition, the number of shares of our Common Stock issuable upon conversion of the outstanding callable secured convertible notes may increase if there is an event of default. The sale of these shares may adversely affect the market price of our Common Stock.

IF THERE IS AN EVENT OF DEFAULT, THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES BECOME APPLICABLE, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

Upon an event of default, the callable secured convertible notes become immediately due and payable and we will pay an amount equal to the greater of
(i) 140% times the sum of (w) the then outstanding principal amount of such note plus (x) accrued and unpaid interest on the unpaid principal amount of such note to the Mandatory Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) the Default Sum; or (ii) the Parity Value of the Default Sum to be repaid. The significant downward pressure on the price of our Common Stock as the selling stockholder converts and sells material amounts could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of our Common Stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then subsequently converting the remainder of their holdings. In this way, the selling stockholders may sell more than 4.99% while never holding more than the foregoing limit at any one time. There is no upper limit on the number of shares that may be issued which may in effect further dilute the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CALLABLE SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CALLABLE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

On January 13, 2006, we issued a convertible promissory note in the amount of $2,000,000. This note bears simple interest at the rate of 8% per annum and is due and payable with interest on January 13, 2007. In February and March we issued convertible promissory notes in the aggregate principal amount of $2,050,000. These notes bear interest at the rate of 9% and are due and payable with interest in February and March 2007. On September 20, 2006, the Company modified its $2,000,000 convertible promissory note, pursuant to which the principal of the note was increased by $250,000 to $2,250,000. On November 9, 2006, we entered into a Security Purchase Agreement involving the sale of an aggregate of $1,000,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 5,000,000 shares of our Common Stock. The callable secured convertible notes are due and payable, with 6% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $600,000 callable secured convertible notes outstanding pursuant to this financing, the investor is obligated to purchase additional callable secured convertible notes in the aggregate amount of $400,000.

Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

On November 13, 2006, the Company was named as a principal party to proceedings brought in the name of Raymon Valdes seeking approximately $440,000 on breach of contract theories and declaring the Company in default under the convertible promissory notes issued in connection with its acquisition of Changes In L'Attitudes. On November 22, 2006, the Company was also named as a principal party to proceedings brought by MMA Capital, LLC seeking approximately $2,250,000 on breach of contract theories and declaring the Company in default under the convertible promissory notes issued to this investor. If we are unable to resolve these matters, the note holders could proceed with these legal actions against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

OUR COMMON STOCK COULD BE CONSIDERED A "PENNY STOCK."

Our common stock is considered to be a "penny stock" because it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The Nasdaq Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

WE HAVE THE RIGHT TO ISSUE UP TO 20,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK, WHICH MAY ADVERSELY AFFECT THE VOTING POWER OF THE HOLDERS OR OTHER OF OUR SECURITIES AND MAY DETER HOSTILE TAKEOVERS OR DELAY CHANGES IN MANAGEMENT CONTROL.

We may issue up to 20,000,000 shares of our preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determinate from time to time. To date, we have not issued any shares of preferred stock. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

   o  variations in our quarterly operating results;
   o loss of a key relationship or failure to complete significant transactions;
   o  additions or departures of key personnel; and
   o  fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR SALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.

Assuming all of the 455,000 shares of common stock issued and issuable to the selling stockholders are sold, we would have 12,641,923 shares that are freely tradable without the requirement of registration under the Securities Act of 1933 (including 11,465,167 shares registered under separate registration statements). Currently, 11,304,439 shares of our common stock are "restricted securities" as defined under Rule 144 of the Securities Act of 1933 and 1,176,756 remaining shares are a part of the public float for a total of 12,481,195 shares. Of these shares, 3,677,777 are owned by our officers and directors. These individuals may only sell their shares, absent registration, in accordance with the provisions of Rule 144.

Restricted securities may only be publicly sold pursuant to registration under the Securities Act of 1933, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act of 1933. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on Nasdaq, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates' shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus.

                            SELLING SECURITY HOLDERS

We agreed to register for sale shares of common stock by the selling stockholders listed below. The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, none of the selling stockholders has held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of options, warrants, promissory notes and any other security or other right. The information as to the number of shares of our common stock owned by each selling security holder is based upon our records and information provided by our transfer agent.

We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for sale hereby that will be held by the selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the selling security holders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own. We do not believe that any of the selling security holders are broker-dealers or affiliated with broker-dealers.

The shares of common stock being offered have been registered to permit public sales and the selling security holders may offer all or part of the shares for sale from time to time. All expenses of the registration of the common stock on behalf of the selling security holder are being borne by us. We will receive none of the proceeds of this offering.

                          Shares Owned
                          Beneficially    Shares Available    Shares       Percent of
                          Prior to this      Pursuant to    Owned After      Class
Selling Security Holder     Offering      this Prospectus    Offering    After Offering
-----------------------  ---------------  ----------------  -----------  --------------
Alpha Capital
  Aktiengesellschaft ..  429,801 (1)(12)   266,667 (2)(3)          --            --
JM Investors ..........  270,200 (4)(12)   144,583 (5)(3)          --            --
Libra Finance S.A. ....    8,333 (6)(12)     8,333                 --            --
RJ Prager Corp. .......    2,917 (7)(12)     2,917                 --            --
Ralph Beisner .........    5,000 (8)         5,000                 --            --
Jason W. Sanders ......    2,500 (9)         2,500                 --            --
Mitchell Levy .........    2,500 (10)        2,500                 --            --
Norman Nick ...........   12,500 (11)       12,500                 --            --
                         -------           -------            -------       -------
TOTAL .................  733,751           445,000                 --            --
                         =======           =======

------------------------------
(1) Consists of 100,000 shares of common stock outstanding, 133,334 shares of common stock issuable upon conversion of promissory notes, and 196,467 shares issuable upon exercise of currently exercisable warrants. Of these shares, 115,700 are covered by registration statement 333-139438 filed with the SEC on December 15, 2006. The address of the selling security holder is Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein. Konrad Ackerman and Rainer Posch make decisions as to the voting and disposition of the securities.

(2) Consists of 100,000 shares of common stock issuable upon conversion of promissory notes and 166,667 shares issuable upon exercise of currently exercisable warrants, received as result of the financing agreement dated March 2, 2005.

(3) Assumes all shares covered by this prospectus and the shares covered the by prospectus included in registration statement 333-139438 filed with the SEC on December 15, 2006 are sold.

(4) Consists of 100,000 shares of common stock issued and outstanding, 66,667 shares of common stock issuable upon conversion of promissory notes, and 103,533 shares issuable upon exercise of currently exercisable warrants. Of these shares, 115,700 are covered by registration statement 333-139438 filed with the SEC on December 15, 2006. The address of the selling security holder is 152 East 9th Street, Lakewood, New Jersey 08701. Jeffrey Rubin makes decisions as to the voting and disposition of the securities.

(5) Consists of 56,750 shares of common stock issuable upon conversion of promissory notes and 87,833 shares issuable upon exercise of currently exercisable warrants, received as a result of the financing agreement dated March 2, 2005.

(6) Consists of 5,000 shares of common stock issuable upon conversion of promissory notes and 3,333 shares issuable upon exercise of currently exercisable warrants, received as a result of the financing agreement dated March 2, 2005. The address of the selling security holder is P. O. Box 4603, Zurich, Switzerland. Seymour Braun makes decisions as to the voting and disposition of the securities.

(7) Consists of 1,750 shares of common stock issuable upon conversion of promissory notes and 1,167 shares issuable upon exercise of currently exercisable warrants. The address of the selling security holder is 5301 North Federal Highway, Boca Raton, Florida 33487. Robert Jay Prager makes decisions as to the voting and disposition of the securities.

(8) Consists of 3,333 shares of common stock and 1,667 shares issuable upon exercise of currently exercisable warrants, received as a result of a subscription agreement. The address of the selling security holder is 27 Quaker Farm Trail, Hyde Park, New York 12538.

(9 Consists of 1,667 shares of common stock and 833 shares issuable upon exercise of currently exercisable warrants, received as a result of a subscription agreement. The address of the selling security holder is 100 South Point Drive, Miami Beach, Florida 33139.

(10) Consists of 1,667 shares of common stock and 833 shares issuable upon exercise of currently exercisable warrants, received as a result of a subscription agreement. The address of the selling security holder is 201 North West 82nd Avenue, Suite 203, Plantation, Florida 33324.

(11) Consists of 8,333 shares of common stock and 4,167 shares issuable upon exercise of currently exercisable warrants, received as a result of a subscription agreement. The address of the selling security holder is 20220 Boca West Drive, #1803, Boca Raton, Florida 33434.

(12) The exercise of warrants or conversion of convertible promissory notes by the named selling security holder was, on the effective date of this Prospectus, subject to a 4.99% beneficial ownership limitation that the named selling security holder may have at any point in time while the warrants or notes are outstanding, unless such limitation is voided by the selling security holder on at least 61 days' notice to us.

                              PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

The selling security holders may use any one or more of the following methods when selling shares:

   o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

   o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and sell a portion of the block as principal to facilitate the transaction;

   o purchases by a broker-dealer as principal and sale by the broker-dealer for its account;

   o an exchange distribution in accordance with the rules of the applicable exchange;

   o  privately negotiated transactions;

   o  settlement of short sales;

   o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

   o  a combination of any such methods of sale; and

   o  any other method permitted pursuant to applicable law.

To our knowledge, there are currently no plans, arrangements or understandings between the selling security holders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling security holders. The selling security holders may decide not to sell all or a portion of the common stock offered by them pursuant to this prospectus. In addition, any selling security holder may transfer, devise or give the common stock by other means not described in this prospectus. Any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 or Rule 144A under the Act, or Regulation S under the Act, may be sold under Rule 144 or Rule 144A or Regulation S rather than pursuant to this prospectus.

The aggregate proceeds to the selling security holders from the sale of the common stock offered pursuant to this prospectus will be the purchase price of such common stock less discounts and commissions, if any. The selling security holders reserve the right to accept and, together with its agents from time to time, reject, in whole or part, any proposed purchase of common stock to be made directly or through its agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such sales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker-dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association of Securities Dealers, Inc.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the sale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

                                LEGAL PROCEEDINGS

The Company has been named as a principal party to proceedings brought in the name of Raymon Valdes and in the name of Changes In L'Attitudes, Inc. in Hillsborough County, Florida, Circuit Court. The proceedings began on November 13, 2006. The Company recently received service of the complaint and is reviewing its contents. The complaint seeks approximately $440,000 on breach of contract theories relating to the Company's acquisition of Changes In L'Attitudes. The Company is in the process of retaining counsel to respond to the complaint and anticipates issuing additional comment on its legal position after full review of the matter. An acquisition payable of $440,000 and interest expense totaling $81,000 has been accrued as of September 30, 2006, relative to this proceeding.

The Company has been named as a principal party to proceedings brought by MMA Capital, LLC in United States District Court for the Northern District of California. The proceedings began on November 22, 2006. The Company recently received service of the complaint and is reviewing its contents. The complaint seeks approximately $2,250,000 on breach of contract theories relating to the alleged failure of the Company to register shares of its common stock pursuant to an agreement to convert debt payable under a secured note into common stock.

The Company has been named as a principal party to proceedings brought by MBN Consulting, LLC in Hillsborough County, Florida, Circuit Court. The proceedings began on November 22, 2006. The Company recently received service of the complaint and is reviewing its contents. The complaint seeks approximately $75,500 on the grounds of an alleged breach of consulting agreement. The Company has retained counsel to evaluate the complaint and to prepare a responsive pleading.

We are not a party to any other pending legal proceeding, nor are we aware of any other legal proceedings being contemplated against us by any governmental authority. We are not aware of any other legal proceeding in which any of our officers, directors, affiliates or security holders is a party adverse to us or in which any of them have a material interest adverse to us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table includes the names, positions held, and ages of our current executive officers and directors:

                  NAME       AGE             POSITION           DIRECTOR SINCE
--------------------------  -----  --------------------------  -----------------
Daniel G. Brandano            57   President, Chief Executive
                                      Officer, acting Chief
                                      Financial Officer and
                                            Director             January 2006

Mark E. Crone                 42     Secretary and Director    November 6, 2006

Eric H. Winston               59            Director           November 6, 2006

Ben J. Dyer                   58            Director           December 1, 2006

Nigel P. Osborne              56    Executive Vice President

Daniel Brandano, Director, President and Chief Executive Officer. Mr. Brandano has been the President and Chief Executive Officer and Director of the Company since January 13, 2006. From May 2005 until January 2006 he served as President, Chief Executive Officer, and Chairman of the Board of Directors of Dynamic Leisure Group North America, Inc. (formerly known as Dynamic Leisure Group, Inc.). From May 2003, Mr. Brandano has served as the Managing Director of Street Venture Partners, LLC, a consulting firm designed to identify opportunities in the travel and technology industry for mergers, acquisitions and alternative exit strategies. From 1998 through 2002, Mr. Brandano served as the Chief Executive Officer for Affinity International Travel Systems, Inc., based in St. Petersburg, Florida.

Mark Crone, Director. Mr. Crone has been a Director of the Company since November 6, 2006. Mr. Crone has been a partner in the law firm of Crone Rozynko, LLP since July 1, 2004. From January 1, 2001 to June 30, 2004, Mr. Crone was the principal of The Crone Law Group. He has practiced corporate and securities law since 1995 and is admitted to practice law in California and Connecticut. Mr. Crone received an B.A. from Trinity College, Hartford, Connecticut in 1992 and a J.D. from The University of Santa Clara School of Law in 1995.

Eric H. Winston, Director. Mr. Winston has been a Director of the Company since November 6, 2006. Mr. Winston is the founder and President of E. H. Winston & Associates, a management consultant in the areas of operational and financial restructuring, strategic validation and profitable business growth, established in 1985. Mr. Winston has also served as the President and Chief Executive

Officer of Inisoft Corporation, a software development company, since 1999. From 1997 through 1998 Mr. Winston was also President and Chief Executive Officer of Microforum, Inc., an online enterprise solutions developer. From 1994 through 1996 Mr. Winston was President and Chief Operating Officer of Sound Source Interactive, Inc., an interactive CD-Rom publisher of entertainment content. Mr. Winston was President and Chief Executive Officer of Computer Data Information Systems, Inc., an enterprise software developer, from 1985 to 1991. Mr. Winston received a B. A. in Business Administration from Memphis State University, Memphis, TN in 1969.

Ben J. Dyer, Director. Mr. Dyer is a General Partner of Cordova Intellimedia Ventures, a $41 million seed capital fund that actively manages nine investments. Mr. Dyer is also the president of Jackson Capital, LLC, which provides corporate finance services to early-stage and mid-market companies. Jackson Capital is an affiliate of Jackson Securities Incorporated. Dyer is also a General Partner in a related entity, Southeast Ventures, a co-investment growth fund targeted for minority vendors to Fortune 1000 companies. He is the president of Innovations Publishing, LLC, a research firm which catalogs and follows emerging privately-held ventures in the Southeast. Subscribers to its online service include investors, entrepreneurs, and service providers. He is also Chairman of Intellimedia Commerce, Inc., which was formed in January 1996 and is privately held. Intellimedia has engaged in the businesses of software development and of incubating emerging technology companies. The genesis of the company's original technical team was Intellimedia Sports, which Dyer founded in 1992 to create and own the sports instruction category in the then promising CD-ROM industry. He was previously Chairman and CEO of Comsell, Inc., a pioneering multimedia development firm, from its founding in 1983 until 1988, when Comsell was acquired by Rupert Murdoch's News Corporation. Mr. Dyer was a founder of Peachtree Software, Inc. and served as its president from inception in 1977 through September 1983. The company was one of the top ten PC software companies during his tenure and was sold to Management Science America in June 1981. After it was later sold to a venture group, Dyer returned as a director until its April 1994 acquisition by ADP. Mr. Dyer served as president, chairman, and a director of the de novo Enterprise National Bank during his interim between Comsell and the creation of Intellimedia Sports. He is currently on the boards of privately held FundRaisingInfo.com and of Teamstaff (TSTF), where he chairs the audit committee. Dyer has concentrated his community activities on higher education. He has been president of the Georgia Tech Alumni Association, a director of the Georgia Tech Foundation, and chairman of the Alumni Advisory Board for Tech's School of Industrial & Systems Engineering. He served a 30-month term as Chairman of the Georgia Tech Research Corporation. He is currently on the External Advisory Council of the Georgia Tech Research Institute. In March 2006 he received the Joseph Mayo Petit Alumni Distinguished Service Award, Georgia Tech's highest honor for its alumni. On October 19, 1998 Dyer was inducted as the 14th member of Georgia's Technology Hall of Fame. Dyer holds a Bachelor of Industrial Engineering degree with highest honor from Georgia Tech, and an MBA in finance from Georgia State University, also with highest honor.

Nigel P. Osborne, Executive Vice President. Mr. Osborne has been the Executive Vice President of the Company since October 2006. From April 2002 to October 2005 Mr. Osborne was the President of Destination Europe, a travel company specializing in European vacations. From March 2000 to April 2002, Mr. Osborne was a Vice President, Sales and Marketing for Holland America Line Westours where he led the company's expansion into Alaska. From 1995 to 2000, Mr. Osborne was the President of Insight International Tours, a Boston-based tour company. Mr. Osborne received a degree in Hotel Management and Tourism from Oxford Polytechnic in Oxford England.

All directors serve for one year or until their successors are duly elected and qualified. Directors do not presently receive monetary compensation for serving as directors but do receive equity compensation in the form of stock or stock options. On November 6, 2006, the Board granted Mr. Winston a one-time grant of 200,000 vested shares of common stock for his services as director. On November 6, 2006, the Board granted Mr. Crone an option to purchase 200,000 shares of the Company's common stock at a purchase price of $0.70 per share, the closing price of the Company's common stock on the date of grant, for his services as a director. Also, on November 6, 2006, the Company granted options to purchase 800,000 shares of its common stock at an exercise price of $0.70 per share, the closing price of the Company's common stock on the date of grant, to attorneys with Crone Rozynko, LLP, of which Mr. Crone is a partner, in compensation for professional fees. On December 1, 2006, the Board granted Mr. Dyer a one-time grant of 200,000 vested shares of common stock for his services as director, which are covered by the registration statement of which this prospectus is a part.

Officers are appointed by the board of directors, and, subject to employment agreements, the officers serve at the discretion of the board of directors. There are no family relationships between any of our officers or directors.

                          CORPORATE GOVERNANCE MATTERS

Audit Committee. The board of directors has not yet established an audit committee, and the functions of the audit committee are currently performed by our Chief Financial Officer, with assistance by expert independent accounting personnel and oversight by the entire board of directors. Given the limited scope of our operations to date, the Board of Directors believes that we do not currently need to have an audit committee. We are not currently subject to any law, rule or regulation requiring that we establish or maintain an audit committee. We may establish an audit committee in the future if the board determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.

Board of Directors Independence. Our board of directors currently consists of four members. We are not currently subject to any law, rule or regulation requiring that all or any portion of our board of directors include "independent" directors.

Audit Committee Financial Expert. The board of directors has not yet established an audit committee and, as a result, we have no "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee who (a) understands generally accepted accounting principles and financial statements, (b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
(c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the Company's financial statements, (d) understands internal controls over financial reporting and (e) understands audit committee functions.

Code of Ethics. We adopted a Code of Business Conduct and Ethics on April 12, 2005 applicable to all of our Officers, Directors and Employees. The Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the Code. We are not currently subject to any law, rule or regulation requiring that we adopt a Code of Ethics. The Code of Business Conduct and Ethics was filed with the SEC on April 22, 2005. We shall provide a copy, without charge, to any person desiring a copy of the Code of Ethics, by written request to us at our principal offices.

Nominating Committee. We have not yet established a nominating committee. Our board of directors, sitting as a board, performs the role of a nominating committee. We are not currently subject to any law, rule or regulation requiring that we establish a nominating committee. Compensation Committee. We have not yet established a nominating committee. Our board of directors, sitting as a board, performs the role of a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us as of November 30, 2006, relating to the beneficial ownership of shares of our common stock by:

   o each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
   o  each director;
   o  each executive officer listed in the Summary Compensation Table; and
   o  all current executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Dynamic Leisure Corporation, 5680A W. Cypress Street, Tampa, Florida 33607.

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.

The number of shares and the percentage of shares beneficially owned by each such person or group, as set forth below, include shares of common stock that such person or group has the right to acquire on or within sixty days after December 7, 2006 pursuant to the exercise of options or warrants. As of December 7, 2006, 12,481,195 shares of our common stock were issued and outstanding.

                                                  NUMBER OF        PERCENT OF
                                                   SHARES            SHARES
                                                BENEFICIALLY      BENEFICIALLY
NAME OF BENEFICIAL OWNER                            OWNED             OWNED
NAMED EXECUTIVE OFFICERS AND DIRECTORS:         ---------------   ------------
Daniel G. Brandano ...........................  2,677,777(1)         20.2%

Mark E Crone .................................    600,000(2)          4.6%

Eric H. Winston ..............................    200,000(3)          1.6%

Ben J. Dyer ..................................    200,000(3)          1.6%

Nigel P. Osborne .............................          -                -

All Executive Officers and Directors as
 a Group (5 persons) .........................  3,677,777            28.0%

5% HOLDERS:
MMA Capital, LLC(4)
456 Montgomery Street, Ste. 2200
San Francisco, CA 94104 ......................  6,130,000            36.1%

Diversified Acquisition Trust, LLC(5)
50 Braintree Hill Park, Ste. 108
Braintree, MA ................................  1,839,506            14.2%

Stephen A. Hicks(6)
300 East 40th Street
New York, NY 10016 ...........................  1,666,667            12.4%

Thomas W. Busch
11618 Tavernay Parkway
Charlotte, North Carolina ....................    866,667             6.9%

Raymon Valdes(7)
3080 East Bay Drive
Largo, Florida 33771 .........................    740,000             5.7%

Claudale Limited(8)
c/o T&T Management Services Limited
28 Irish Town, Gibraltar .....................    693,333             5.6%

AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
New Millenium Capital Partners, II, LLC ......    622,811(9)(10)      4.9%

------------------
(1) Includes (a) 833,333 shares held by Mr. Brandano, (b) 1,066,666 shares of common stock held by Street Ventures Partners, LLC, a limited liability company in which Mr. Brandano shares equal ownership with his spouse, (c) 388,889 shares issuable upon exercise of the convertible feature of a note held by Street Venture Partners, LLC, and (d) 388,889 shares issuable upon exercise of currently exercisable warrants held by Street Venture Partners, LLC. Does not include shares issuable upon conversion of accrued interest, which is convertible at the option of the holder.

(2) Includes 600,000 shares subject to options that are currently exercisable or exercisable within 60 days of December 7, 2006.

(3) The shares are subject to a repurchase option in favor of the Company. 25% of the share repurchase rights lapsed on the grant and an additional 25% of the Company's share repurchase option lapses at the beginning of each quarter thereafter.

(4) Consists of (a) 2,250,000 shares issuable upon exercise of the convertible feature of a note, (b) 2,250,000 shares issuable upon exercise of outstanding warrants, (c) 1,000,000 shares transferred to MMC Capital from Diversified Acquisition Trust, LLC related to a private transaction between the parties pursuant to the recapitalization of the Company on January 13, 2006, (d) 100,000 shares from a stock purchase agreement on June 29, 2006,
     (e) 400,000 shares from a stock purchase agreement on July 10, 2006, (f) 100,000 shares issued on August 16, 2006, pursuant to a Loan Modification and Amendment Agreement and (g) 30,000 shares issued August 21, 2006, pursuant to a consulting agreement with the Company. Does not include shares issuable upon conversion of accrued interest, which is convertible at the option of the holder.

(5) Geoffrey J. Eiten is the sole beneficial owner of Diversified Acquisition Trust, LLC. Consists of (a) 1,395,066 shares of common stock, and (b) 444,440 shares issuable upon exercise of currently exercisable warrants.

(6) Consists of (a) 700,000 shares of common stock and (b) 966,667 shares issuable upon exercise of the convertible feature of a note. Does not include shares issuable upon conversion of accrued interest, which is convertible at the option of the holder.

(7) Consists of (a) 340,000 shares of common stock and (b) 400,000 shares issuable upon exercise of the convertible feature of a note. Does not include shares issuable upon conversion of accrued interest, which is convertible at the option of the holder.

(8) Claudale Limited is a Gibraltar company which owns 693,333 shares of common stock. Claudale Limited also manages a family trust for Mr. Daniel Brandano. Mr. Brandano has no ownership interest in Claudale Limited and disclaims beneficial ownership or control of any of the Company's shares owned by Claudale Limited.

(9) Consists of 622,811 shares issuable upon conversion of outstanding convertible promissory notes. The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. Does not include shares issuable upon conversion of accrued interest, which is convertible at the option of the holder.

(10) The holders have contractually agreed to restrict their ability to convert their convertible promissory notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

                            DESCRIPTION OF SECURITIES

GENERAL

The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, copies of which may be obtained upon request. Our authorized capital currently consists of 300,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. As of December 7, 2006, 12,481,195 shares of common stock are issued and outstanding.

COMMON STOCK

Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefore. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock. Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

PREFERRED STOCK

We are authorized to issue 20,000,000 shares of preferred stock, par value $.01 per share, having such designations, rights, preferences, powers and limitations as may be determined by the board of directors at the time of designation. As of December 7, 2006, no shares of preferred stock are issued and outstanding.

COMMON STOCK PURCHASE WARRANTS

There are currently outstanding common stock purchase warrants to purchase an aggregate of 9,988,217 shares of our common stock. The warrants were issued in connection with various financing transactions, as well as to employees and non-employees, including directors, consultants, advisers, suppliers, vendors, customers and lenders for purposes including to provide continued incentives, as compensation for services and/or to satisfy outstanding indebtedness to them. The warrants are exercisable at prices ranging from $.68 per share to $11.25 per share and expire on various dates through June 15, 2010. We are entitled to call warrants to purchase 394,504 shares of common stock, on ten days' prior written notice in the event that our common stock (a) is included for quotation on the OTC Bulletin Board or any Nasdaq quotation system and (b) the closing bid price of our common stock is $8.10 or more for 20 consecutive trading days. Any callable warrants not exercised prior to expiration of the ten day period shall terminate and cease to be of any further force or effect. We may require holders of 100,000 warrants to exercise those warrants if the closing price for our common stock is $4.50 or more for 30 consecutive trading days, and average daily volume during such period is at least 8,333 shares. The exercise of warrants to purchase 259,000 [need to include the warrants issued to the NIR group] shares is also subject to a 4.99% cap on the beneficial ownership that each holder may have at any point in time while any of the warrants (or the promissory notes in connection with which the warrants were issued) are outstanding.

CONVERTIBLE PROMISSORY NOTES

March 2005 Notes

In March 2005, we issued secured convertible promissory notes in the aggregate principal amount of $300,000 to Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation. The notes are convertible at the option of the holder into shares of our common stock, at a price of $0.75 per share, subject to adjustment. On January 13, 2006, the Company issued convertible promissory notes in the aggregate principal amount of $327,000 pursuant to a Modification and Waiver Agreement with Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation. The convertible promissory notes bear interest at the rate of 5% per annum payable quarterly, commencing March 31, 2006. Monthly principal amortization payments equal to one-eleventh (1/11th) of the Initial Principal Amount, or approximately $29,700, are payable beginning June 1, 2006. The notes are convertible at a fixed price of $.75 per share, subject to certain adjustments. Provided an Event of Default has not occurred, the Company may prepay part or all of the outstanding principal amount of the promissory notes by paying a sum equal to 150% of the principal amount to be redeemed plus any accrued but unpaid interest.

Other 2005 Notes

From October to December 2005, the Company issued unsecured convertible promissory notes in the aggregate principal amount of $132,500. The notes bear interest at the rate of 10% per annum and are convertible into shares of the Company's common stock at the conversion price of $0.90 per share. These notes matured on June 30, 2006 Street Venture Partners

On January 3, 2006, the Company issued an unsecured convertible promissory note in the principal amount of $350,000 to Street Venture Partners, LLC, a related party in consideration for the purchase of the Casual Car General Service Agreement (GSA). The note earns interest at an annual rate of 10% and matures on January 3, 2007. As of September 30, 2006, the Note had an outstanding balance of $350,000.

MMA Capital Notes

On January 13, 2006, the Company issued a secured convertible promissory note to MMA Capital LLC, in the principal amount of $2,000,000. The note bears interest at the rate of 8% per annum, and is convertible into shares of the Company's common stock at a conversion price of $1.00 per share. On August 8, 2006, the Company entered into an agreement with MMA to defer interest payments due each quarter until the end of the term of the loan on January 11, 2007. In consideration for this deferral the Company agreed to increase the interest rate retroactively from 8% to 10%.

Changes in L'Attitudes

On February 8, 2006, the Company issued a secured convertible promissory note in the principal amount of $600,000 to Ramon Valdes in connection with the acquisition of Changes in L'Attitudes. The note bears interest at the rate of 9% per annum and is convertible at the option of the holder into to up to 654,000 shares of the Company's common stock.

Island Resort Tours

On March 6, 2006, the Company issued a secured convertible promissory note in the principal amount of $1,450,000 to Stephen A. Hicks in connection with the acquisition of Island Resort Tours, Inc. and International Travel and Resorts, Inc. The note bears interest at the rate of 9% per annum and is convertible at the option of the holder into up to 1,580,500 shares of the Company's common stock.

November 2006 Notes

On November 9, 2006, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium"). Partners, Offshore, Qualified and Millenium are collectively referred to as the "Purchasers". Pursuant to the Securities Purchase Agreement, the Company issued and sold to the Purchasers Secured Convertible Term Notes (the "Notes") in the aggregate principal amount of $1,000,000. The Notes bear interest at 6% per annum, unless the common stock of the Company is greater than $1.25 per share for each trading day of a month, in which event no interest is payable during such month. The Notes are convertible into common stock of the Company at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion; provided, however, that the Notes are convertible into common stock of the Company at a 45% discount in the event that the Registration Statement covering the sale of securities underlying the Notes ("Registration Statement"), is filed on or before December 11, 2006; and (ii) a 40% discount in the event that the Registration Statement becomes effective on or before March 9, 2007. In connection with the offering, the Company issued an aggregate of 5,000,000 warrants to purchase common stock at a price of $1.50 per share ("Warrants"). The Warrants are exercisable for a period of seven years. The number of shares subject to the Warrant and the exercise price are subject to adjustment for stock splits, stock combinations and certain dilutive issuances, including the issuance of shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the 5-day average of the last reported sales of the Company's Common Stock. In addition, in certain circumstances the warrant exercise price will be adjusted if after the Registration Statement is declared effective, the closing price for the Company's Common Stock closes below $1.00. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of
Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

REGISTRATION RIGHTS

We agreed to file a post effective amendment to the existing registration statement covering sale of the shares issuable upon conversion of the March 2005 Notes. Such registration statement was timely filed on April 13, 2006, but has not yet become effective. In addition, we agreed to file a new registration statement covering the sale of those shares issuable under the Modification and Waiver Agreement the sale of which are not covered by the existing registration statement. Such additional registration statement was timely filed on May 12, 2006 but was withdrawn in November 2006. As a result, the Company may be subject to the payment of liquidated damages to the note Holders, although the Company is currently negotiating for additional financing with them.

The holders of approximately 6.2 million shares of our common stock issuable upon exercise of warrants and conversion of convertible promissory notes are entitled to registration rights with respect to their shares.

Under the terms of a private placement that we completed on November 9, 2006, we are required to register certain shares of our common stock that may be issued in the future upon exercise of the warrants and conversion of outstanding promissory notes that were acquired by the investors in this offering. We are required to use our best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part until the earlier of
(i) the date on which all of the shares covered by the registration statement have been sold and (ii) the date on which the shares (in the opinion of counsel to the Initial Investors) may be immediately sold to the public without registration or restriction (including, without limitation, as to volume by each holder thereof) under the 1933 Act, except that we will be permitted to suspend the use of the registration statement during certain periods under certain circumstances. We will bear all registration expenses, other than underwriting discounts and commissions.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Stock Trans, Inc., 44 West Lancaster Avenue, Ardmore, PA 19003. Our transfer agent may be reached by telephone at (610) 649-7300.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Mark E. Crone, a director of the registrant, is a partner of Crone Rozynko, LLP, which has given an opinion as to the validity of the securities being registered by this Registration Statement. The Company granted to Mr. Crone options to purchase up to 600,000 shares of the Company's common stock at the purchase price of $0.70 per share. The Company's Independent Registered Public Accounting Firms, Salberg & Company, P.A. of Boca Raton, Florida or Pender Newkirk & Company, LLP of Tampa, Florida (which performed audits of Changes in L'Attitudes, Inc., Island Resort Tours, Inc. and International Travel and Resorts, Inc.), has no interest in the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended and Restated Articles of Incorporation contain a provision eliminating the liability of a director to us and our stockholders for monetary damages for breaches of fiduciary duty as a director, to the fullest extent permitted by law.

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Our Amended and Restated Bylaws also authorize the Company to indemnify any director, officer or agent of the Company, or any other person, to the full extent permitted by law. This indemnification may include the right to be paid the expenses incurred in defending any action, suit or proceeding in advance of its final disposition. Our Amended and Restated Bylaws require the Company to indemnify directors, officers or employees in connection with certain actions, suits or proceedings, subject to certain limitations.

Any repeal or modification of our Amended and Restated Articles of Incorporation shall be prospective only and shall not adversely affect any right or protection of our directors or officers existing at the time of a repeal or modification for any breach covered by the Amended and Restated Articles of Incorporation which occurred prior to such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    BUSINESS

COMPANY HISTORY

We were incorporated under the laws of the State of Minnesota in December 1984, under the name TERTM, Inc. In 1989, we changed our name to TERTM Technology Corporation and, in December 1993, again changed our name to DynEco Corporation. Most recently, in March 2006, we again changed our name to Dynamic Leisure Corporation.

Prior to 1991, we engaged in the design, development, manufacture and marketing of certain proprietary products using a proprietary production process known as the Thermal Expansion Resin Transfer Molding Process. We also marketed and licensed a design engineering and contract manufacturing capability of products using the TERTM process to third parties. We discontinued these operations in 1991 and, until the acquisition of the compressor assets and business of DynEco International, Inc. ("DynEco International") in March 1994, we only engaged in licensing the TERTM process and providing application engineering consulting with respect to those licenses. We ceased all TERTM-related activities in March 1994.

In January 1993, we were introduced to DynEco International, a development-stage company engaged in the development of proprietary compressor technology intended to be commercially exploited primarily through licensing to third parties. While DynEco International expressed interest in being acquired by us, due to our financial obligations, DynEco International was unwilling to consummate a business combination with us until we restructured our obligations. In order to do so, on July 12, 1993, we filed a Plan of Reorganization and a Disclosure Statement under Chapter 11 of the Federal Bankruptcy laws with the United States Bankruptcy Court for the District of Minnesota. The Plan of Reorganization was subsequently confirmed by the Order of the Bankruptcy Court on December 17, 1993. The Chapter 11 case was closed by the Order of the Bankruptcy Court in June 1994.

On March 31, 1994, we consummated the acquisition of all of the issued and outstanding shares of capital stock of DynEco International. From the time of our acquisition of DynEco International until May 2003, we engaged in the development and commercialization of the patented technologies licensed to us by our then-Chief Executive Officer, Thomas C. Edwards, Ph.D. However, we were unable to successfully develop these products on a commercial basis due to our limited financial resources, the lack of public acceptance of fuel cells as an alternative energy source and our inability to attract manufacturers willing to devote resources to altering their manufacturing processes to accommodate the production of our products. In May 2003, we entered into an exclusive license agreement with Parker-Hannifin Corporation granting them exclusive worldwide rights to develop, manufacture, sell and use our UniVane air compressors and hydrogen circulators, as well as the technology and patents incorporated in our products. In consideration for the license grant, Parker-Hannifin agreed to pay us a royalty for each air compressor and hydrogen circulator incorporating our UniVane technology and sold by Parker-Hannifin. With the exception of an immaterial number of sales of prototype units, no sales of licensed products

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have been made to date, and we cannot predict whether Parker-Hannifin will successfully sell licensed products incorporating this technology. Consequently, the Company's then-directors sought a business partner to save the Company from ceasing operations, which ultimately required that the Company change its business plan.

In January 2006, we entered into a Stock Exchange Agreement with the former shareholders of Dynamic Leisure Group, Inc., a privately-held Florida corporation now known as Dynamic Leisure Group North America, Inc., under which the Company acquired all of the outstanding capital stock of Dynamic, and Dynamic became a wholly-owned subsidiary of the Company. Dynamic Leisure Group, North America, Inc was founded in May 2005 for the purpose of consolidating leisure-based travel products, such as airfares, hotels, car rentals, excursions, and tours, using proprietary dynamic packaging software. Currently, we operate in the wholesale and retail travel industries. For further information on the Stock Exchange Agreement with Dynamic Leisure Group, Inc. and the corporate name change, see Exhibit 10.22. For audited financial statements of Dynamic Leisure Group Inc., see the Company's 8-K/A filed with the SEC on March 29, 2006 and such financial statements are also included in this SB-2.

On October 5, 2006, the Company entered into an Assignment and Assumption Agreement with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneer Exploration, Inc. all of the Company's right, title and interest in the Exclusive Worldwide License Agreement between the Company and Parker Hannifin Corporation dated May 1, 2003, and Buccaneer Exploration agreed to assume all of the Company's obligations under the License Agreement, including repayment of any amounts the Company expended in association with the License Agreement. The consummation of this transaction is subject to the approval of TRDA, which has not yet been granted as of the date of this filing.

On October 5, 2006, the Company entered into a second Assignment and Assumption Agreement with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneer Exploration, Inc. all of the Company's right, title and interest in the TRDA Funding Agreement dated November 20, 2002 with the Technology Research Development Authority of the State of Florida ("TRDA"), and Buccaneer Exploration has agreed to assume all of the Company's obligations under the Funding Agreement, including payment of the Company's TRDA loan payable - TRDA. The consummation of this transaction is subject to the approval of TRDA, which has not yet been granted by TRDA as of the date of this filing. On October 5, 2006, the Company entered into a third Assignment and Assumption Agreement with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneer Exploration, Inc. all of the Company's right, title and interest in the Exclusive Patent and Know-How License Agreement dated January 12, 2006, by and between DynEco Corporation (n/k/a Dynamic) and Dr. Thomas C. Edwards, and Buccaneer Exploration agreed to assume all of the Company's obligations under the Edwards Patent Agreement.

CURRENT OPERATIONS

The Company is engaged in the business of marketing, selling and distributing a variety of travel products and services either as bundled vacation packages or as stand-alone products. The Company markets and sells its products and services on a wholesale basis to travel agencies and other travel resellers and on a retail basis directly to consumers.

Through our websites and customer service center, customers can search for, inquire about, price and purchase vacation packages and other travel-related products. We have experienced travel consultants and customer service representatives available to both our wholesale and retail customers via toll-free telephone or e-mail to assist customers in selecting and purchasing vacation packages and stand-along travel related products. We expect to increase the number of our customer representatives by the end of 2006.

We have established relationships with leading hotels, car rental agencies and cruise lines that enable us to offer competitive rates at thousands of hotel properties, including but not limited to hoteliers such as Hilton, Marriott, Leading Hotels, Starwood, Accor (Sofitel, Novotel, Mercure and Ibis), Best Western and hundreds of individual hotels, and numerous car rental companies and cruise lines. In addition, we have entered into agreements with a number of leading airlines such as American Airlines, British Airways, Delta, Air France,

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US Air, Alitalia, Continental, SAS, AirJamaica, SwissAir, Iberia, and Air Canada
Air Canada; Air Italia and Lan Chile. Many of these contracts are "net" or
"bulk" contracts, which allow us to offer competitive pricing with reasonable margins. In Spring 2006, one major airline informed us that it recently cancelled wholesale bulk contracts with many of our competitors. No airline has cancelled or limited the Company's access to or use of our wholesale bulk contracts. However, these contracts are not exclusive to us and may be modified or cancelled in the airline's discretion. Our agreements with leading airlines, allow us to offer consumers what we believe to be the largest selection of low fares generally available to the public.

In addition, as a result of our long standing relationships with our suppliers, we have been able to negotiate a number of bulk contracts with these suppliers.

STRATEGY

Our objective is to become a leading distributor of bundled travel products. The key elements of our strategy include the following:

Implement Innovative Technology Platform. In 2005 we acquired the rights to TourScape, a dynamic packaging reservation and purchasing software system developed by the SABRE group. TourScape provides our customers greater flexibility and advanced functionality in searching for, pricing and purchasing bundled vacation packages online. Tourscape also provides faster information flow to our reservation agents, and can be integrated into our accounting and other business systems. It also supports multiple product lines, multiple currencies, unlimited packaging capabilities, numerous pricing and costing methods and various commission levels. We believe that TourScape will improve our productivity, efficiency, record-keeping and business tracking, and reduce operator training and booking time. We are in the process of implementing TourScape and expect that it will be fully operational by the end of 2006.

Increase Sales of Bundled Vacation Packages. We believe that in order to become profitable we must increase sales of our bundled vacation packages, which have higher margins than stand-alone travel related products. We intend to achieve this objective by:

   o  Offering attractive prices on personalized vacation packages and tours;

   o Expanding our product offerings by developing relationships with suppliers in new destinations;

   o Increasing awareness of our travel products by travel agencies and travel resellers through developing and distributing printed and online marketing materials, attending trade shows and networking with existing industry contracts.

Expand our Customer Base Our goal is to increase our customer base by acquiring new customers in a cost-effective manner and increasing our market share in the rapidly growing online travel industry. We intend to achieve this objective by:

   o  Emphasizing online advertising and other targeted marketing strategies;

   o Cost-effectively building our brand through traditional broadcast and print channels;

   o Generating increased transactions from frequent customers using direct mail recognition programs and encouraging infrequent bookers to purchase more travel from us using supplier incentives;

   o Implementing strategies to drive traffic to our websites. We currently own over one hundred (100) uniform resource locators (URL's), most of which have been operating for at least five years. These URL's direct visitors to one of 30 websites and are currently registering monthly traffic ranging from 400 to 140,000 unique visitors per month. We are in the process of updating our existing websites and developing new websites to attract new customers based in the United States, Europe, Asia and Latin America.

   o  Increasing brand awareness of our websites and travel products.

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   o  Target international customers. We believe Europe represents a large market for vacation packages to U.S. destinations. We intend to target international customers through our wholly-owned subsidiary Dynamic Leisure Europe Limited located in London, England.

Expand Relationships With Suppliers. As a result of our long-established relationships with travel industry vendors, we have been able to secure bulk contracts with a number of our suppliers, which permits us to price our products competitively while maintaining our gross margins. Our goal is to leverage these relationships and our reputation as an established wholesale travel supplier to increase the number of relationships we have with travel suppliers with the goal of increasing the number of bulk contracts that we have with our suppliers.

Improve Cross-Selling and Marketing Techniques: We have increased and intend to continue to increase cross-selling of lodging and car rental products by presenting air customers at the point of sale with an improved matrix display of lodging and car rental choices, based on their selected air travel itinerary. We are also increasing consumer awareness of our non-air travel offerings through targeted direct marketing of these products to our registered user base and other potential customers. A portion of our recent broadcast advertising has focused on our hotel initiatives and we expect to continue this targeted advertising.

Retain Customers by Providing a Superior Experience Our goal is to offer consumers the broadest selection of travel options, the largest selection of low fares generally available to the public and a wide array of competitive rates on other travel products. We believe these factors will generate a high degree of customer loyalty and result in high customer retention rates. Key initiatives to promote higher customer retention include:

   o Continue to maintain strong supplier relationships to ensure the largest selection of low fares generally available to the public and a wide array of competitive rates on other travel products;

   o  Have specialized vacation package inventory available to consumers;

   o Utilize online tools that help facilitate complex leisure travel purchases; and

   o Provide the customer service, both online and off, that is necessary to make the customer feel comfortable booking our bundled leisure travel packages online.

Pursue New Business Opportunities We plan to use our innovative technology and our relationships with travel suppliers to expand into new business opportunities that enhance our growth prospects.

In order to pursue these business opportunities and our other growth initiatives, we may make strategic acquisitions of other businesses, products and technologies. The discussion of our strategy in this section reflects our current view of the ways we intend to develop our business in the future. Many of the initiatives we describe above are at an early stage, and we continue to review them in light of changing business conditions. We may change our plans, and future developments could differ from those we intend or expect to occur.

Foster Strategic Partnerships And Private Label Programs. We believe that one of the most important aspects of developing a successful online travel website is the process of creating and managing the requisite strategic partnerships and alliances. Strategic partnerships with web portals, e-commerce companies and content providers have the potential to generate revenue from transactions and advertisements, and also place the brand in front of Internet users. We intend to pursue these types of strategic online partnerships as a means to generate traffic, customer acquisition and revenue. We intend to enter into private label agreements to provide fulfillment on all travel purchased on several heavily trafficked e-commerce websites.

Establish A Dynamic Affiliate Program. Thousands of websites are currently utilizing the affiliate (also known as associate or referral) programs of online vendors to offer their visitors the opportunity to buy everything from books to sporting goods to cars. These programs allow any website owner to create banner links that transport visitors to the affiliate e-commerce website in the hope

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they will make a purchase, thereby entitling the website owner to a commission.
By establishing and promoting an affiliate program, we believe we will create an opportunity to sell travel products in appropriate contextual settings on complementary we sites. We are currently identifying e-commerce companies to establish our affiliate program. At this time we have not yet established an affiliate program, although as of September 2006 began the process of implementing affiliate links.

SALES AND MARKETING

We use various forms of marketing, including traditional advertising such as print publications and Internet advertising, placement on search engine websites such as Google and targeted online marketing efforts. For example, in June 2006, the Company initiated a targeted email marketing campaign to existing customers and individuals selected based on demographics and travel history. We expect to continue to use online advertising as our primary marketing vehicle. A smaller portion of our marketing budget is dedicated to traditional advertising such as print publications.

In addition, we participate in industry trade shows such as American Society of Travel Agents and the National Association of Commissioned Travel Agents to introduce our products and brands to the industry.

Creating our brands is a critical aspect of developing our business model and resulting sales. We intend to continue to utilize a combination of advertising strategies to market our brands, including the use of targeted e-mail campaigns, promotions, special offers, and newsletters.

COMPETITION

Our competitors in the online travel industry include travel suppliers and travel agencies. Each of these types of competitors and factors upon which we compete are described below. Many of our competitors have greater experience, brand name recognition and/or financial resources than we do. We may be unable to compete successfully and our failure to compete successfully may have a material adverse effect on our business, financial condition and results of operation.

Suppliers

Suppliers primarily encompass airlines, hotels, car rental agencies and cruise lines. Advantages of suppliers over their agency counterparts include, among others,

   o  Well-established brands and consumer confidence in those brands;

   o  Customer loyalty;

   o  Existing operational infrastructure and fulfillment of capabilities;

   o  Access to additional inventories and pricing incentives;

   o  Other incentives such as frequent flyer miles programs; and

   o Availability of extensive financial resources to invest in Internet initiatives.

Travel Agencies. Travel agencies with an online presence are comprised of both online companies and established brick-and mortar operations. According to studies of online travel by such companies and/or publications as PhoCuswright, Inc., Forrest Research, Jupiter Research and Research Works, some of the leaders in online travel include, among others:

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   o  Orbitz

   o  Travelocity

   o  Expedia

   o  GetThere.com

   o  Travel Network

   o  Uniglobe Travel

   o  Lowestfare.com

All of the leaders mentioned above offer price and availability search capabilities for air, hotel and car rental and allow the user to book directly online without human intervention. Most of the agencies also offer special deals and discounted offerings. Some provide destination content. One of the areas some agencies are endeavoring to enhance is their offering of tour packages and cruises.

INTELLECTUAL PROPERTY

We regard the protection of our intellectual property as important to our future success and rely on a combination of copyright, trademark, service mark and trade secret laws, license agreements and contractual restrictions to establish and protect intellectual property rights in our website architecture and technology, products, content and services. We plan to enter into confidentiality and invention assignment agreements with our employees and contractors in order to limit disclosure of our confidential information and to protect our ownership interest in our website architecture and technology. We cannot assure you that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or deter independent third-party development of similar technologies.

REGULATORY ENVIRONMENT

The services we provide are subject to various federal, state and local regulations. For example, our travel service is subject to laws governing the offer and/or sale of travel services as well as laws requiring us to register as a "seller of travel." In addition, our services may be subject to various state and local taxing regulations. See "Risk Factors - Uncertainty regarding state and local taxes".

In addition, our business is indirectly affected by regulatory and legal uncertainties affecting travel suppliers and global distribution systems. In 2004, the Department of Transportation (the "DOT") published a Final Rule, abolishing the rules governing global distribution systems. As a part of the Final Rule, the DOT rejected proposals to regulate online travel service providers' fare displays. However, the DOT deferred consideration of a proposal to amend its policies regarding advertising of air tickets, to require that agency service fees be stated separately from the price being charged by the airlines. Our current service fee disclosure practices differ from those proposed by the DOT. If the DOT were to resume consideration of and adopt the service fee proposal, we may have less flexibility regarding merchandising air travel on our websites.

We are subject to federal, state and international laws that require protection of user privacy and user data. In our processing of travel transactions, we receive and store a large volume of personally identifiable data. This data is increasingly subject to legislation and regulations in numerous jurisdictions around the world, including the Commission of the European Union through its Data Protection Directive and variations of that directive in the member states of the European Union. Such government action is typically intended to protect the privacy of personal data that is collected, processed and transmitted in or from the governing jurisdiction. We are currently developing a privacy policy that is being designed to ensure the protection of the privacy of our customers and that we intend to be in compliance with the federal, state and international laws applicable to the Company. We also intend to take the necessary measures to ensure that our websites comply with industry standards relating to user privacy.

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All of our services are subject to federal and state consumer protection laws and regulations prohibiting unfair and deceptive trade practices.

We are also subject to regulations applicable to businesses conducting online commerce. Today there are relatively few laws specifically directed toward online services. However, due to the increasing popularity and use of the Internet and online services, it is possible that laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is developing, but any such new legislation could have significant implications on how we conduct online business. In addition, some states may require us to qualify in that state to do business as a foreign corporation because our service is available in that state over the Internet. Recently telephone carriers have requested the Federal Communications Commission to regulate Internet service providers and online service providers and impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. These regulations, if promulgated, could result in the reduced use of the Internet as a medium for commerce, which could have a material adverse effect on our business, financial condition and results of operations. See "Risk Factors - Regulatory and legal uncertainties could harm our business," and "Uncertainty Regarding State Taxes."

RECENT ACQUISITIONS AND RECAPITALIZATION

Casual Car General Service Agreement

On January 3, 2006, Street Venture Partners, LLC, sold the U.S. rights to the Casual Car General Service Agreement (GSA) to Dynamic Leisure Group, Inc. for an unsecured convertible Promissory Note in the amount of $350,000, and a warrant to purchase 388,889 shares of the Company's common stock at a fixed price of $.90 per share. The GSA allows the Company to sell car rental products to leisure travelers primarily in Europe and the United Kingdom, through Skycars International Rent a Car (Skycars), Middlesex, United Kingdom. The Company plans to utilize its rights under the Casual Car GSA to market and sell car rental services direct to the final consumer via the Internet under the Casual Car rental brand website and to bundle car rental services with packages on the Company's other Internet sites. Skycars is currently paying us $6,000 per month to processes these booking. As the volume grows the agreement calls for Skycars to pay 35% of the gross margin of a booking. We believe the volume of rental cars provided under the GSA will increase when the Company adds air and hotel travel products to the Casual Car rental website in the first quarter of 2007.

Stock Exchange Agreement

On January 13, 2006, we entered into a Stock Exchange Agreement with the former shareholders of Dynamic Leisure Group, Inc. now known as Dynamic Leisure Group North America, Inc., a privately-held Florida corporation, under which we acquired all of the outstanding capital stock of Dynamic, and Dynamic became a wholly-owned subsidiary of the Company. As consideration for its acquisition of the outstanding capital stock of Dynamic, the Company issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of Dynamic, which converted into 6,566,667 shares of common stock in February 2006. See Exhibit 10.19. This transaction was treated as a recapitalization of Dynamic Leisure Group, North America, Inc. for accounting purposes.

Acquisition Of Changes In L'Attitudes, Inc.

On February 8, 2006, the Company consummated the purchase of all of the issued and outstanding capital stock of Changes in L'Attitudes, Inc. ("CIL"), for a purchase price of $2,090,680. The purchase price consisted of a combination of $640,000 in cash, a one-year secured convertible promissory note in the principal amount of $600,000 and 340,000 shares of our common stock. The acquisition of CIL is expected to provide the Company with a direct-to-consumer selling channel via the Internet to the strategically desirable Caribbean leisure market. Revenue from the date of acquisition through September 30, 2006 from this business was $3,234,708. See Exhibit 10.26.

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Acquisition Of Island Resort Tours, Inc. And International Travel And Resorts,
Inc.

On March 6, 2006, the Company purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc. ("ITR"), for a purchase price of $4,783,000. The purchase price consisted of a combination of $1,500,000 in cash, a one-year secured convertible promissory note in the principal amount of $1,450,000, and 700,000 shares of the Company's common stock. The acquisition of IRT and ITR is expected to increase the Company's presence in the desired Caribbean leisure travel market, provide access to key travel industry products, including air travel, and add to the expertise of the Company's management team. Revenue from the date of acquisition through September 30, 2006 from this business was $1,018,627. See Exhibit 10.28.

EMPLOYEES

As of the date of this Prospectus, the Company employed approximately 40 people and is actively hiring additional personnel, particularly customer service representatives and travel consultants. No employee is a party to a collective bargaining agreement.

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            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following analysis of our consolidated financial condition and results of operations for the years ended December 31, 2005 and 2004 should be read in conjunction with the Consolidated Financial Statements and other information presented elsewhere in this Prospectus. However, as our business plan changed significantly in January 2006, investors should review the Company's quarterly financial statement for the first three quarters of 2006, as well as the audited financial statements of Changes in L'Attitudes, Inc., International Travel and Resorts, Inc., and Island Resort Tours, Inc.

GENERAL

Through January 13, 2006, we were engaged primarily in developing and commercializing patented high efficiency low-pressure non-lubricated air compressors and hydrogen.

On January 13, 2006, we entered into a Stock Exchange Agreement with the former shareholders of Dynamic Leisure Group, Inc. ("Dynamic") a privately-held Florida corporation, under which we acquired all of the outstanding capital stock of Dynamic, and Dynamic became a wholly-owned subsidiary of the Company, in a transaction for accounting purposes that was treated as a recapitalization of Dynamic Leisure Group, North American, Inc. Dynamic Leisure Group, North American, Inc is now considered the historical registrant. As part of the Stock Exchange Agreement with Dynamic, we issued 6,566,667 shares of our common stock.

Following the recapitalization, the Company changed the focus of its business strategy to pursue opportunities in the leisure travel market, primarily as a wholesaler of bundled travel packages to frequently traveled destinations such as Florida, Las Vegas, California and Hawaii in the US, the Caribbean, Mexico, Central and South America, and the United Kingdom and Europe.

In February and March 2006 the Company acquired Changes in L'Attitudes, Inc. a Florida-based direct-to-consumer internet seller of vacation packages primarily to the Caribbean and Mexico, and Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc. ("ITR"), wholesalers of Caribbean travel primarily through established networks of travel agencies, and a provider of telephone and marketing support to various Caribbean locations. We expect to produce initial revenue growth via opportunities in the leisure travel market, including developing a more prominent Internet presence.

CRITICAL ACCOUNTING ESTIMATES

Stock-Based Compensation Plans

We have one active stock-based compensation plan and two inactive stock-based compensation plans. The board of directors administers this plan and may grant options to key individuals at their discretion. Terms and prices are to be determined by the compensation committee or the board. These plans have an aggregate of 83,333 shares of common stock reserved for issuance. Options outstanding were for 124,539 and 82,039 of shares of common stock at December 31, 2005 and 2004, respectively. In 2004, stock options were granted to an individual in lieu of issuing common stock, but this transaction was outside the stock-based compensation plans. The Company issued stock options to directors, employees, and the chief executive officer totaling 23,333 and zero, respectively, in 2005 and 2004. No stock-based employee compensation cost is reflected in net income during 2005 and 2004, in accordance with the provisions of Accounting Principles Board Opinion No. 25. The Company issued 19,167 options and recorded $56,925 in expense for options issued to consultants in 2005, in accordance with the fair value method of SFAS 123. This valuation was done using a risk free interest rate of 3.9%, an expected life on 3.0 years, a volatility of 294% and no expected dividends.

On January 1, 2006, the Company implemented Statement of Financial Accounting Standard 123 (revised 2004) ("SFAS 123(R)"), "Share-Based Payment" which replaced SFAS 123 "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. During 2006,

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all employee stock compensation is recorded at fair value using the Black
Scholes Pricing Model. In adopting SFAS 123(R), the Company used the modified prospective application ("MPA"). MPA requires the Company to account for all new stock compensation to employees using fair value. For any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company shall recognize the compensation cost for that portion of the award for which the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date. There was no cumulative effect of applying SFAS 123R at January 1, 2006.

Goodwill and Other Intangibles

The Company accounts for goodwill in a purchase business combination as the excess of the cost over the fair value of net assets acquired. Business combinations can also result in other intangible assets being recognized. Amortization of intangible assets, if applicable, occurs over their estimated useful lives. Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") requires testing goodwill for impairment on an annual basis (or interim basis if an event occurs that might reduce the fair value of a reporting unit below its carrying value). The Company conducts the annual review for all of its reporting units during the fourth quarter of the calendar year. Revenue Recognition The Company follows the criteria for the United States Securities and Exchange Commission Staff Accounting Bulletin 104 and EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent" for revenue recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of product has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured.

The Company records merchant sales transactions at the gross purchase price generally at the date of travel. For transactions recorded at gross, the Company acts as the merchant of record in the package transaction consisting of several products from different vendors causing the Company to be the primary obligor to the customer. In these transactions the Company also controls selling prices, and is solely responsible for making payments to vendors. The Company records transactions at net were the Company is not the merchant of record or the product is not sold as a package. The Company records revenue and related costs of products when travel occurs or for certain products, when the service is completed. Travel insurance revenue is always shown net since the Company currently acts as an agent for the insurance company. It is the Company's policy to be paid by the customer in advance, with monies received in advance of travel recorded as a deferred revenue liability. The Company may receive cash or hotel room credits in exchange for providing cooperative advertising for its vendors. The Company records accounts receivable for these amounts and offsets the applicable advertising expense. Once the advertising expense is reduced to zero, any excess cooperative advertising fees are recorded as revenue.

The Company is not required to buy a specific number of lodging occupancies but has pre-purchased lodging occupancies, creating inventory risk, over the past several years. The Company is not expressly required to buy a specific number of bulk airline tickets, although the Company's primary airline supplier eliminated approximately 80% of bulk rate contracts, which creates a implied minimum of ticket sales requirement. Accounting for Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock".

The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as an other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification.

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

Warrant Liability

During our efforts to raise capital from external investments, we have issued secured and unsecured convertible promissory notes that include provisions requiring us to register related shares of common stock. Per SFAS 133 and EITF 00-19 we are required to record the value of warrants issued in connection with these Promissory Notes as a warrant liability.

The valuation of the warrant liability is based on a Black Scholes model and will vary, potentially significantly, based on factors such as the remaining time left to exercise the warrants, recent volatility in the price of the Company common stock, and the market price of our common stock. Changes in the valuation of the warrant liability are recorded as other income or expense in the period of the change. In the three months ended September 30, 2006, the Company's revaluation of its warrant liability resulted in income of $817,101 due to the reduction in volatility of the Company's common stock. The Company remeasured the volatility of its stock as of September 30, 2006 by evaluating changes in stock price from January 13, 2006, the recapitalization date, to September 30, 2006. Formerly, volatility was measured by the inclusion of years prior to the merger. As a result, volatility was reduced from 271% as of June 30, 2006 to 142% as of September 30, 2006. The valuation of the warrant liability is a non-cash income or expense to the Company.

The change in the volatility is a result of the change in the expected term of the warrants due to the passage of time which results in a change in the time frame from which the stock price data points to compute volatility were selected. Since volatility has been computed based on historical volatility of the corporation, less data points were selected from the beginning of the period and more data points were selected to update through June 30, 2006. This resulted in a decrease of volatility from 335% to 270% at June 30th 2006.

RESULTS OF OPERATIONS

As a result of the recapitalization on January 13, 2006, Dynamic Leisure Group, Inc., now known as Dynamic Leisure Group North America, Inc., became the accounting acquirer of DynEco Corporation. DynEco then changed its name to Dynamic Leisure Corporation. Therefore, the discussion below is focused on the Dynamic Leisure Group North America, Inc. (the operating subsidiary)in 2005 and Dynamic Leisure Corporation in 2006.

Period From May 16, 2005 (Inception) To December 31, 2005

During the period from May 16, 2005, to the end of the year, Dynamic Leisure Group North America did not produce any revenue or have any cost of product. The Company was focused on identification of acquisition targets, the purchase of the TourScape system, identification and securing of short term and long term financing and the legal structure of the Company. In the pursuit of these activities the Company incurred $455,954 of expense with $276,233 of salaries, professional fees of $78,114 and travel of $59,218 making up the majority.

In addition to the expenses detailed above the Company incurred $29,360 in interest expense related to the notes obtained for short term financing resulting in a loss of $485,314 or 0.47 per share.

Nine Months Ended September 30, 2006

Because DLG was founded in May 2005, there exists limited operating and no comparable financial results in prior years for the three months ended March 31, 2005. The comparable 2005 results begin at our inception date of May 16, 2005. The operating results of the Company are included beginning January 13, 2006, the operating results of CIL and IRT-ITR are included beginning February 8, 2006 and March 6, 2006, respectively, the date of acquisition by the Company. Revenues for the near term will depend upon our ability to continue existing revenue streams from leisure travel businesses and execute on our plans for additional revenue growth.

Our revenues for 2006 were derived from CIL and IRT-ITR as we began to expand in the leisure travel market. Operating expenses for the three months and nine months ended September 30, 2006 are a combination of the operating expenses from CIL and ITR-IRT as a result of their acquisition and the concurrent establishment of corporate infrastructure, technology, and operational functions to support the planned growth of the business.

A net loss of $7,312,316 was reported for the nine months ended September 30, 2006, in part was the result of significant non-cash based general and administrative expenses, depreciation and amortization, interest expense from amortization of discounts on convertible promissory notes and charges incurred for the extinguishment of debt for part of the outstanding balance of a convertible note payable from investors in the Company.

Three Months Ended September 30, 2006 Compared To The Period From Inception (May 16, 2005) To September 30, 2005.

With an inception date of May 16, 2005, Dynamic Leisure Group, Inc was a development-stage company and did not generate any revenue in 2005. DLG had $161,010 in general and administrative expenses incurred during the third quarter of 2005 consisting primarily of salaries of $100,500 and professional fees of $19,000, mostly related to capital raising efforts.

During the first quarter of 2006, the Company moved from the development-stage to the operational stage by acquiring CIL on February 8, 2006 and IRT-ITR on March 6, 2006. The operating results for our three months ended September 30, 2006 include activity from these acquisitions for the entire quarter.

Revenues for the three months ended September 30, 2006 were $1,299,505. Our revenue was derived primarily from the sale of vacation packages, the sale of airline tickets, recorded on a net revenue basis, and certain fees or commissions earned. Revenues from the sale of vacation packages was $1,044,177 and revenues from the sale of airline tickets and other fees and commissions earned was $248,003.

Gross profit from the sale of vacation packages totaled $208,804 or 20% of related revenues. Gross profit from the sale of airline tickets, recorded on a net revenue basis, and certain fees and commissions totaled $201,973 or 81.4% of related revenue, with costs of revenue consisting of commissions payable to independent travel agents and certain third party processing fees.

General and administrative expenses for the three months ended September 30, 2006 were $2,149,014 compared to $1,534,873 and $831,028 for the second and first and second quarters of 2006, respectively. During the third quarter, the Company recorded non-cash expenses totaling $711,140, as compared $42,036 in the first two quarters of 2006. The non-cash expenses consisted of the value of common stock and warrants, recorded at fair value, issued to service providers and a director. These non-cash expenses included public relation fees of $157,100, financial consultant fees of $284,040 and stock issued to a former director valued at $270,000.

All other general and administrative expenses for the three months ended September 30, 2006 were $1,437,874 as compared to $1,412,789 and $826,515 for the second and first quarters of 2006, respectively. These expenses increased from the first to second and third quarter as a result of the acquisitions of CIL and IRT/ITR and costs related to integrating those operations consisting of professional fees and increased personnel costs. General and administrative expenses for the third quarter consisted of accounting fees of $124,439 in the third quarter compared to $123,890 and $52,046 in the second and first quarters, respectively; legal fees of $50,411 compared to $10,515 and $15,396 in the second and first quarters, respectively; financial and technology contractor services expense was $33,509 compared to $110,602 and $118,749 in the second and first quarters, respectively; payroll and related taxes and benefits were $658,316 compared to $722,006 and $445,125 in the second and first quarters, respectively; and the balance of the general and administrative expenses were $571,199 compared to $487,812 and $153,163 in the second and first quarters, respectively.

As we increase the volume of our business and contracts with suppliers, and sell more products directly to the traveling customer over the Internet, we anticipate general and administrative expenses as a percentage of revenue to decrease.

Interest expense for the three months ended September 30, 2006 was $1,333,589. This amount consists of interest expense accrued on outstanding loans of $133,202 and interest recorded on purchase price payables of $81,000 plus non-cash interest expense items consisting of the amortization of debt discount of $994,387 and common stock valued at $125,000 and issued as consideration for the modification of debt agreements.

The warrant valuation for the third quarter of 2006 resulted in income of $817,101 due to the reduction of the volatility of the Company's common stock to 142%. The Company remeasured the volatility of its stock as of September 30, 2006 by evaluating changes in stock price from January 13, 2006, the recapitalization date, to September 30, 2006. Formerly, volatility was measured by the inclusion of years prior to the merger. As a result, volatility was reduced from 271% as of June 30, 2006 (as previously reported) to 142% as of September 30, 2006. This remeasurement as been recorded as a change in estimate in the three months ended September 30, 2006. The valuation of the warrant liability is a non-cash income or expense to the Company.

 Net loss in the three months ended September 30, 2006 was $2,622,012 as compared to $532,995 in the second quarter of 2006. The third quarter net loss includes non-cash general and administrative expenses of $711,140, depreciation and amortization expense of $336,221 and non-cash interest expense of $1,119,387 attributed to the issuance of securities.

Nine Months Ended September 30, 2006 Compared To The Period From Inception (May 16, 2005) To September 30, 2005.

With an inception date of May 16, 2005, Dynamic Leisure Group, Inc was a development-stage company during 2005 and did not generate any revenue. DLG had general and administrative expenses the $210,835 during the first nine months of 2005 consisting of salaries of $134,000 and professional fees of $34,750, primarily related to capital raising efforts.

During the first quarter of 2006 the Company moved from the developmental-stage to the operational stage by acquiring Changes in L'Attitudes, Inc. on February 8, 2006 and IRT-ITR on March 6, 2006. The operating results for our nine months ended September 30, 2006 include activity from the date of these acquisitions to September 30, 2006.

Revenues for the nine months ended September 30, 2006 were $4,307,315 and gross profit was $1,265,840. Our revenues were derived primarily from the sale of vacation packages of $3,547,323, and the sale of airline tickets, recorded on a net revenue basis, when issued, and certain fees or commissions considered earned during the period, of $706,012.

Gross profit from the sale of travel packages was $688,613 or 19.4% of related revenues. Gross profit from the sale of airline tickets, recorded on a net revenue basis, and certain fees and commissions was $525,747 or 74.5% of related revenue, with costs of revenue consisting of commissions payable to independent travel agents and certain third party processing fees.

General and administrative expenses for the nine months ended September 30, 2006 were $4,430,354 compared to $210,835 for the same period in 2005. The increase is the result of Company acquiring CIL and IRT/ITR on February 8, 2006 and March 6, 2006, respectively and expanding its corporate operations. During the nine months ended September 30, 2006, the Company recorded certain non-cash expenses of $753,176 related to the value of common stock and warrants recorded at fair value, and issued to service providers and a former director. These non-cash expenses included public relation fees of $157,100, financial consultant fees of $326,076 and stock issued to a former director valued at $270,000.

All other general and administrative expenses for the nine months ended September 30, 2006 were $3,677,178 and including costs related to integrating the operations of CIL and IRT-ITR, which increased professional fees and personnel costs. More specifically, accounting fees were $300,375, legal fees were $76,322, financial and technology contractor services were $262,860, and payroll and related taxes and benefits were $1,825,447. The remaining general and administrative expenses totaled $1,212,174. As we increase the volume of our business and relationships with suppliers, and sell more products directly to the traveling customer over the Internet, we anticipate general and administrative expenses as a percentage of revenue to decrease.

Interest expense for the first nine months of 2006 was $3,518,484. This amount consists of interest accrued on outstanding loans of $203,460 and interest recorded on purchase price payables of $81,000 plus non-cash interest expense items including the amortization of debt discount of $2,688,414, the value of common stock of $305,018 issued as consideration for the modification of debt agreements and $240,592 related to warrant liability. The holders of the outstanding convertible notes have the option to receive the interest payments in either cash or common stock. While we expect the interest on convertible notes payable to be paid in common stock, there is no guarantee that this will occur.

For the nine months ended September 30, 2006, we incurred a $208,452 loss on extinguishment of debt, and $38,550 of warrant valuation income related to the issuance of new warrants as part of financing transactions and the revaluation of warrants previously issued.

Net loss was $7,312,316 for the nine months ended September 30, 2006 and includes non-cash general and administrative expenses of $753,176, depreciation and amortization of $420,782 and non-cash interest expense of $3,234,024 attributed to the issuance of securities.

LIQUIDITY AND CAPITAL RESOURCES

Period From May 16, 2005 (Inception) To December 31, 2005

During the period of May 16, 2005 to December 31, 2005, the Company was able to rise $987,500 in financing by issuing $847,500 of convertible notes and $140,000 of term notes payable. The Company paid most of the term notes off with the $2,000,000 MMA financing on January 13, 2006. Most of the convertible notes are expected to be converted into common stock. The company used the proceeds from these notes to purchase the TourScape system for $641,347 with the remainder used to fund ongoing operations.

Nine Months Ended September 30, 2006

During the nine months ended September 30, 2006, the Company acquired proprietary software technology, proprietary engineering technology, and operations in the wholesale leisure travel market. Our financial condition relies on continuing debt and equity investment until the Company is able profitably to grow our wholesale leisure travel business. During the first nine months of 2006 travel revenue and income from operations was not enough to offset financing expenses related to the Company's recapitalization, subsequent financing expenses related to an investment by MMA Capital, acquisition costs for CIL and IRT/ITR, and professional fees.

During the nine months ended September 30, 2006, the Company's main sources of liquidity were from the issuance of convertible promissory notes and the sale of shares of its common stock. During the nine months ended September 30, 2006, the Company issued three convertible promissory notes for total proceeds of $2,310,000. During this period net proceeds from sales of the Company's common stock were $923,156. The primary use of these proceeds was to fund the Company's cash operating deficit of $2,381,546, to repay debt of $345,158, to pay debt issuance costs of $202,223. In addition, the Company had investing activities of $121,045 and an increase in the level of cash of $255,871.

For the nine months ended September 30, 2006, the Company used cash in operating activities of $2,381,546. Cash was used to fund a net loss of $7,312,316 that was then off set by non cash expenses consisting of general and administrative expenses of $753,176, depreciation and amortization expense of $420,782 and non cash interest expense of $3,234,024 attributed to the issuance of securities. Cash used for operations included an increase in other assets of $111,947 and an increase in prepaid customer travel costs of $89,754. Cash was generated from operations by decreasing accounts receivable by $260,561 and increasing current liabilities by $141,504.

As of September 30, 2006, our primary source of liquidity was $294,570 of cash and $202,417 of accounts receivable. At September 30, 2006, the Company had a working capital deficit of $9,061,268, primarily due to warrant liability of $2,224,596, acquisitions payable of $1,440,000, convertible notes payable, net of discount of $3,096,512, and convertible notes payable - related party of $350,000. The convertible notes payable and convertible notes payable to a related parties, consists of promissory notes convertible into the Company's common stock. While we expect these notes to be converted into the Company's common stock, thereby reducing liabilities, there is no assurance this will occur.

At September 30, 2006, the Company had total assets of $9,494,503, of which long-term assets of $7,572,498 consisted of goodwill of $5,115,696, intangible assets of $2,279,887, deposits of $100,251, debt issue cost of $76,664 and $801,769 of property and equipment, including $641,347 relating to our TourScape software being implemented as of September 30, 2006. Total liabilities were $10,280,518, including long term liabilities of $99,014. Total shareholders' deficit was $786,015.

We were formerly in default on $2,155,158 in notes payable. On August 16, 2006 we entered in to a Modification of the $2,000,000 MMA note, which deferred the interest payments until January 13, 2007. In return for this deferral, MMA was granted 100,000 shares of the Company's common stock and the interest rate was increased retroactively from 8% to 10%. The Company is accruing the default interest rate of 10% on notes from March 2005 DynEco financing with the aggregate outstanding balance at September 30,2006 of $155,158.

We are also in default of the repayment terms on unsecured notes payable aggregating $35,000 at September 30, 2006, initially issued by DynEco prior to the January 13, 2006 recapitalization. No extension has been granted by the debt holders. We had anticipated settling the balance owing on these notes payable through issuance of common stock; however, as of September 30, 2006, this had not yet occurred nor is there any assurance that this will take place.

Five convertible notes totaling $132,500 were due on June 30, 2006 and were not paid on that date. The Company is currently in discussions with the note holders to convert these past due notes to common stock. There were repayments during the nine months ended September 30, 2006, of $345,158 of convertible promissory notes. In addition, there were conversions to common stock of promissory notes and related accrued interest totaling $786,652 during the first nine months of 2006.

We have limited historical results, and only a limited time of combined operations with Dynamic, DLG, CIL, and IRT/ITR. We have relied upon equity financing in order to fund operations. During the nine months ended June 30, 2006, there were limited activities or resources to provide cash flow in excess of immediately needed funding. Our inability to generate cash flow in excess of immediately needed funds has created a situation where we will require additional capital from external sources. There is no guarantee that we will be able to obtain any necessary financing on terms favorable to us, if at all.

As of September 30, 2006, and the date of this filing, our sources of internal and external financing are limited. Additionally, as part of the acquisitions of CIL and IRT/ITR, we issued an additional 1,040,000 shares of the Company's common stock, agreed to pay $1,440,000 in additional cash, and $2,050,000 of secured Convertible Notes payable. While we anticipate all of the Convertible Notes Payable to convert to shares of the Company's common stock, which would reduce our potential cash payment for the notes, the issuance of additional shares of our common stock that would further dilute our existing shareholders holdings. It is not expected that the internal sources of liquidity will improve until net cash is provided from operating activities, and until such time, we will rely upon external sources of liquidity, including additional private placements of the Company's common stock and exercise of various outstanding stock warrants and stock options. We are hopeful that the continued listing of our shares on the OTC Bulletin Board and expansion of our business opportunities further in the leisure travel market, will help increase the Company's market capitalization, encourage the exercise of outstanding warrants and attract new sources of financing. We have no understandings or commitments from anyone with respect to external financing, and we cannot predict whether we will be able to secure necessary funding when needed, or at all. As we continue to expand our business and deploy our technology in our leisure travel business, our current monthly cash flow requirements will exceed our near term cash flow from operations. Even if we are not required to meet our financing and interest payment needs from cash, and instead our investors convert their outstanding convertible notes to common stock, our available cash resources and anticipated cash flow from operations are insufficient to satisfy our anticipated costs associated with new product development, deployment of software technology and integration of acquisitions in the near future. There can be no assurance that we will be able to generate sufficient cash from operations in future periods to satisfy our capital requirements. Therefore, we will have to continue to rely on external financing activities, including the sale of our equity securities, to satisfy our capital requirements for the foreseeable future. Due, in part, to our lack of historical earnings, our prior success in attracting additional funding has been limited to transactions in which our equity is used as currency. In light of the availability of this type of financing, and the lack of alternative proposals, our board of directors has determined that the continued use of our equity for these purposes may be necessary if we are to sustain operations. Equity financings of the type we have been required to pursue are dilutive to our stockholders and may adversely impact the market price for our shares. However, we have no commitments for borrowings or additional sales of equity, the precise terms upon which we may be able to attract additional funding is not known at this time, and there can be no assurance that we will be successful in consummating any such future financing transactions on terms satisfactory to us, or at all.

OFF BALANCE SHEET ARRANGEMENTS

Under SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

   o  Any obligation under certain guarantee contracts;

   o Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;

   o Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in stockholder's equity in our statement of financial position; and

   o Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

On May 15, 2006, the Company entered into a five-year lease of the premises located at 5680A W. Cypress Street, Tampa, Florida 33607. The Company moved into these offices on July 1, 2006. This lease is not reasonably likely to have a material effect on the Company's current and future financial condition.

As of the date of this Report, the Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality And Inflation

The leisure travel market may be affected by weather conditions, inflation, and the overall economy in the US, UK, and Europe. During 2004 and 2005, an unusually large quantity of hurricanes, a number of which were severe, affected travel to the Caribbean and Mexico, and the Southeastern United States, including a number of locations that incurred long term damage to properties and infrastructure. While we believe that diversifying destinations and points of originations will reduce the potential exposure to seasonality and the weather, we shall need to add additional products and services to our existing business.

                             DESCRIPTION OF PROPERTY

Our principal executive offices are in Tampa, Florida, where we lease approximately 10,000 square feet under a lease scheduled to expire on June 30, 2011, with monthly rental payments of approximately $14,000.

We also lease approximately 5,000 square feet in New York City under a lease scheduled to expire in April 2008, with monthly rental payments of approximately $11,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 3, 2006, DLG issued a Convertible Promissory Note to Street Venture Partners, LLC in the amount of $350,000. The Note bears interest at the rate of ten percent (10%) per annum and is due and payable on January 3, 2007. The Note is convertible into shares of the Company's common stock at the rate of $0.90 per share. In connection with this transaction, the Company issued Street Venture Partners a warrant exercisable for up to 388,500 shares of the Company's common stock at an exercise price $0.90 per share. The offer and sale of the Note and warrant were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering. Street Ventures Partners, LLC, is a limited liability company owned by Mr. Brandano and his spouse.

On January 13, 2006, DynEco entered into a Stock Exchange Agreement with all of the shareholders of DLG. As part of the transaction, and to cure a default with two of the selling security holders, the Company issued 100,000 shares of common stock to Alpha Capital Aktiengesellschaft and 100,000 shares of common stock to JM Investors, LLC. The Company is required to register a number of shares of its common stock equal to one hundred fifty percent (150%) of the common stock issued. In addition, under the terms of the anti-dilution terms of the Restructured Financing, Alpha Capital Aktiengesellschaft has been granted an additional 29,800 warrants, and JM Investors, LLC has been granted an additional 15,700 warrants, both covered by a registration statement.

In January 2006 the Company issued a Secured Convertible Promissory Note to MMA Capital LLC, a Delaware limited liability company, in the principal amount of $2,000,000, with simple interest at the rate of eight percent (8%) per annum, convertible into shares of common stock at a conversion price of one dollar ($1.00) per share. In addition, the Company issued warrants to MMA Capital, LLC to purchase 2,000,000 shares of common stock at an exercise price of one dollar ($1.00) per share.

In connection with the purchase of Island Resort Tours, Inc. and International Travel and Resorts, Inc., on March 6, 2006 the Company issued 700,000 shares of Dynamic common stock to Stephen A. Hicks. In addition, under the Purchase Agreement governing that transaction, the Company issued Mr. Hicks a convertible promissory note in the amount of $1,450,000, bearing an annual interest rate of 9%, maturing one year from the acquisition date, convertible into Dynamic's common stock at the rate of $1.50 per share.

On June 29, 2006, the Company issued and sold 100,000 shares of its common stock to MMA Capital, LLC, a Delaware Limited Liability Company for an aggregate purchase price of $100,000.

Between July 12, 2006 and September 6, 2006, the Company issued and sold 400,000 shares of its common stock to MMA Capital, LLC, at the aggregate purchase price of $400,000.

On August 8, 2006 the Company entered into an agreement with MMA Capital, LLC to defer interest payments due each quarter until the end of the term of the loan on January 11, 2007. In consideration for this deferral the Company agreed to increase the interest rate retroactively from 8% to 10% and to issue MMA Capital 100,000 shares of its common stock. The stock was valued at $1.25 per share or an aggregate $125,000 based on contemporaneous cash sales of Company common stock. In accordance with EITF 96-19, this transaction was treated a modification of debt since the extra consideration give in the agreement did not amount to more than a ten percent change in the present value of the amount due to MMA over the life of the promissory note. This means that the increase in interest rate and the additional consideration will be accounted for prospectively from the date of the modification. The value of the shares was recognized immediately as a modification expense classified as interest. The retroactive portion of the increase in interest of $22,685 was also recognized immediately.

On August 21, 2006, the Company issued 30,000 shares of common stock to MMA Capital for consulting services valued at $36,900 or $1.23 per share (the closing market price of the Company's common stock on the day of issuance).

On September 1, 2006, the Company issued 200,000 shares of its common stock to Leonard Sculler, a former director, valued at $270,000 or $1.35 per share (the closing market price of the Company's common stock on the day of issuance).

On September 5, 2006, the Company issued 488,400 shares of common stock Diversified Acquisition Trust, LLC on conversion of a related party convertible note aggregating $400,000 plus accrued interest of $39,560, based on a conversion rate of $.90 per share.

On September 20, 2006, the Company issued 100,000 shares of common stock to IMS-GA, LLC, an entity affiliated through common management with MMA Capital for consulting services valued at $125,000 or $1.25 per share (the closing market price of the Company's common stock on the day of issuance).

On November 6, 2006, the Company issued Eric H. Winston, a newly appointed member of the Board of Directors, 200,000 shares of common stock valued at $140,000 or $.70 per share (based on the closing price of the Company's common stock on the date of issuance). The shares are subject to a repurchase right in favor of the Company which right lapses as to 50,000 shares each quarter beginning on the date of grant.

On November 6, 2006, the Company issued Mark E. Crone, as a newly appointed member of the Board of Directors, an option to purchase 200,000 shares of the Company's common stock at a purchase price of $0.70 per share, the closing price of the Company's common stock on the date of grant. The shares underlying the option are exercisable at the rate of 50,000 shares each quarter beginning on the date of grant.

On November 6, 2006, the Company issued Mark E. Crone an option to purchase 400,000 shares of the Company's common stock at a purchase price of $0.70 per share, the closing price of the Company's common stock on the date of grant as compensation for professional fees.

During fiscal year 2006, the law firm of Crone Rozynko, LLP acted as principal outside legal counsel to the Company. Mark E. Crone, a director of the Company, is a partner in Crone Rozynko, LLP. Aggregate fees billed to us by Crone Rozynko, LLP for legal services rendered, including general corporate counseling, litigation services and merger and acquisition related services, during fiscal year 2006 were $69,613. We believe that the services rendered to us by Crone Rozynko, LLP were on terms no more or less favorable than those with unrelated parties.

On November 9, 2006, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium"). Partners, Offshore, Qualified and Millenium are collectively referred to as the "Purchasers". Pursuant to the Securities Purchase Agreement, the Company issued and sold to the Purchasers Secured Convertible Term Notes (the "Notes") in the aggregate principal amount of $1,000,000. The Notes bear interest at 6% per annum, unless the common stock of the Company is greater than
1.25 per share for each trading day of a month, in which event no interest is payable during such month. The Notes are convertible into common stock of the Company at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion; provided, however, that the Notes are convertible into common stock of the Company at a 45% discount in the event that the Registration Statement covering the sale of securities underlying the Notes ("Registration Statement"), is filed on or before December 11, 2006; and (ii) a 40% discount in the event that the Registration Statement becomes effective on or before March 9, 2007. In connection with the offering, the Company issued an aggregate of 5,000,000 warrants to purchase common stock at a price of $1.50 per share ("Warrants"). The Warrants are exercisable for a period of seven years. The number of shares subject to the Warrant and the exercise price are subject to adjustment for stock splits, stock combinations and certain dilutive issuances, including the issuance of shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the 5-day average of the last reported sales of the Company's Common Stock. In addition, in certain circumstances the warrant exercise price will be adjusted if after the Registration Statement is declared effective, the closing price for the Company's Common Stock closes below $1.00. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of
Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

The conversion of the Notes is subject to an effective Registration Statement pursuant to the terms of a Registration Rights Agreement. The Company has the right to redeem the Notes under certain circumstances, as well as the right to pay monthly cash payments to prevent any conversion of the Notes during such month. The Notes are secured by all of the Company's assets pursuant to the terms of a Security Agreement and Intellectual Property Security Agreement. The proceeds of the offering will be used to repay certain indebtedness and for working capital. The offer and sale of the Notes and warrants were made pursuant to an exemption from the registration requirements of the Act by reason of
Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On December 1, 2006, the Company issued Ben J. Dyer, a newly appointed member of the Board of Directors, 200,000 shares of common stock valued at $110,000 or $.55 per share (based on the closing price of the Company's common stock on the date of grant). The shares are subject to a repurchase right in favor of the Company which right lapses as to 50,000 shares each quarter beginning on the date of grant.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been traded on the OTC Bulletin Board over-the-counter market since March 6, 2006 under the symbol "DYLI." Prior to the Stock Exchange in which Dynamic Leisure Group became our wholly owned subsidiary on January 13, 2006, our common stock was listed on the OTC Bulletin Board over-the-counter market under the symbol "DYCO." The following table sets forth the high and low bid prices for our common stock on the pink sheets from January 1, 2004 to January 24, 2005 and on the over-the-counter bulletin board from January 25, 2005 to September 30, 2006. The bid prices are inter-dealer prices, without retail markup, markdown or commission, and may not reflect actual transactions.

                  QUARTER ENDING                  HIGH BID    LOW BID
----------------------------------------------    --------    --------
                                      2006
September 30, 2006 ...........................    $  1.65     $   1.00
June 30, 2006 ................................    $  2.60     $   1.22
March 31, 2006 ...............................    $  4.00     $   0.81

                                      2005
December 31, 2005 ............................    $  2.25     $   0.30
September 30, 2005 ...........................    $  3.30     $   1.35
June 30, 2005 ................................    $  4.20     $   2.46
March 31, 2005 ...............................    $  6.00     $   2.43

                                      2004
December 31, 2004 ............................    $  5.40     $   2.40
September 30, 2004 ...........................    $  5.40     $   3.00
June 30, 2004 ................................    $  6.30     $   3.60
March 31, 2004 ...............................    $  8.10     $   5.10

SHAREHOLDERS OF RECORD

As of November 30, 2006, there were approximately 1,287 holders of record of our common stock, not including holders who hold their shares in street name.

DIVIDENDS

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors. Our retained earnings deficit currently limits our ability to pay dividends.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

At December 31, 2005, Dynamic Leisure Group had no outstanding equity compensation plans. On January 13, 2006, in conjunction with the recapitalization, the Company assumed DynEco's obligations under DynEco's outstanding equity compensation plans. The following table sets forth information relating to our outstanding equity compensation plans assumed by the Company from DynEco as previously reported by DynEco as of December 31, 2005.

                                                                            AVAILABLE FOR
                                                                               FUTURE
                                                                            ISSUANCE UNDER
                                         NUMBER OF                              EQUITY
                                     SECURITIES TO BE    WEIGHTED-AVERAGE    COMPENSATION
                                        ISSUED UPON       EXERCISE PRICE        PLANS
                                        EXERCISE OF       OF OUTSTANDING      (EXCLUDING
                                        OUTSTANDING          OPTIONS,         SECURITIES
                                     OPTIONS, WARRANTS    WARRANTS AND       REFLECTED IN
                                        AND RIGHTS             RIGHTS          COLUMN A)
----------------------------------   -----------------   ----------------   --------------
EQUITY COMPENSATION PLANS
APPROVED BY SECURITY HOLDERS:
2001 Equity Incentive Plan........        22,278             $3.00             11,055
1993 Corporate Stock Option Plan..        21,667             $3.05                0*
1993 Advisors Stock Option Plan...         6,667             $3.60                0

EQUITY COMPENSATION PLANS NOT
APPROVED BY SECURITY HOLDERS:
Options...........................        73,928             $8.75                0
Warrants..........................        99,104             $5.40                0
Total.............................       223,644             $5.99             11,055

* The 1993 Corporate Stock Option and 1993 Advisors Stock Option Plans have expired.

Option Grants In 2005 For Dyneco

The following table sets forth information concerning DynEco's option grants to purchase shares of our common stock during the fiscal year ended December 31, 2005 assumed by the Company on January 13, 2006 through the recapitalization to each person named in the Summary Compensation table.

                            NUMBER OF     PERCENT OF
                           SECURITIES       TOTAL
                           UNDERLYING    OPTION/SARS
                           OPTION/SARS    GRANTED TO    EXERCISE OR
                             GRANTS      EMPLOYEES IN   BASE PRICE    EXPIRATION
          NAME                 (#)        FISCAL YEAR      ($/SH)         DATE
------------------------   -----------   ------------   -----------   ----------
Thomas C. Edwards, Ph.D      3,333           7.8%           3.00      April 2008

Former Dyneco 2001 Equity Incentive Plan

Under the 2001 Equity Incentive Plan, the Company reserved a total of 33,333 shares of our common stock for issuance upon exercise of incentive and non-qualified stock options, stock bonuses and rights to purchase awarded from time-to-time, to our officers, directors, employees and consultants.

Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued upon the exercise of options or as restricted stock awards will be subject to restrictions on sale or transfer. As of the date of this prospectus, options to purchase 22,278 shares have been granted under the 2001 Equity Incentive Plan.

Former Dyneco 1993 Corporate Stock Option Plan

Under the 1993 Corporate Stock Option Plan, DynEco reserved a total of 25,000 shares of our common stock for issuance upon exercise of stock options granted, from time-to-time, to our officers, directors, and employees. This Corporate Stock Option Plan has expired.

Former Dyneco 1993 Advisors Stock Option Plan

Under the 1993 Advisors Stock Option Plan, DynEco reserved a total of 6,667 shares of our common stock for issuance upon exercise of stock options granted, from time-to-time, to our advisors and consultants.

Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued upon the exercise of options are subject to restrictions on sale or transfer. As of the date of this report, options to purchase 6,667 shares had been granted and are outstanding under the 1993 Advisors Stock Option Plan. The 1993 Advisors Stock Option Plan has terminated and no further awards may be made thereunder, however, outstanding awards of 6,667 shares remain effective until their termination date on December 31, 2008.

Other Plans

Other plans include equity compensation plans not approved by shareholders. These plans are comprised of options granted and/or warrants issued to employees and non-employees, including directors, consultants, advisers, suppliers, vendors, customers and lenders for purposes including to provide continued incentives, as compensation for services and/or to satisfy outstanding indebtedness to them.

As of December 31, 2005, the Company had no other plans.

The grants of other options are approved on a case-by-case basis by the board of directors, and are within the limits of the number of shares that we are authorized to issue. The grant of other options and warrants are not authorized by our shareholders. We may, in the future, authorize the grant of additional options and/or issuance of additional warrants for the foregoing purposes and other valid corporate purposes.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information relating to all compensation awarded to, earned by or paid by us during each of the three fiscal years ended December 31, 2005 to: (a) our chief executive officer; and (b) each of our executive officers who was awarded, earned or we paid more than $100,000 for the fiscal year ended December 31, 2005:

                                        FISCAL                OTHER ANNUAL        LTIP      ALL OTHER
                            ---------------------------  ----------------------  -------  -------------
    NAME AND PRINCIPAL      FISCAL                       OTHER ANNUAL   OPTIONS   LTIP     ALL OTHER
         POSITION            YEAR      SALARY    BONUS   COMPENSATION     / (#)  PAYOUTS  COMPENSATION
--------------------------  ------  -----------  ------  ------------   -------  -------  ------------
Daniel G. Brandano, CEO      2006   $225,000(1)  Tbd(2)     Tbd(2)           -        -     $7,207(3)
                             2005   $152,795        -          -             -        -          -

Thomas C. Edwards, former                                                3,333
CEO and President........    2005   $ 56,806        -          -        shares        -          -
                             2004   $ 60,000        -          -             -        -          -
                             2003   $ 60,000        -          -             -        -          -

1. Estimated annual salary for 2006.
2. Bonus and other compensation to be determined based upon performance.
3. Estimated annual Company contribution for health insurance benefits.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes to or disagreements with our accountants that are required to be disclosed.

                              FINANCIAL STATEMENTS

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS



Dynamic Leisure Corporation and Subsidiaries Unaudited
  Consolidated Financial Statements for the three and nine
  months ended September 30, 2006 ..............................     F-2 to F-31



DynEco Corporation and Subsidiary Restated Consolidated
  Financial Statements for the Years Ended December 31, 2005
  and 2004 .....................................................    F-31 to F-62



Dynamic Leisure Group, Inc. Financial Statements for the
  Period from May 16, 2005 (inception) to December 31, 2005 ....    F-63 to F-85



Changes In L'Attitudes, Inc. Financial Statements for the
  Years Ended December 31, 2005 and 2004 .......................    F-86 to F-97



Island Resort Tours, Inc., and International Travel and Resorts,
  Inc. Combined Financial Statements for the Years Ended
  December 31, 2005 and 2004 ...................................   F-98 to F-111



Dynamic Leisure Corporation and Subsidiaries Unaudited Pro Forma
  Combined Condensed Financial Statements for the Nine months
  Ended September 30, 2006 and Year Ended December 31, 2005 ....  F-112 to F-118

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            As of September 30, 2006
                                   (Unaudited)

                                     ASSETS
Current Assets
  Cash ..........................................................  $    294,570
  Investments, restricted .......................................       197,390
  Accounts receivable ...........................................       202,417
  Prepaid travel ................................................       309,746
  Other current assets ..........................................       116,113
                                                                   ------------
    Total Current Assets ........................................     1,120,236

Property and equipment, net .....................................       801,769
Other Assets
  Goodwill ......................................................     5,115,696
  Intangible ....................................................     2,279,887
  Deposits ......................................................       100,251
  Debt issue costs ..............................................        76,664
                                                                   ------------
    Total Other Assets ..........................................     7,572,498

    Total Assets ................................................  $  9,494,503
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Convertible promissory notes, net of discount of $1,491,146 ...  $  3,096,512
  Convertible promissory note to related party ..................       350,000
  Notes payable, current portion ................................       371,086
  Loan payable - TRDA ...........................................       235,138
  Acquisition payable ...........................................     1,440,000
  Accounts payable ..............................................       895,947
  Accrued compensation ..........................................        86,359
  Accrued interest ..............................................       359,692
  Other accrued liabilities .....................................       133,823
  Short term capital lease ......................................        32,580
  Deferred revenue ..............................................       654,769
  Customer deposit ..............................................       251,002
  Due to employee ...............................................        50,000
  Warrant liability .............................................     2,224,596
                                                                   ------------

    Total Current Liabilities ...................................    10,181,504

Long Term Liabilities
  Notes payable, net of current portion .........................        15,501
  Capital lease .................................................        83,513
                                                                   ------------

    Total Long Term Liabilities .................................        99,014

    Total Liabilities ...........................................  $ 10,280,518
                                                                   ------------

Commitments and contingencies (Note 8)

Stockholders' Deficit
  Preferred stock, $0.01 par value, 20,000,000 shares authorized,
    none issued and outstanding .................................  $          -
 Common stock, $0.01 par value, 300,000,000 shares authorized,
    11,962,085 issued and outstanding ...........................       119,621
 Common stock issuable, at par value (80,000 shares) ............           800
 Additional paid-in capital .....................................     7,476,694
 Deferred Consulting Fees .......................................      (585,500)

 Accumulated deficit ............................................    (7,797,630)
                                                                   ------------
    Total Stockholders' Deficit .................................      (786,015)
                                                                   ------------

    Total Liabilities and Stockholders' Deficit .................  $  9,494,503
                                                                   ============

    See accompanying notes to the unaudited consolidated financial statements

                                   DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (Unaudited)
                                                 For the Three    For the Three    For the Nine    From Inception
                                                 Months Ended     Months Ended     Months Ended    (May 16, 2005)
                                                 Sept 30, 2006    Sept 30, 2005    Sept 30, 2006  To Sept 30, 2005
                                                 -------------    -------------    -------------  ----------------
Total Revenues ..............................    $  1,299,505     $          -     $  4,307,315     $          -

Cost of revenues ............................         876,138                -        3,041,475                -
                                                 ------------     ------------     ------------     ------------
  Gross Profit ..............................         423,367                -        1,265,840                -

Operating Expenses
  General and administrative ................       2,149,014          161,010        4,430,354          210,835
  Depreciation and amortization expense .....         336,221                -          420,782                -
  Bad debt expense ..........................           3,657                -            3,657                -
                                                 ------------     ------------     ------------     ------------
    Total Operating Expenses ................       2,488,892          161,010        4,854,793          210,835
                                                 ------------     ------------     ------------     ------------

    Loss from Operations ....................      (2,065,525)        (161,010)      (3,588,953)        (210,835)

Other (Income) Expense
  Interest income ...........................          (2,668)               -          (15,710)               -
  Interest expense ..........................       1,333,589            8,697        3,518,484            8,812
  Other Expense .............................               -                -            8,020                -
  Loss on disposal of assets ................          42,667                -           42,667                -
  Loss on extinguishment of debt ............               -                -          208,452                -
                                                 ------------     ------------     ------------     ------------
  Conversion Option expense .................               -                -                -                -
  Warrant valuation (income) expense ........        (817,101)               -          (38,550)               -

    Total Other Expense, (income) net .......         556,487            8,697        3,723,363            8,812
                                                 ------------     ------------     ------------     ------------

    Net Loss ................................    $ (2,622,012)    $   (169,707)    $ (7,312,316)    $   (219,647)
                                                 ============     ============     ============     ============

Net Loss Per Share - Basic and Diluted ......    $      (0.24)    $      (0.15)    $      (0.77)    $       (.20)
                                                 ============     ============     ============     ============

Weighted average number of shares outstanding
  during the period - basic and diluted .....      10,925,261        1,100,000        9,543,607        1,100,000
                                                 ============     ============     ============     ============

                     See accompanying notes to the unaudited consolidated financial statements

                                                        F-3

                       DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (Unaudited)
                                                        For the Nine       From May 16,
                                                        Months Ended     2005 (inception)
                                                        Sept 30, 2006    to Sept 30, 2005
                                                        -------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ........................................      $(7,312,316)      $  (219,647)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation ................................           36,697                 -
      Amortization of intangible assets ...........          258,526                 -
      Amortization of debt issue costs ............          125,559                 -
      Loss on extinguishment of debt ..............          208,452                 -
      Interest accretion on loan payable ..........        3,131,379                 -
      Common stock and warrants for services ......          965,676                 -
      Warrant valuation expense (income) ..........          (38,550)                -
      Loss on disposal of assets ..................           42,667                 -
    (Increase) decrease in assets and liabilities:
      Accounts receivable .........................          260,561                 -
      Prepaid travel ..............................          (89,754)                -
      Other  assets ...............................         (111,947)                -
      Accounts payable ............................          291,396            91,347
      Accrued expenses ............................          277,418                 -
      Deferred revenue ............................          (32,370)            8,812
      Customer deposit ............................         (394,940)                -
                                                         -----------       -----------
      Net Cash Used In Operating Activities .......       (2,381,546)         (119,488)
                                                         -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Change in investments ...........................          (44,200)                -
  Acquisition of property and equipment ...........          (35,768)         (544,642)
  Acquisition of business .........................          (41,077)                -
                                                         -----------       -----------
      Net Cash Used In Investing Activities .......         (121,045)         (544,642)
                                                         -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from convertible promissory notes ......        2,310,000           685,000
  Repayment of convertible promissory notes .......         (345,158)                -
  Proceeds from notes payable and line of credit ..           75,214                 -
  Repayments of notes payable .....................           (1,848)                -
  Proceeds from overdraft .........................             (232)                -
  Debt issue costs ................................         (202,223)                -
  Repayment of capital leases .....................             (447)                -
  Proceeds from common stock issuance .............          923,156                 -
                                                         -----------       -----------
      Net Cash Provided By Financing Activities ...        2,758,462           685,000
                                                         -----------       -----------

Net Increase in Cash ..............................          255,871            20,870

Cash at Beginning of Period .......................           38,699                 -
                                                         -----------       -----------
Cash at End of Period .............................      $   294,570       $    20,870
                                                         ===========       ===========

Supplemental disclosure of cash flow information:
  Cash paid during the period for income taxes ....      $         -       $         -
                                                         ===========       ===========
  Cash paid during the period for interest ........      $    91,943       $         -
                                                         ===========       ===========
Supplemental Disclosure of non-cash investing and
  financing activities:
    Debt and stock issue in acquisitions ..........      $ 6,173,980       $         -
                                                         ===========       ===========
    Notes payable and accrued interest converted to
     common stock .................................      $   786,652       $         -
                                                         ===========       ===========
    Assets purchased under Capital Lease ..........      $   116,540       $         -
                                                         ===========       ===========
  Purchase of GSA agreement and deposits for
    note payable ..................................      $   350,000       $         -
                                                         ===========       ===========
  Discount on promissory notes ....................      $ 2,030,202       $         -
                                                         ===========       ===========
  Conversion liability related to promissory note .      $ 1,954,950       $         -
                                                         ===========       ===========

        See accompanying notes to the unaudited consolidated financial statements

                                           F-4

                                            DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                                            For the Nine Months Ended September 30, 2006
                                                             (Unaudited)
                                                                  Common
                                                                  Stock        Additional    Deferred
                                              Common Stock     Subscription     Paid In     Consulting   Accumulated       Total
                          Common Stock          Issuable        Receivable      Capital        Fees        Deficit     Stockholders'
                     ---------------------   ---------------   ------------   -----------   ----------   -----------      Equity
                       Shares      Amount    Shares   Amount      Amount         Amount        Amount       Amount       (Deficit)
                     ----------   --------   ------   ------   ------------   -----------   ----------   -----------   -------------
BALANCE AT
 DECEMBER 31, 2005    6,566,667   $ 65,666        -   $    -      $ (537)     $   (57,629)  $       -    $  (485,314)  $   (477,814)

Deemed issuance
 for prior
 shareholders of
 DynEco ..........    1,157,951     11,580        -        -           -         (944,862)          -              -       (933,282)

Common stock
 issued in
 acquisitions ....    1,040,000     10,400        -        -           -        2,673,580           -              -      2,683,980

Common stock
 issued in note
 payable
 modification and
 waiver agreement       300,000      3,000        -        -           -          302,018           -              -        305,018

Common stock
 issued for cash .      845,000      8,450        -        -         537          777,770           -              -        786,757

Common stock
 issued in warrant
 exercise ........      199,932      1,999        -        -           -          134,400           -              -        136,399

Common stock
 issued in
 conversion of
 notes payable ...      872,535      8,726        -        -           -          777,926           -              -        786,652

Common stock
 issued for
 services ........      980,000      9,800   80,000      800           -        1,354,600    (585,500)             -        779,700

Value of warrants
 issued to
 consultants .....            -          -        -        -           -          185,976           -              -        185,976

Beneficial
 conversion
 feature .........            -          -        -        -           -        2,032,323           -              -      2,032,323

Extinguishment of
 debt related
 warrant
 liability .......            -          -        -        -           -          240,592           -              -        240,592

Net Loss .........            -          -        -        -           -                -           -     (7,312,316)    (7,312,316)
                     ----------   --------   ------   ------      ------      -----------   ---------    -----------   ------------

BALANCE AT
SEPTEMBER 30, 2006   11,962,085   $119,621   80,000   $  800      $    -      $ 7,476,694   $(585,500)   $(7,797,630)  $   (786,015)
                     ==========   ========   ======   ======      ======      ===========   =========    ===========   ============

                              See accompanying notes to the unaudited consolidated financial statements

                                                                 F-5

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

NOTE 1   BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim consolidated financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of consolidated financial position and results of operations.

         It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair consolidated financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

         All share and per share data in the accompanying consolidated financial statements for the period ended September 30, 2006 have been adjusted retroactively for the effect of a recapitalization transaction between DynEco Corporation (DynEco), n/k/a Dynamic Leisure Corporation ("Dynamic"), and Dynamic Leisure Group, Inc. ("DLG") in January 2006 and the subsequent one-for-thirty reverse stock split. (See Note 12)

         For further information, refer to the audited financial statements and footnotes of DLG, Changes in L'Attitudes, Inc., Island Resort Tours, Inc. and International Travel and Resorts, Inc. included in the Company's 8-K filings in 2006 and the Form 10-KSB for DynEco Corporation for the year ended December 31, 2005.

         In 2005, DLG was a development-stage company, with its focus on acquiring financing, setting up a corporate structure and researching acquisitions. During the nine months ended September 30, 2006, the Company acquired operating companies with revenue and is no longer a development-stage company.


NOTE 2   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

         The Company's business is focused on the wholesale travel business, specializing in leisure travel to popular destinations in the US, Caribbean, Mexico, the UK, and Europe. The Company plans to grow revenue by establishing a scalable, single operating system platform to assimilate and leverage a combination of strategic acquisitions and internal growth, the first of which occurred in the first quarter, 2006. On February 8, 2006, the Company acquired Changes in L'Attitudes, Inc. ("CIL"), and on March 6, 2006, the Company acquired Island Resort Tours, Inc. and International Travel and Resorts, Inc. ("IRT/ITR"). (See Note 13)

Use of Estimates

         Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of our condensed financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. Significant estimates in 2006 include the valuation of accounts receivable, valuation of goodwill, valuation of stock based transactions, valuation of derivatives, estimates of allowances for customer refunds and the estimate of the valuation allowance on deferred tax assets.

Fair Value of Financial Instruments

         The fair value of cash and cash equivalents, trade receivables, trade payables and debt approximates carrying value due to the short maturity of such instruments.

Cash and Cash Equivalents

         For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. In addition, receivables from merchant banks for credit card transactions are included as a cash equivalent as they are considered deposits in transit. Credit card receivables included in cash and cash equivalents at September 30, 2006 were $12,572.

Accounts Receivable

         Accounts Receivable result from amounts for either the sale of travel products or agreements with various hotels, for amounts such as co-op advertising support. The Company evaluates the collectibility of accounts receivable while working with its individual customer and vendors. A majority of the accounts receivable for travel products are collected prior to travel departure.

Goodwill and Other Intangibles

         The Company accounts for goodwill in a purchase business combination as the excess of the cost over the fair value of net assets acquired. Business combinations can also result in other intangible assets being recognized. Amortization of intangible assets, if applicable, occurs over their estimated useful lives. Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") requires testing goodwill for impairment on an annual basis (or interim basis if an event occurs that might reduce the fair value of a reporting unit below its carrying value). The Company conducts the annual review for all of its reporting units during the fourth quarter of the calendar year.

Revenue Recognition

         The Company follows the criteria for the United States Securities and Exchange Commission Staff Accounting Bulletin 104 and EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent" for revenue recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of product has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

         The Company records merchant sales transactions at the gross purchase price generally at the date of travel. For transactions recorded at their gross purchase price, the Company acts as the merchant of record in the package transaction, which consists of several products from different vendors, and the Company is the primary obligor to the customer. In these transactions the Company also controls selling prices, and is solely responsible for making payments to vendors. The Company records transactions at the net purchase price where the Company is not the merchant of record or the product is not sold as a package. The Company records revenue and related costs of products when travel occurs or, for certain products, when the service is completed. Travel insurance revenue is always shown at net since the Company currently acts as an agent for the insurance company. It is the Company's policy to be paid by the customer in advance, with monies received in advance of travel recorded as a deferred revenue liability. The Company may receive cash or hotel room credits in exchange for providing cooperative advertising for its vendors. The Company records accounts receivable for these amounts and offsets the applicable advertising expense. Once the advertising expense is reduced to zero, any excess cooperative advertising fees are recorded as revenue.

Principles of Consolidation

         The consolidated financial statements include the accounts of Dynamic and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Accounting for Derivatives

         The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock".

         The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. If the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and its fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date.

Concentration of Credit Risk and Other Concentrations

         Nearly all of the Company's current travel products are for destinations in the Caribbean and Mexico. This concentration potentially exposes us to both political and weather risks of this region.

         The Company has a diverse US customer base, including consumers purchasing products through travel agencies and purchasing directly via the Internet.

         The Company has very little credit risk since the vast majority of its travel products are paid for in advance.

         The Company has negotiated contracts with airlines that allows the Company to price certain products more favorably than its competitors. The loss of such contracts could have a negative effect on the Company.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

Surety Bond

         At September 30, 2006, the Company had outstanding a surety bond for $70,000 in favor of the Airlines Reporting Corporation (ARC), which allows the Company to purchase airline tickets through the ARC's computerized ticket system. The terms of the surety bond agreement with the ARC requires the Company to maintain a collateral deposit of $22,500 with the ARC. The deposit is included in Other Assets Deposits on the accompanying balance sheet.

Letters of Credit

         At September 30, 2006, the Company had three outstanding letters of credit totaling $150,000 payable to the ARC to allow the Company to purchase airline tickets through the ARC's computerized ticket system. The terms of the letter of credit agreements require the Company to maintain certificates of deposit with the issuer of the letters of credit in the amount of the letters of credit. These certificates of deposit are reflected as short-term investments, restricted, on the accompanying balance sheet.

Stock-Based Compensation

         The Company has one active stock-based compensation plan and two inactive stock-based compensation plans. On January 1,2006, the Company implemented Statement of Financial Accounting Standard 123 (revised 2004) ("SFAS 123(R)"), "Share-Based Payment" which replaced SFAS 123 "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. Effective January 1, 2006, all employee stock compensation is recorded at fair value using the Black-Scholes Pricing Model. In adopting SFAS 123(R), the Company used the modified prospective application ("MPA"). MPA requires us to account for all new stock compensation to employees using fair value. For any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company shall recognize the compensation cost for that portion of the award for which the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date. There was no cumulative effect of applying SFAS 123R at January 1, 2006.

Basic and Diluted Net Income (Loss) Per Share:

         Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted
EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. At September 30, 2006, there were warrants convertible into 4,988,217 common shares and debt convertible into 3,970,766 common shares which may dilute future earnings per share. There is no calculation of fully diluted earnings per share for the three and nine months ended September 30, 2006 and 2005 due to the Company reporting a net loss and the exercise or conversion of common stock equivalents would have been anti-dilutive.

NOTE 3   GOING CONCERN

         For the nine months ended September 30, 2006, the Company had a net loss of $7,312,316 , used net cash in operations of $2,381,546, a working capital deficiency of $9,061,268, an accumulated deficit of $7,797,630 and a stockholders' deficiency of $786,015. Because the Company has not yet achieved or acquired sufficient operating capital and given these financial results along with the Company's expected cash requirements in 2006, additional capital investment will be necessary to develop and sustain the Company's operations.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

         As of September 30, 2006, the Company had $4,587,658 in outstanding Convertible Notes payable to third parties, which are convertible into 3,970,766 shares of the Company's common stock. While the Company expects substantially all of these note holders to convert the Notes into shares of the Company's common stock, there is no guarantee that this will occur. As of September 30, 2006 the Company did not have adequate working capital to meet these obligations with cash payments.

         Management believes that its plans to raise additional capital will allow for adequate funding of the Company's cash requirements through December 31, 2006, although there is no assurance regarding this belief nor that the Company will be successful in these efforts.

         The Company is trying to secure additional capital. The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern.

NOTE 4   PREPAID TRAVEL

         The Company is required to pay for certain travel (mainly hotels) in advance. Payments made to these vendors in advance are recorded as an asset in the prepaid travel account. The Company recognizes the expense when the associated revenue is recognized.

NOTE 5   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at September 30, 2006:

                                                                  Estimated
                                                   Sept 30,      Useful Life
                                                    2006          in Years
                                                  ---------      -----------
         Office furniture and equipment ....      $ 171,026          3-5
         Software ..........................         21,077            5
         Leasehold Improvements ............              -           10
         Software in Development ...........        641,347
                                                  ---------
         Total property and equipment ......      $ 833,450
         Less accumulated depreciation .....        (31,681)
                                                  ---------
         Property and equipment, net .......      $ 801,769
                                                  =========

         During 2006, the Company entered into $116,540 of capital lease commitments for computer and telephone equipment. Depreciation expense was $18,103 for the third quarter of 2006 and $36,697 for the first nine months of 2006.

         Software in Development consists of the purchase of worldwide rights and source code to Tourscape, a proprietary software for use in the wholesale travel industry for $500,000, the purchase of third party database software for $91,346 and related implementation costs of $50,001. The software was fully operational upon purchase and accordingly is capitalizable as internal use software pursuant to Statement of Position 98-1 "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). The Company intends to implement the software in the fourth quarter of 2006 and use it as the basis for an integrated operating system platform. Per the terms of the purchase agreement for the Software, the Company agreed not to sell or license the Tourscape software to any unaffiliated third party until approximately June 30, 2006 without the prior written consent of the seller. If the Company determines at a future date to sell or licensee the software, proceeds received from the license of the software, net of direct incremental costs of marketing, will be applied against the carrying value of the software in accordance with SOP 98-1.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

NOTE 6 CONVERTIBLE NOTES PAYABLE WITH WARRANTS, NOTES PAYABLE, LOANS PAYABLE AND CAPITAL LEASES PAYABLE

         Notes and loans payable and capital leases payable consisted of the following at September 30, 2006:

Convertible Promissory Notes
----------------------------

                                                               Original Debt Discount Components
                                                              ------------------------------------    Cumulative
                                                              Beneficial                             Amortization
Interest    Original      Notes       Note        Balance     Conversion    Warrant                     As Of
 Rate      Principal    Converted  Repayments    9/30/2006     Feature     Liability      Total       9/30/2006
--------   ----------   ---------  ----------   -----------   ----------   ----------   ----------   ------------
 9%  (S)   $1,450,000          -           -    $ 1,450,000   $1,208,332            -   $1,208,332   $   688,584
 9%  (S)      600,000          -           -        600,000      480,000            -      480,000       308,571
10%  (S)    2,250,000          -           -      2,250,000      206,618    2,030,202    2,236,820     1,449,738
10%  (U)      310,316          -    (155,158)       155,158       77,372      232,944      310,316       303,402
10%  (U)       50,000    (50,000)          -              -       50,000            -       50,000        50,000
10%  (U)       10,000          -           -         10,000       10,000            -       10,000         4,027
10%  (U)      100,000   (100,000)          -              -            -            -            -             -
 5%  (U)       50,000          -     (50,000)             -            -            -            -             -
10%  (U)       75,000    (75,000)          -              -            -            -            -             -
10%  (U)       25,000    (25,000)          -              -            -            -            -             -
10%  (U)       25,000    (25,000)          -              -            -            -            -             -
10%  (U)       50,000    (50,000)          -              -            -            -            -             -
10%  (U)       25,000          -           -         25,000            -            -            -             -
10%  (U)       75,000          -           -         75,000            -            -            -             -
10%  (U)       10,000          -           -         10,000            -            -            -             -
10%  (U)       30,000          -     (30,000)             -            -            -            -             -
10%  (U)       50,000          -     (50,000)             -            -            -            -             -
10%  (U)       12,500          -           -         12,500            -            -            -             -
10%  (U)       25,000          -     (25,000)             -            -            -            -             -
10%  (U)       10,000          -     (10,000)             -            -            -            -             -
10%  (U)       25,000          -     (25,000)             -            -            -            -             -
           ----------   --------   ---------    -----------   ----------   ----------   ----------   -----------
           $5,267,816   $325,000   $ 345,158    $ 4,587,658   $2,032,322   $2,263,146   $4,295,468   $ 2,804,322
           ==========   ========   =========                  ==========   ==========   ==========   ===========

Net Unamortized Debt Discount                    (1,491,146)
                                                -----------
Total convertible notes payable, net            $ 3,096,512
                                                ===========

(S) - Secured

(U) - Unsecured

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

Terms and Original Debt Discount Assumptions

                                                                        Original Warrant Liability
              Convertible Promissory Notes                         Black-Scholes Valuation Assumptions
--------------------------------------------------------   ---------------------------------------------------
Interest    Balance     Maturity              Conversion               Exercise   Expected   Voli-    Discount
  Rate     9/30/2006      Date     Payments      Price       Shares      Price    Life(Yr)   tility     Rate
--------   ----------   --------   --------   ----------   ---------   --------   --------   ------   --------
9%  (S)    $1,450,000   3/6/07       (A)        $1.50           -         -          -         -         -
9%  (S)       600,000   2/8/07       (B)         1.50           -         -          -         -         -
10% (S)     2,250,000   1/11/07      (C)         1.00      2,000,000     1.00       3.0       271%      5.07%
 -   -           -         -         (D)         1.00        250,000     1.00       2.25      142%      5.03%
10% (U)       155,158   6/30/07      (E)          .75        304,000      .90       3.0       354%      3.96%
10% (U)        10,000   6/30/06      (F)          .90           -         -          -         -         -
10% (U)        25,000   6/30/06      (F)          .90           -         -          -         -         -
10% (U)        75,000   6/30/06      (F)          .90           -         -          -         -         -
10% (U)        10,000   6/30/06      (F)          .90           -         -          -         -         -
10% (U)        12,500   6/30/06      (F)          .90           -         -          -         -         -
           ----------
           $4,587,658
           ==========

(A) - Balance due on the maturity date.

(B) - Balance as due 2/8/2007. However, a second cash payment representing down payment was due 6/6/2006 totaling $440,000. No payment was made on the $440,000, see Note 15.

(C) - Balance due on the maturity date.

(D) - Relates to $250,000 additional borrowings from MMA on 9/20/2006 on the original $2,000,000 convertible note payable.

(E) - Monthly principal payments of $29,700 were to commence 6/1/2006. No payments have been made and the loan is in default.

(F) - Balance is past due and loan is in default. The Company is in negotiations to extend the maturity date or have the note converted.

(G) - Beneficial conversion feature is determined by multiplying the shares to be issued upon 100% conversion by the difference between the market price per share and the exercise price on the date of issuance of the convertible note.

         All debt discounts are amortized over the terms of the respective note or loan. The amortization of the debt discount was $2,688,414 for the nine months ended September 30, 2006 and was included in interest expense in the accompanying consolidated financial statements.

Convertible Promissory Note, Related Party:
-------------------------------------------

         On January 3, 2006, the Company issued a Convertible Promissory Note in the principal amount of $350,000 to Street Venture Partners, LLC, a related party in conjunction with the purchase of the Casual Car General Service Agreement (GSA). The Note earns interest at an annual rate of 10% and matures on January 3, 2007. As of September 30, 2006, the Note had an outstanding balance of $350,000. (See Note 11 and 13)

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

         In addition, the holders of convertible notes and other notes that have been repaid in full were issued warrants to purchase up to 3,970,766 shares of the Company's common stock at prices ranging from $0.68 to $1.50.

Notes Payable
-------------

Notes payable consists of the following:

Notes Payable - Bearing interest at rates ranging from 5% to 15%
 unsecured and due at various dates through August 2007 ..........  $   156,433

Notes payable assumed from DynEco ................................       20,154

Line of credit - IRT/ITR .........................................      210,000
                                                                    -----------
                                                                    $   386,587
Less Current portion .............................................     (371,086)
                                                                    -----------
    Notes payable, net of current portion ........................  $    15,501
                                                                    ===========

         At September 30, 2006, the Company was in default of the repayment terms on certain 5% to 15% unsecured notes aggregating $35,000. This amount is included in notes payable, current portion on the accompanying consolidated balance sheet at September 30, 2006.

Loan Payable - TRDA
-------------------

Technological Research and Development Authority Funding Agreement:

         In November 2002, the Company entered into an agreement with the Florida Technological Research and Development Authority (TRDA), which provides for up to $150,000 in funding for the development and commercialization of DynEco's UniVane(R) compressors and hydrogen circulators for fuel cell applications. The terms of the agreement require the Company to make royalty payments to TRDA equal to five percent of future UniVane(R)-related sales up to an amount equal to three times the amount DynEco receives from TRDA.

         During 2003, the Company received the entire $150,000 funding commitment. The agreement expires in November 2012. Pursuant to EITF No. 88-18 "Sale of Future Revenues", the Company recorded the funding as a current liability and in connection with APB No. 21 "Interest on Receivables and Payables," accretes interest to the maximum value of $450,000 through the November 2012 expiration date. The accreted balance due as of September 30, 2006 was $235,138 and is included as loan payable - TRDA in the accompanying consolidated balance sheet.

Capital Leases
--------------

         During the nine months period ending September 30, 2006 the Company entered into capital equipment leases with an aggregate gross value of $116,540. The term of the leases range from three to five years, with interest rates ranging from 4.99% to 11.44%.

As of September 30, 2006 the Company's capital leases consisted of the following:

         Total Capital Leases ..........................     $ 116,093
         Less Current Capital leases ...................       (32,580)
                                                             ---------
            Long-term portion of Capital leases ........     $  83,513
                                                             =========

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

MMA Capital, LLC Financings
---------------------------

         On January 13, 2006, the Company issued a Secured Convertible Promissory Note with the principal balance of $2,000,000 to MMA Capital, LLC ("MMA"). As described below, on September 20, 2006, the parties amended this Note to increase the principal amount by $250,000 to a total of $2,250,000.

         On August 16, 2006, the Company entered into an agreement with MMA to defer interest payments due on the Note each quarter until January 11, 2007, the maturity date of the loan. In consideration for this deferral the Company agreed to increase the interest rate retroactively from 8% to 10% and to issue MMA 100,000 shares of the Company's common stock. In accordance with EITF 96-19, this transaction was treated as a modification of debt since the extra consideration given in the agreement did not amount to more than a ten percent change in the present value of the amount due to MMA over the life of the promissory note. As a result, the increase in interest rate and the additional consideration will be accounted for prospectively from the date of the modification.

         At the option of the holder, the outstanding principal amount of the Note and accrued but unpaid interest may be converted into shares of the Company's common stock at the conversion rate of $1.00 per share, subject to adjustment in the event the Company issues shares for a consideration less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganizations or certain other corporate events. In connection with this transaction, the Company agreed to file a registration statement under the Securities Act of 1933, as amended, (the "Act") to register the shares issuable upon conversion of the Note. It constitutes an event of default under the Note and subjects the Company to liquidated damages if the Company does not complete an effective registration statement within 180 days of the effective date of the execution of a common stock subscription agreement, which would be executed when the lender provides notice of conversion of all or a portion of the debt, and if the Company does not maintain that effective registration statement for at least 90 days. For each week of non-compliance, liquidated damages are 2% of the product of (a) the sum of the holder's shares of stock not registered on a timely basis and (b) the weekly average closing price of the shares of the Company's common stock. The Company's obligations under the promissory note are collateralized by a security interest in substantially all of the Company's assets.

         In connection with the transaction, the Company issued to MMA a warrant to purchase up to 2,000,000 shares of the Company's common stock at an exercise price of $1.00 per share. The warrant is exercisable for a period of three years and the number of warrant shares and the exercise price are subject to adjustment in the event the Company issues shares for a consideration less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganizations or certain other corporate events. If, at the time of exercise, there is not an effective registration statement covering the sale of the shares issuable upon exercise of the warrant, the warrant holder may exercise the warrant on a cashless basis, whereby the holder surrenders a portion of the warrants in lieu of paying the exercise price in cash.

         A finder's fee equal to 8% of the proceeds ($160,000) was paid in cash to Forte Capital Partners LLC, in connection with the transaction. The transaction was exempt from the registration requirements of the Act by reason of Section 4(2) as a transaction by an issuer not involving any public offering. The $160,000 was recorded as a deferred debt issuance cost asset and is being amortized over the debt term.

         On September 20, 2006, the Company and MMA entered into a Second Modification of Secured Convertible Promissory Note, pursuant to which the principal of the Note was increased by $250,000 to $2,250,000. Further, on September 20, 2006, the Company and MMA entered into a Modification of Warrant to Purchase Shares of Common Stock, pursuant to which the number of warrant shares was increased by 250,000 shares to 2,250,000 shares.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

         Per SFAS 133 and EITF 00-19, the convertible note will be classified as one financial instrument as it is considered conventional convertible debt. In addition, the warrant is are classified as a liability ("warrant liability") (see Note 7) due to the liquidated damages provision in the registration rights agreement at its initial fair value with a corresponding charge to debt discount. The beneficial conversion value associated with the convertible debt is recorded as a debt discount and additional paid in capital.

         In accordance with SFAS 133, the warrants underlying the warrant liability are revalued quarterly based on assumptions in effect on that date using the Black-Scholes model. See Note 7 for the assumptions related to the revaluation and the related effect on the warrant liability and warrant valuation income (expense) during the period.

DynEco March 2, 2005 Convertible Notes and Modification and Waiver Agreement
----------------------------------------------------------------------------

         On January 13, 2006, the Company and Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation entered into a Modification and Waiver Agreement pursuant to which Convertible Promissory Notes issued by the Company to these parties in the aggregate principal balance of $327,000 on March 2, 2005 were amended to provide that interest on these Notes at the rate of 5% per annum would be paid quarterly, commencing March 31, 2006. Monthly principal amortization payments of approximately $29,700 were to commence on June 1, 2006. As of September 30, 2006, the Company is in default of the terms of the Modification and Waiver Agreement. Accordingly, the Company has accrued default interest at the rate of 10% from the date of default of June 1, 2006.

         As consideration for the Modification and Waiver Agreement, the Company paid these noteholders a total of $232,210, consisting of $154,632 in principal payments and a premium in the amount of $77,578. The Company recorded the premium as additional expense in the fourth quarter of 2005 . The notes are convertible at the conversion rate of $0.75 per share, subject to adjustments, including anti-dilution adjustments and an adjustment if the Company issues common stock or rights to purchase common stock at a price below $0.75 per share. As part of the terms of the Financing Transaction, the note holders released their security interest in the Company's assets. As of September 30, 2006, there was $155,158 in outstanding principal remaining on these notes.

         As additional consideration to induce the note holders to enter into the Modification and Waiver Agreement, the Company issued the investors an aggregate of 200,000 shares of its common stock. Pursuant to the terms of the Modification and Waiver Agreement (a) those provisions of the transaction documents dated March 2, 2005 providing exceptions to the adjustment provisions of the notes and warrants were eliminated, (b) the exercise price of the warrants to purchase up to 259,000 shares of the Company's common stock issued under the March 2, 2005 transaction documents was changed to $1.00 per share and the warrants are exercisable for three years from January 23, 2006 and (c) the number of shares issuable upon exercise of these warrants cannot be reduced to less than 300,000 shares, resulting in an issuance of 45,000 additional warrants. Under the Modification and Waiver Agreement, under certain circumstances, the Company may require the investors to exercise the warrants in full. The Company may prepay the remaining principal balance of the notes at 150% of the principle, plus interests and other amounts due, through the redemption date but only if an effective registration statement exists.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

         The Company agreed to file an amendment to the existing registration statement covering the sale of the shares issuable upon conversion of these notes and exercise of the warrants. Such registration statement was required to be filed on or before April 13, 2006 and become effective not later than 60 days after the date of filing, or the Company would be subject to the payment of liquidated damages to the note holders. The registration statement was filed on April 12, 2006 and was required to become effective by June 13, 2006. In addition, the Company agreed to file a new registration statement covering the sale of the shares issuable pursuant to the Modification and Waiver Agreement the sale of which was not covered by the existing registration statement. Such additional registration statement was required to be filed by May 13, 2006 and become effective not later than 60 days after the date of filing, or the Company would be subject to the payment of liquidated damages. The registration statement was filed on May 12, 2006 and was required to become effective by July 13, 2006. A Form 8-K/A, including the audited financial statements of the Company was filed on March 29, 2006, prior to April 5, 2006 as required. The post-effective amended registration statement and the additional registration statement did not become effective in the required 60 days due to comments received from the SEC with respect to the registration statement. The Modification and Waiver Agreement provides for liquidated damages payable to the note holders of an amount equal to two percent (2%) of the Purchase Price of the Notes remaining unconverted for each thirty (30)days or part thereof, that a registration statement is not effective. The Company must pay the liquidated damages in cash. The liquidated damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which liquidated damages are payable. As of this filing, the note holders have not taken any action on this deficiency and the Company has accrued $22,444 as of September 30, 2006, in liquidated damages recorded as an operating expense.

         During the first quarter, the Company recorded a non-cash loss relating to (i) the extinguishment of debt of $208,442, (ii) the value of the 200,000 shares of common stock issued (valued at $.90 per share on the date of the Modification and Waiver Agreement, based on the closing price of common stock),
(iii) issuance of additional warrants, and (iv) the write-off of deferred debt issue costs. The Company treated the modification as a cancellation of warrants (which resulted in a reclassification of $240,592 of warrant liability to equity) and issuance of new warrants. The new warrants were valued at $232,944 at the modification date.

         In accordance with SFAS 133, the warrants underlying the warrant liability are revalued quarterly based on assumptions in effect on that date using the Black-Scholes model. See Note 7 for the assumptions related to the revaluation and the related effect on the warrant liability and warrant valuation income (expense) during the period.

NOTE 7   WARRANT LIABILITY

         The Company recorded a warrant liability related to Convertible Notes issued on March 5, 2005 in connection with the Modification and Waiver Agreement of January 13, 2006 and the MMA Capital LLC financing due to the liquidated damages provision in the registration rights agreement requiring liability treatment under EITF 00-19(See Note 6). The remaining warrant liability will continue to be revalued until the expiration date of the debt with any changes in valuation recorded as warrant valuation income or expense.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

         The Company's warrant liability and related revaluation assumptions are as follows:

                         3/2/05
                      Convertible                       Total         Warranty
                         Note            MMA          Warranty        (Income)
                        Holders        Capital        Liability       Expense
                      -----------    -----------     -----------     ----------
Balance 12/31/2005     $ 232,944     $         -     $   232,944     $        -

MMA transaction ...            -       1,793,382       1,783,382              -
Change in value ...      337,851       1,882,191       2,220,242      2,220,242
                       ---------     -----------     -----------     ----------
Balance 3/31/06 ...      570,795       3,675,573       4,246,368      2,220,242

Change in value ...     (198,044)     (1,243,447)     (1,441,491)    (1,441,491)
                       ---------     -----------     -----------     ----------
Balance at 6/30/06       372,751       2,432,126       2,804,877        778,551

MMA transaction ...            -         236,820         236,820              -
Change in value ...     (100,248)       (716,853)       (817,101)      (817,101)
                       ---------     -----------     -----------     ----------
Balance at 9/30/06       272,503       1,952,093       2,224,596        (38,550)
                       =========     ===========     ===========     ==========

March 31, 2006
--------------
     Warrants ............    304,500    2,000,000
     Exercise price ......       $.90        $1.00
     Market price ........      $1.85        $1.85
     Expected life (years)        3.0         2.75
     Volatility ..........       354%         354%
     Discount rate .......       4.29         4.29

June 30, 2006
-------------
     Warrants ............    304,500    2,000,000
     Exercise price ......       $.90        $1.00
     Market price ........      $1.25        $1.25
     Expected life (years)       2.75          2.5
     Volatility ..........       271%         271%
     Discount rate .......       5.07         5.07

September 30, 2006
------------------
     Warrants ............    304,500    2,250,000
     Exercise price ......       $.90        $1.00
     Market price ........      $1.16        $1.16
     Expected life (years)        2.5         2.25
     Volatility (A) ......       142%         142%
     Discount rate .......       5.03         5.03

The Company recalculated the volatility percentage on September 30, 2006 by excluding stock prices prior to the merger date of January 13, 2006, from the calculation as the Company believes the period of January 13, 2006, through September 30, 2006, is a representative period to measure post merger volatility. Any change in the warranty liability as a result of the change in the period used to measure volatility was recorded as a change in estimate and charged to earnings in the third quarter of 2006.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

NOTE 8   COMMITMENTS AND CONTINGENCIES

         Neither the Company nor its subsidiaries have material commitments or contingencies for purchasing goods or services that are not reported in the Company's consolidated financial statements, notes, or other disclosures at September 30, 2006.

         The Company has been named as a principal party to proceedings brought by Raymon Valdes and Changes In L'Attitudes, Inc. in Hillsborough County, Florida, Circuit Court. The proceedings began on November 13, 2006. The Company recently received service of the complaint and is reviewing its contents. The complaint seeks approximately $440,000 on breach of contract damages relating to the Company's acquisition of Changes In L'Attitudes. The Company is in the process of retaining counsel to respond to the complaint and anticipates issuing additional comment on its legal position after full review of the matter. An acquisition payable of $440,000 and interest expense totaling $81,000 has been accrued as of September 30, 2006, relative to this claim.


NOTE 9   STOCKHOLDERS' DEFICIT

Common Stock Issued Pursuant to Recapitalization
------------------------------------------------

         The Company is deemed to have issued 1,157,951 shares of common stock to the shareholders of DynEco, as part of the Stock Exchange Agreement. In addition, the Company assumed liabilities of $855,704 (See Note 12).

Common Stock Issued in Acquisitions
-----------------------------------

         On March 6, 2006, the Company issued 340,000 shares of its common stock to Raymon Valdes, pursuant to the acquisition of Changes in L'Attitudes, Inc. The shares were valued at $2.50 per share (the average closing price of the Company's stock on the 5 days before and 5 days after the acquisition period) for an aggregate value of $850,680.

         On March 6, 2006, the Company issued 700,000 shares of its common stock to Stephen A. Hicks, pursuant to the acquisition of IRT-ITR. The shares were valued at $2.62 per share (the average closing price of the Company's stock on the 5 days before and 5 days after the acquisition period) for an aggregate value of$1,833,300.

Modification and Waiver Agreement
---------------------------------

         On January 13, 2006, the Company issued 200,000 shares of its common stock to convertible note holders pursuant to the Modification and Waiver Agreement (See Note 6). The shares were valued at $.90 per share for an aggregate value of $180,018 based on contemporaneous cash sales of Company common stock.

         On August 8, 2006, the Company entered into an agreement with MMA to defer interest payments due each quarter until January 11, 2007, the maturity date of the Notes. In consideration for this deferral the Company agreed to increase the interest rate retroactively from 8% to 10% and to issue MMA 100,000 shares of its common stock. The stock was valued at $1.25 per share for an aggregate value of $125,000 based on contemporaneous cash sales of Company common stock. In accordance with EITF 96-19, this transaction was treated as a modification of debt since the consideration given in the agreement did not amount to more than a ten percent change in the present value of the amount due to MMA over the life of the promissory note. As a result, the increase in interest rate and the additional consideration will be accounted for prospectively from the date of the modification. The value of the shares was recognized immediately as a modification expense. The retroactive portion of the increase in interest of $22,685 was also recognized immediately.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

Common Stock Issued for Cash
----------------------------

         On April 25, 2006, the Company issued and sold 50,000 shares of its common stock for $1.00 per share and issued a warrant to purchase an additional 50,000 shares of the Company's common stock at an exercise price of $1.00 per share.

         On May 31, 2006, the Company issued and sold 10,000 shares of its common stock for $1.00 per share and issued a warrant to purchase an additional 10,000 shares of the Company's common stock at an exercise price of $1.00 per share.

         On June 29, 2006, the Company issued 100,000 shares of its common stock for $1.00 per share to MMA Capital. In connection with this transaction, the Company paid a finder's fee of $9,800 in cash and 80,000 shares of its common stock to Forte Capital. The 80,000 shares were valued at $82,000 or $1.16 per share determined using the market stock price as of issuance, recorded as common stock issuable at the common stock's par value and charged to operations as consulting expense.

         On June 29, 2006, the Company issued and sold 15,000 shares of its common stock for $1.00 per share and issued a warrant to purchase an additional 15,000 shares of the Company's common stock at an exercise price of $1.00 per share. The warrants are exercisable for a period of five (5) years from the date of issuance.

         On July 10, 2006, the Company issued and sold 400,000 shares of its common stock for $1.00 per share to MMA Capital. In connection with this transaction, the Company paid a finder's fee of $49,000 in cash to Forte Capital, LLC. In connection with this transaction, the Company agreed to file a new registration statement covering the sale of these shares on or before October 2, 2006, or within thirty (30) days of the effective date of the Company's pending post-effective amendment(s), whichever comes first, and to cause the registration statement to become effective within sixty (60) days of its filing with the SEC. The Company is subject to liquidated damages if the registration statement is not timely filed or should the registration statement not be declared effective within the above-stated time period, of two percent (2%) of the committed capital investment, in cash or common stock of the Company at current market price, at the Purchaser's discretion, for each one (1) calendar month of delay in either filing or effectiveness, or both. This late-filing/late-effectiveness provision also applies to the Common Stock Purchase Agreement between MMA Capital and the Company dated June 29, 2006 as set forth in the Company's Current Report on Form 8-K filed with the SEC on July 6, 2006. As of November 17, 2006, the Company has not filed a registration statement to register these shares and liquidated damages will be accrued beginning in the forth quarter of 2006.

         On July 28, 2006, the Company issued and sold 250,000 shares of its common stock to Miller Investments, LLC for $1.00 per share and warrants to purchase 250,000 shares of common stock at an exercise price of $1.00 per share. The warrants are exercisable for a period of five (5) years from the date of issuance.

         On August 9, 2006, the Company issued and sold 20,000 shares of its common stock for $1.00 per share and warrants to purchase an additional 10,000 shares at an exercise price of $1.00 per share.

Common Stock Issued Pursuant to Warrant Exercise
------------------------------------------------

         On March 15, 2006, the Company issued 133,332 shares of its common stock pursuant to the exercise of common stock warrants at an exercise price of $0.675 per share for an aggregate exercise price of $90,000.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

         On April 14, 2006, the Company issued 66,600 shares of its common stock pursuant to the exercise of common stock warrants at an exercise price of $0.675 per share for an aggregate exercise price of $45,000.

Common Stock Issued in Conversion of Convertible Notes Payable
--------------------------------------------------------------

         For the nine months ended September 30, 2006 the Company issued a total of 384,135 shares of its common stock pursuant to the conversion of six convertible promissory notes in the aggregate principal amount of $325,000 plus accrued interest of $22,092, at a conversion rate of $.90 per share. The Company expensed any remaining unamortized debt discount related to these notes upon conversion.

         On September 5, 2006, the Company issued 488,400 shares of its common stock pursuant to the conversion a related party convertible promissory note in the principal amount of $400,000 plus accrued interest of $39,560, at a conversion rate of $.90 per share.

Common Stock Issued For Services:
--------------------------------

         On July 1, 2006, the Company entered into an agreement with Redwood Consultants LLC to provide investor relation services to the Company. Pursuant to this agreement, the Company issued Redwood Consultants 400,000 vested shares of the Company's common stock valued at $500,000 or $1.25 per share determined using the market stock price as of the date of the agreement. The fair value of $500,000 will be amortized over the one year term of the agreement. The amortized value of $125,000 of this agreement at September 30, 2006 has been charged to operations as an expense and the remaining balance recorded as deferred consulting fees treated as a reduction in additional paid-in capital.

         On July 11, 2006, the Company entered into an agreement with The Research Works, LLC to provide equity research about the Company. Pursuant to the Agreement, the Company issued The Research Works 80,000 vested shares of the Company's common stock valued at $128,000 or $1.60 per share determined using the market stock price as of the date of the agreement. The fair value of $128,000 will be amortized over the term of the agreement from July 11, 2006 to August 1, 2007. The amortized value of $32,100 of this agreement at September 30, 2006 has been charged to operations as an expense and the remaining balance recorded as deferred consulting fees treated as a reduction in additional paid-in capital.

         On August 21, 2006, the Company issued 30,000 shares of its common stock to MMA Capital as payment for consulting services valued at $36,900 or $1.23 per share determined using the market stock price as of issuance. The value of these shares was expensed upon issuance.

         On August 29, 2006, the Company issued 170,000 shares of its common stock to Forte Capital as payment for consulting services valued at $212,500 or $1.25 per share determined using the market stock price as of issuance. The value of these shares was expensed upon issuance.

         On September 1, 2006, the Company issued 200,000 shares of its common stock to Len Sculler, a former director of the Company valued at $270,000 or $1.35 per share determined using the market stock price as of issuance. The value of these shares was expensed as director fees upon issuance.

         On September 20, 2006, the Company issued 100,000 shares of its common stock to IMS-GA, LLC, an entity affiliated through common management with MMA, as payment for consulting services valued at $125,000 or $1.25 per share determined using the market stock price as of issuance. The fair value of the $125,000 will be amortized over the one year term of the agreement. The amortized value of this agreement of $10,400 as of September 30, 2006 has been recorded as equity and charged to operations as an expense and the remaining balance recorded as deferred consulting fees treated as a reduction in additional paid-in capital.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

Common Stock Warrants and Valuation:
------------------------------------

         As of September 30, 2006, the Company had outstanding warrants exercisable for a total of 4,988,217 shares of common stock.

         The Company estimates the value of awards of share-based payments using the Black-Scholes option pricing method that uses assumptions in effect on the date of grant. The assumptions of volatility are based on historical volatility since the Company does not have traded options on which to base any estimate of implied volatility. The assumptions of expected term are based on the contractual term since the Company has no reliable history to measure the expected term. The risk free rate for periods within the expected term of the option are based on the U.S. treasury yield curve in effect at the time of the grant. From January 13, 2006, the merger date, to June 30, 2006, the Company used pre-merger and post merger stock prices for estimating volatility. Beginning in the quarter ended September 30, 2006, the Company calculated volatility by excluding stock prices prior to the merger date as the Company believes the post merger period of January 13, 2006 to the period end is now a representative period for measuring post merger volatility.

Common Stock Warrants Issued to Non-Employees:
---------------------------------------------

         A summary of warrant activity as of September 30, 2006 and changes during the nine months ended September 30, 2006 are as follows:

                                                          Weighted
                                              Weighted     Average
                                              Average     Remaining    Aggregate
                                              Exercise   Contractual   Intrinsic
Non-Employee Warrants               Shares     Price         Term        Value
---------------------               -------   --------   -----------   ---------
Outstanding at January 1, 2006 ..         0     0.00        0.00           -
Granted .........................   200,000     1.25        5.00           -
Exercised .......................         0     0.00         -             -
Forfeited or expired ............         0      -           -             -
Outstanding at September 30, 2006   200,000     1.25        5.00           -
Exercisable at September 30, 2006   200,000     1.25        5.00           -

         The weighted-average grant-date fair value of warrants granted to non-employees during the nine months ended September 30, 2006 and 2005 was $185,976 and $0, respectively.

         Effective January 16, 2006, the Company granted warrants exercisable for 200,000 shares of its common stock valued at $185,976 to MBN Consulting, LLC as payment for consulting services. The consulting agreement had a term of two years and contained termination provisions, including the Company's right to terminate the agreement upon 60 days written notice. The value of the warrants were determined based on the following assumptions: an exercise price of $1.25, an expected term equal to the warrant exercise period of 5 years, an expected volatility of 335%, no expected dividends and a risk free rate of 4.07. The value of the warrants of $185,976 was being amortized over the two year life of the consulting agreement. On July 18, 2006, the Company issued a written notice of termination and the consulting agreement was terminated on September 17, 2006. The remaining unamortized consulting fee was charged to operations upon termination.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

Warrants Issued for Cash
------------------------

         A summary of warrant activity for warrants sold for cash as of September 30, 2006 and changes during the nine months ended September 30, 2006 are as follows:

                                                          Weighted
                                              Weighted     Average
                                              Average     Remaining    Aggregate
                                              Exercise   Contractual   Intrinsic
Warrants Issued for Cash            Shares     Price         Term        Value
------------------------           ---------  --------   -----------   ---------
Outstanding at January 1, 2006 ..  1,104,923    0.70        3.99           -
Granted .........................  3,023,889    0.99        3.99           -
Issued in recapitalization ......    859,337    4.89        2.27           -
Exercised .......................   (199,932)   0.68         -             -
Forfeited or expired ............          -     -           -             -
Outstanding at September 30, 2006  4,788,217    1.63        3.29           -
Exercisable at September 30, 2006  4,788,217    1.69        3.54           -

         The weighted average valuation assumptions as of September 30, 2006 are as follows:

Expected volatility .............     343%
Weighted average volatility .....     343%
Expected dividends ..............     0
Expected term (in years) ........     5
Risk-free rate ..................     4.27%

         On January 3, 2006, pursuant to the agreement with Street Venture Partners, LLC, a related party (see Note 13), the Company issued warrants exercisable for 388,889 shares of its common stock, at an exercise price of $0.90 per share.

         On January 13, 2006, the Company issued warrants exercisable for 859,337 shares of its common stock at exercise prices ranging from $3.00 to $11.25 per share to the original shareholders of DynEco Corporation as part of the Company's recapitalization.

         On January 13, 2006 and September 20, 2006, pursuant to the Company's agreements with MMA Capital, the Company issued warrants exercisable for 2,000,000 and 250,000 shares of its common stock, respectively, at the exercise price of $1.00 per share (see Note 6). The value of the warrants were recorded as debt discount and are being amortized over the remaining term of the MMA convertible notes payable. (See Notes 6 and 7)

         On July 28, 2006, pursuant to the Company's agreement with Miller Investments, LLC, the Company issued warrants exercisable for 250,000 shares of its common stock at an exercise price of $1.00 per share issued. The warrants are exercisable for a period of five (5) years from the date of issuance.

         On July 15, 2006, pursuant to the sale of shares of its common stock, the Company issued warrants exercisable for 15,000 shares of its common stock at an exercise price of $1.00 per share. The warrants are exercisable for a period of five (5) years from the date of issuance.

         During the nine months ended September 30, 2006, pursuant to the conversion of outstanding promissory notes, the Company issued warrants exercisable for 120,000 shares of its common stock at exercise prices ranging from $.75 to $1.00 per share.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

NOTE 10  DEFERRED REVENUE

         Deferred revenue primarily represents money received from customers as either a deposit on, or full payment for, trips not yet traveled or services not yet earned. Total deferred revenue at September 30, 2006 was $654,769.

NOTE 11  RELATED PARTIES AND SIGNIFICANT SHAREHOLDERS

Diversified Acquisition Trust, LLC
----------------------------------

         Geoffrey J. Eiten is the sole beneficial owner of Diversified Acquisition Trust, LLC ("DAT"). Mr. Eiten, through the Trustee, exercises sole investment and voting powers over the Trust. On September 5, 2005, the Company issued the Trust a convertible promissory note in the principal amount of $400,000. The Note bears interest at 10% per annum and is convertible into shares of the Company's common stock at a conversion rate of $0.68 per share. In connection with this transaction, the Company also issued a warrant exercisable for shares of its common stock at the exercise price of $0.68 per share. On September 5, 2006, the convertible promissory note and all accrued interest were converted into 488,400 shares of the Company's common stock.

         DAT also held unsecured promissory notes in the amounts of $10,000, $30,000, and $25,000 all with a maturity date of February 28, 2006, and bearing an annual interest rate of 10.0%. The loans were repaid during the first quarter of 2006.

         DAT owns 1,395,066 shares or approximately 12% of the Company's issued and outstanding common stock as of September 30, 2006.

         Mr. Eiten was not employed by the Company at any time through September 30, 2006.

Street Venture Partners, LLC
----------------------------

         Street Venture Partners, LLC is a privately-held company owned equally by Daniel G. Brandano, the Company's CEO and Chairman, and his spouse. As of September 30, 2006, Street Venture Partners LLC owned 1,066,666 shares or approximately 9% of the Company's issued and outstanding common stock.

         See Note 13 for purchase of asset from this related party.

Claudale Ltd.
------------

         Claudale Limited is a Gibraltar-based company that manages a family trust (which owns no shares of the Company's common stock) for Mr. Daniel G. Brandano, the Company's CEO and Chairman. Mr. Brandano has no ownership interest in Claudale Limited and disclaims beneficial ownership or control of any shares of the Company's common stock owned by Claudale Limited.

         At September 30, 2006, Claudale Ltd. owned 693,333 shares or approximately 5.8% of the Company's issued and outstanding common stock.

Brian J. Brandano
-----------------

         At September 30, 2006, Brian J. Brandano owned 333,333 shares or approximately 2.8% of the Company's issued and outstanding common stock. Brian
J. Brandano is the son of Daniel G. Brandano, the Company's CEO and Chairman and was employed by the Company until July 2006.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

Payable to Employee (Stephen A. Hicks)
--------------------------------------

         At September 30, 2006, the Company owed $50,000 to Stephen A. Hicks, the former 100% shareholder of IRT-ITR, for advances made to IRT-ITR prior to its acquisition by the Company. There is currently no interest being charged for the use of the advance, nor is any interest anticipated to be paid.

NOTE 12  RECAPITALIZATION OF DYNAMIC LEISURE GROUP

         On January 13, 2006, DynEco entered into an agreement with the former shareholders of DLG, pursuant to which DynEco acquired all of the outstanding capital stock of DLG, and DLG became a wholly-owned subsidiary of DynEco.

         As consideration for its acquisition of the outstanding capital stock of DLG, DynEco issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of DLG.

         Issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of DLG pursuant to the Stock Exchange Agreement resulted in a change in control of DynEco where (a) the former shareholders of DLG acquired approximately 83% of the currently outstanding voting securities of DynEco, and (b) the designees of the former shareholders of DLG were appointed as the executive officers and a majority of the board of directors of DynEco. The Series A Preferred Stock converted into 6,566,667 shares of common stock of the Company when the Company's Articles of Incorporation were amended to increase the number of authorized shares of the Company's common stock sufficient to permit full conversion of the Series A Preferred Stock. DynEco also agreed that the currently outstanding options and warrants of DLG would be exchanged for options and warrants to purchase an aggregate of 1,493,887 post-reverse shares of common stock of DynEco, and that the then-outstanding convertible promissory notes of DLG would become convertible into 1,386,111 post-reverse shares of common stock of DynEco (after taking into account the Company's 1 for 30 reverse stock split which was effected on January 13, 2006.

         The transaction was exempt from the registration requirements of the Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         The transaction is treated as a recapitalization of DLG. Accordingly, the financial statements of the Company subsequent to the recapitalization consists of the balance sheets of both companies at historical cost, the historical operations of DLG, and the operations of DynEco from the recapitalization date.

NOTE 13  BUSINESS ACQUISITIONS AND ACQUISITION LIABILITIES

Casual Car General Service Agreement
------------------------------------

         On January 3, 2006, Street Venture Partners, LLC (See Note 9), sold the U.S. rights to the Casual Car General Service Agreement ("GSA") to DLG for an unsecured convertible Promissory Note in the amount of $350,000, and a warrant to purchase 388,889 shares of common stock at a fixed price of $.90 per share. The Promissory Note is convertible into the Company's common stock at $.90 per share and bears interest at 10% per annum. The agreement was recorded as an Intangible Asset at a value of $348,413, and a short term deposit of $1,587 and will be amortized over 2.5 years. The GSA allows the Company to sell car rental products to leisure travelers primarily in Europe and the United Kingdom, through Skycars International Rent a Car, Middlesex, United Kingdom.

         The Company plans to continue with the Casual Car GSA, selling direct to the final consumer via the Internet, under the Casual Car rental brand. The Casual Car GSA allows the Company to establish a foundation in certain desired leisure travel markets with multiple product offerings.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

Changes in L'Attitudes, Inc.
----------------------------

         On February 8, 2006, the Company consummated the purchase of all of the issued and outstanding capital stock of Changes in L'Attitudes, Inc. ("CIL"), for a purchase price of $2,090,680. The purchase price included the acquisition of intangible assets and goodwill related to CIL's position in the travel industry as a specialist in providing resort destination travel packages to the Caribbean and Eastern Mexico, its web based assets consisting of CIL's websites, URL's, and search engine optimization abilities that drive inquiries to the Company, and its management team and trained workforce. Almost all of its business originates via the Internet. CIL is located in Largo, Florida. It has since been integrated into the Company's corporate headquarters in Tampa, Florida. The purchase price consisted of a combination of cash ($640,000), 340,000 shares of the Company's common stock, valued at $2.50 per share (the average closing price of the Company's common stock during the acquisition period ($850,680)), and a one-year secured Convertible Promissory Note in the principal amount of $600,000 convertible into shares of the Company's common stock at $1.50 per share. The cash portion of the purchase price was payable in two tranches, $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CIL for the years ended December 31, 2004, and December 31, 2005. As of September 30, 2006, the remaining cash portion of the purchase price has not been paid.

         Additional shares of common stock may be issued if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues to the acquiree/seller Dynamic's common stock at a rate of less than $1.50 per share. The issuance of any additional shares will not result in a change to the recorded value of this acquisition because the issuance of additional shares is contingent upon a change in security price. The Company agreed to include the sale of the shares issued and those issuable upon conversion of the Note in the next registration statement filed by the Company. That registration statement was filed with the SEC on May 12, 2006.

         The Convertible Promissory Note bears interest at the rate of 9% per annum, and matures on February 7, 2007. The Note is convertible into shares of the Company's common stock, on or before the maturity date, at the conversion rate of $1.50 per share. The conversion rate may be adjusted downward if the Company, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. Subsequent to the Closing Date, if the Company obtains cumulative net external financing of $2,500,000 or more, early repayment of 50% of the outstanding balance on the Note may be required. If the Company receives in excess of $5,000,000 in cumulative net external financing, an early repayment of the full outstanding balance on the Note may be required. The Company has agreed to include the sale of the shares issued, and those issuable upon conversion of the Note in the next registration statement filed by the Company. The Note is secured by a lien on the assets of CIL. A beneficial conversion value of $480,000 was calculated by multiplying the expected number of shares to be issued upon conversion of the debt by the difference between the conversion price of $1.50 per share and the market value of the common stock on the debt issuance date of $2.70 per share. The debt discount is being amortized over the term of the debt.

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The allocation includes estimates that were not finalized at September 30, 2006. Purchase price adjustments following the closing are customary.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

                                                    February 8, 2006
                                                    ----------------

         Current assets .......................        $  836,330
         Other assets .........................            53,011
         Intangible assets.....................           590,000
         Goodwill .............................         1,610,336
                                                       ----------
         Total assets .........................         3,089,677
         Current liabilities ..................           998,997
                                                       ----------
         Net assets acquired ..................        $2,090,680
                                                       ==========

         Goodwill of $1,610,336 is expected to be deductible over 15 years for tax purposes. The intangible asset relates to a value assigned to CIL's web based assets consisting of CIL's internet presence through its websites, URL's, and search engine optimization abilities that drive inquires to the Company. The amortization period is five years or 60 months from the acquisition date. However, since the purchase price allocation was revised 5 months after the acquisition, the amortization will occur over the remaining life of 55 months beginning July 1, 2006. The web based assets acquired were valued based upon the estimated annual number of inquiries resulting from CIL's internet presence multiplied by an estimated cost per inquiry then projected over a 60 month period.

         The results of CIL operations are included in the consolidated financial statements beginning with the date of acquisition.

         On November 13, 2006, the seller filed a complaint in Hillsborough County, Florida, Circuit Court against the Company seeking approximately $420,000 in breach of contract damages relating to the Company's acquisition of Changes In L'Attitudes. Interest expense of $81,000 relative to this claim has been accrued as of September 30, 2006. (See Note 15)

Island Resort Tours, Inc. and International Travel and Resorts, Inc.
--------------------------------------------------------------------

         On March 6, 2006, the Company purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc. ("ITR"), for a purchase price of $4,783,300. The purchase price included the acquisition of intangible assets and goodwill related to its contacts and contracts with travel suppliers, expertise of its management team and trained workforce. The acquisition of IRT and ITR is expected to increase the Company's presence in the desired Caribbean leisure travel market, provide access to key travel industry products, and add to the expertise of the Company's management team. IRT and ITR are both located in New York, New York.

         The purchase price consisted of a combination of cash ($1,500,000), 700,000 shares of the Company's common stock valued at $2.62 per share (the average closing price of the Company's common stock during the acquisition period ($1,833,300)), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The cash portion of the purchase price is payable in two tranches, $500,000 delivered at closing, with the balance to be delivered on or before May 5, 2006, following completion of audits of the financial statements of IRT and ITR for the years ended December 31, 2004 and 2005. The Company is currently in discussion with the former owner of IRT - ITR to reduce the cash portion of the payment. The agreed upon amount will be paid when an agreement is reached.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

         Additional shares of the Company's common stock may be issued if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues shares of its common stock at a rate less than $1.50 per share. The issuance of any additional shares will not result in a change to the recorded value of this acquisition because the issuance of additional shares is contingent upon a change in security price. In such event, additional shares may be issued equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of the Company's common stock could be issued as a result of this adjustment provision.

         The Convertible Promissory Note bears interest at the rate of 9% per annum and matures on March 6, 2007. The Note is convertible into shares of the Company's common stock on or before the maturity date at a rate of $1.50 per share. The conversion rate may be adjusted downward if the Company, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. A beneficial value of $1,208,334 was calculated by multiplying the expected number of shares to be issued upon conversion of the debt by the difference between the conversion price of $1.50 per share and the market value of the common stock on the debt issuance date of $2.70 per share. The debt discount is being amortized over the term of the Note.

         Subsequent to the Closing Date, if the Company obtains cumulative net external financing of $3,500,000 or more prior to the maturity date, early repayment of 50% of the outstanding balance on the Note may be required. If the Company receives in excess of $7,000,000 in cumulative net external financing prior to the maturity date, an early repayment of the full outstanding balance on the Note may be required. The Company agreed to include the sale of the shares issued and those issuable upon conversion of the Note in the next registration statement filed by the Company. That registration statement was filed with the SEC on May 12, 2006.

         The Note is secured by a lien on assets of IRT and ITR

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The allocation includes estimates that were not finalized at September 30, 2006. Purchase price adjustments following the closing are customary.

                                                           March 6, 2006
                                                           -------------
         Current assets ............................         $  708,167
         Other assets ..............................             80,236
         Intangible ................................          1,600,000
         Goodwill ..................................          3,505,360
                                                             ----------
         Total assets ..............................          5,893,763
         Current liabilities .......................          1,110,463
                                                             ----------
         Net assets acquired .......................         $4,783,300
                                                             ==========

         Goodwill of $3,505,360 is expected to be deductible over 15 years.

         Intangible assets represents the value of certain airline contracts that the Company assumed in the purchase of IRT/ITR. These contracts allow the Company to purchase airline tickets on a wholesale basis. The amortization period is three years or 36 months from the acquisition date. However, since the purchase price allocation was revised four months after the acquisition, the amortization will occur over the remaining life of 32 months beginning July 1, 2006. The airline contracts were valued based upon the expected net cash flow from bulk airline ticket sales over three years.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

         The results of IRT/ITR operations are included in the consolidated financial statements beginning with the date of acquisition.

         The table below summarizes the unaudited pro forma information of the consolidated results of operations for the nine months ended September 30, 2006 and 2005 as though the CIL and IRT-ITR business combinations had been completed as of the beginning of the period reported on:

                                              2006             2005
                                              ----             ----
         Revenues ...................     $ 5,222,414      $ 6,237,787
         Cost of Revenue ............       3,575,595        4,665,067
         Gross Profit ...............       1,646,819        1,572,720
         Operating Expenses .........       5,453,523        2,953,960
         Operating Loss .............      (3,806,704)      (1,381,240)
         Other Expenses .............      (3,068,252)      (1,078,217)
         Net Loss ...................      (6,874,956)      (2,459,457)
         Net Loss per share .........     $     (0.70)     $     (0.18)

         The main difference in the net loss between 2006 and 2005 is due to the fact that in 2005 DLG was a development-stage company with minimal expenses. In 2006 expenses were incurred as a result of acquisitions, organizational costs relating to establishing company structure, expenditures related to being a public company, and the building of a corporate staff.

NOTE 14  OTHER MATTERS

Separation Agreement dated January 13, 2006
-------------------------------------------

         In connection with the transactions contemplated by the Stock Exchange Agreement described elsewhere in this Report, DynEco and Dr. Thomas Edwards entered into a Separation Agreement dated January 13, 2006 under which:

      o The Employment Agreement dated as of January 1, 2004 by and between DynEco Corporation and Dr. Edwards was terminated;

      o Dr. Edwards irrevocably waived, forfeited and relinquished any right to receive any accrued or deferred compensation in connection with his prior services rendered to Dynamic Corporation. As of March 31, 2006, $283,625 in deferred compensation payable to Dr. Edwards was accrued;

      o The parties confirmed that they entered into a modification agreement relating to the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

      o DynEco irrevocably waived, forfeited and relinquished any right, title or interest in any intellectual property created by Dr. Edwards during the course of his services to DynEco, other than the intellectual property covered by the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

      o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the lease covering Dynamic's facilities in Rockledge, Florida, and Dr. Edwards assumed all of Dynamic's obligations thereunder; and

      o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the furniture, property and equipment located at DynEco's facilities in Rockledge, Florida, and Dr. Edwards has assumed all of DynEco's obligations thereunder.

         The Separation Agreement resulted in the forfeiture of accrued compensation of $283,625 by Dr. Edwards in 2006, and the transfer to him of $33,418 recorded net value of fixed assets, both of these items were written off the balance sheet of DynEco prior to the recapitalization that occurred on January 13, 2006.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

MANAGEMENT OF THE COMPANY
-------------------------

         In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Note, Thomas C. Edwards resigned as an officer (President and Chief Executive Officer) and director of DynEco Corporation, and Kevin Hooper resigned as a director of DynEco Corporation. In accordance with the terms of the Stock Exchange Agreement, Leonard Sculler, who has served as a director of DynEco Corporation since June 2003, continued to serve as a director of the Company until his resignation on November 6, 2006. George R. Schell, who served as a director of DynEco since 1998, confirmed in a January 2006 telephone conversation with the Company's General Counsel that he had informally resigned as a director of DynEco Corporation, and was not re-elected at a January 31, 2006 Meeting of Shareholders.

         At the Meeting of Shareholders, the following persons were elected to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified:

         Daniel G. Brandano
         Thomas W. Busch
         Robert A.G. LeVine
         Leonard Sculler

         In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Report, the following persons were appointed to serve as officers of the Company, in the capacities indicated, until the next annual meeting of the board of directors and until their successors are duly elected and qualified:

         Daniel G. Brandano - President
         Thomas W. Busch - Vice President and Treasurer
         Robert A.G. LeVine - Secretary

         On June 5, 2006, Thomas W. Busch resigned as Director, Vice President, Treasurer and Chief Financial Officer of Dynamic Leisure Corporation. Daniel G. Brandano assumed the responsibilities of treasurer and chief financial officer. On November 6, 2006, Len Sculler and Robert LeVine submitted their resignations, effective immediately, from the Board of Directors of the Company. The resignations were not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices. On November 6, 2006, the Company's Board appointed Mark E. Crone and Eric H. Winston to fill the Board vacancies created by the resignations of Mr. Sculler and Mr. LeVine.

EXCLUSIVE PATENT AND KNOW-HOW LICENSE AGREEMENT DATED JANUARY 12, 2006
----------------------------------------------------------------------

         On January 12, 2006, DynEco and Dr. Thomas C. Edwards, the Company's then CEO entered into an Exclusive Patent and Know-How License Agreement that amended and superseded the Exclusive Patent and Know-How License Agreement dated February 4, 2004, by and between DynEco and Dr. Edwards. The 1994 Agreement granted DynEco the exclusive license to use certain patented technology owned by Dr. Edwards, in return for a royalty payment to Dr. Edwards based upon a percentage of revenues generated from sales of products incorporating the licensed technology. The Company subsequently granted the Parker-Hannifin Corporation an exclusive license to use the technology covered by 1994 License Agreement in UniVane(R) products developed by Parker-Hannifin.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

         Under the January 12, 2006 Exclusive Patent and Know-How License Agreement, Dr. Edwards has relinquished any entitlement to royalty payments under the Exclusive Patent and Know-How License Agreement dated February 4, 2004 and has assigned and transferred to DynEco all of his right, title and interest under the Exclusive Patent and Know-How License Agreement dated February 4, 2004. The Company acquired the right, title and interest as part of the Stock Exchange Agreement.

         On October 5, 2006, the Company entered into an Assignment and Assumption Agreement, with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneers Exploration, Inc. all of the Company's right, title and interest in the Exclusive Worldwide License Agreement between the Company and Parker Hannifin Corporation dated May 1, 2003, and Buccaneer Exploration agreed to assume all of the Company's obligations under the License Agreement, including repayment of any amounts the Company expended in association with the License Agreement. The consummation of this transaction is subject to the approval of TRDA, which has not yet been granted by TRDA as of the date of this filing.

         On October 5, 2006, the Company entered into a second Assignment and Assumption Agreement with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneer Exploration, Inc. all of the Company's right, title and interest in the TRDA Funding Agreement dated November 20, 2002 with the Technology Research Development Authority of the State of Florida ("TRDA"), and Buccaneer Exploration has agreed to assume all of the Company's obligations under the Funding Agreement, including payment of the Company's TRDA loan payable - TRDA. The consummation of this transaction is subject to the approval of TRDA, which has not yet been granted by TRDA as of the date of this filing.

         On October 5, 2006, the Company entered into a third Assignment and Assumption Agreement with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneer Exploration, Inc. all of the Company's right, title and interest in the Exclusive Patent and Know-How License Agreement dated January 12, 2006, by and between DynEco Corporation (n/k/a Dynamic) and Dr. Thomas C. Edwards, and Buccaneer Exploration agreed to assume all of the Company's obligations under the Edwards Patent Agreement.

ARTICLES OF CORRECTION TO CHANGE DYNECO CORPORATION'S NAME
----------------------------------------------------------

         On February 28, 2006, DynEco filed Articles of Correction with the Secretary of State of Minnesota, to change DynEco's name to Dynamic Leisure Corporation. These Articles were effective in the State of Minnesota at the close of business on March 3, 2006.

         There was no financial effect related to this filing.

NOTE 15  SUBSEQUENT EVENTS AND CONTINGENCIES

         On October 12, 2006, the Company sold 10,000 shares of common stock for $10,000 or $1.00 per share.

         On November 6, 2006, the Company's Board of Directors appointed Mark E. Crone and Eric H. Winston to fill the vacancies created by the resignations of Mr. Sculler and Mr. LeVine. The Company granted Eric H. Winston 200,000 shares of common stock valued at $140,000 or $.70 per share (based on the closing price of the Company's common stock on the date of issuance). The Company also granted Mark E. Crone an option to purchase 200,000 shares of the Company's common stock at a purchase price of $0.70 per share, the closing price of the Company's common stock on the date of grant.

         On November 6, 2006, the Company granted an option to purchase 800,000 shares of its common stock at an exercise price of $0.70 per share, the closing price of the Company's common stock on the date of grant, to its attorneys as compensation for professional fees.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

         On November 9, 2006, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium"). Partners, Offshore, Qualified and Millenium are collectively referred to as the "Purchasers". Whereby the Company sold to the Purchasers Secured Convertible Term Notes (the "Notes") in the aggregate principal amount of One Million Dollars ($1,000,000). The $1,000,000 is to be funded in two tranches ($600,000 on November 9, 2006, and $400,000 upon filing the Registration Statement). The offering was made pursuant to Section 4(2) of the Act, as amended. The Notes bear interest at 6% per annum, unless the common stock of the Company is greater than $1.25 per share for each trading day of a month, in which event no interest is payable during such month. The Notes are convertible into common stock of the Company at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion; provided, however, that the Notes are convertible into common stock of the Company at a 45% discount in the event that the Registration Statement covering the resale of securities underlying the Notes ("Registration Statement"), is filed on or before December 11, 2006; and (ii) a 40% discount in the event that the Registration Statement becomes effective on or before March 9, 2007. In connection with the offering, the Company issued an aggregate of 5,000,000 warrants to purchase common stock at a price of $1.50 per share ("Warrants"). The Warrants are exercisable for a period of seven years. The number of shares subject to the Warrant and the exercise price are subject to adjustment for stock splits, stock combinations and certain dilutive issuances, including the issuance of shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the 5-day average of the last reported sales of the Company's Common Stock. In addition, in certain circumstances the warrant exercise price will be adjusted if after the Registration Statement is declared effective, the closing price for the Company's Common Stock closes below $1.00.

         The conversion of the Notes is subject to an effective Registration Statement pursuant to the terms of a Registration Rights Agreement. The Company has the right to redeem the Notes under certain circumstances, as well as the right to pay monthly cash payments to prevent any conversion of the Notes during such month. The Notes are secured by all of the Company's assets pursuant to the terms of a Security Agreement and Intellectual Property Security Agreement. The proceeds of the offering will be used to repay certain indebtedness and for working capital.

         Due to the variable conversion price, the secured convertible term notes will be bifurcated and recorded as two liability instruments, a debt instrument and an embedded conversion option liability at fair value.

         The Company has been named as a principal party to proceedings brought by Raymon Valdes and Changes In L'Attitudes, Inc. in Hillsborough County, Florida, Circuit Court. The proceedings began on November 13, 2006. The Company recently received service of the complaint and is reviewing its contents. The complaint seeks approximately $440,000 on breach of contract theories relating to the Company's acquisition of Changes In L'Attitudes. The Company is in the process of retaining counsel to respond to the complaint and anticipates issuing additional comment on its legal position after full review of the matter. An acquisition payable of $440,000 and interest expense totaling $81,000 has been accrued as of September 30, 2006, relative to this proceeding.

                        DYNECO CORPORATION AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2005 and 2004


                                                                        Page(s)
                                                                        -------

Report of Independent Registered Public Accounting Firm ...............   F-33

Consolidated Balance Sheets ...........................................   F-34

Consolidated Statement of Operations ..................................   F-35

Consolidated Statement of Changes in Stockholders' Deficiency .........   F-36

Consolidated Statement of Cash Flows ..................................   F-37

Notes to Financial Statements .........................................F-38 - 62

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors and Shareholders of:
   DynEco Corporation:

We have audited the accompanying consolidated balance sheets of DynEco Corporation as of December 31, 2005 and 2004 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DynEco Corporation as of December 31, 2005 and 2004 and the consolidated results of its operations and its cash flows for the each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 14, subsequent to the issuance of the Company's December 31, 2005 financial statements included in the Company's 2005 Form 10-KSB and the SB-2, as amended, of Dynamic Leisure Corporation and our report thereon dated March 20, 2006, we became aware that a premium penalty payment that is due under the convertible promissory notes, in the event of default, should have been accrued as of December 31, 2005. In our related report we expressed an unqualified opinion with an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern. Our opinion on the revised financials, as expressed herein, remains unqualified with an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's net loss in 2005 of $603,773, net cash used in operations in 2005 of $355,352, and working capital deficit of $1,111,143 accumulated deficit of $8,738,601 and stockholders' deficiency of $1,183,489 at December 31, 2005 and default on $35,000 of notes payable as well as default on $309,789 of convertible promissory notes raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 20, 2006 (except for Note 14, as to which the date is July 14, 2006)

                                 DYNECO CORPORATION AND SUBSIDIARY
                                    CONSOLIDATED BALANCE SHEETS
                                 As of December 31, 2005 and 2004
                                              ASSETS
                                                                             2005          2004
                                                                         -----------   -----------
                                                                          (RESTATED,
                                                                         SEE NOTE 14)
Current Assets
  Cash ................................................................  $         -   $    16,889
  Accounts receivable .................................................            -         6,875
  Other current assets ................................................            -         5,143
                                                                         -----------   -----------
    Total Current Assets ..............................................            -        28,907

Property and equipment, net ...........................................       33,418        59,448
                                                                         -----------   -----------

Other Assets
  Deposits ............................................................          521           566
  Debt issue costs, net ...............................................       28,434             -
                                                                         -----------   -----------
    Total Other Assets ................................................       28,955           566

    Total Assets ......................................................  $    62,373   $    88,921
                                                                         ===========   ===========

                                LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Convertible promissory notes, net of discount .......................  $   115,380   $         -
  Bank overdraft liability ............................................          232             -
  Accounts payable ....................................................       62,921       126,240
  Accrued compensation ................................................      283,625       280,708
  Accrued interest ....................................................       59,930        24,850
  Accrued default premium .............................................       77,578             -
  Other accrued liabilities ...........................................       20,029         5,859
  Loan payable ........................................................      208,987       190,935
  Loan payable - Bank .................................................        4,653        37,102
  Current maturity of notes payable - Shareholders ....................       37,216         1,538
  Warrant liability ...................................................      240,592             -
                                                                         -----------   -----------

    Total Current Liabilities .........................................    1,111,143       667,232

Long Term Liabilities
  Loans payable - Bank, net of current portion ........................       15,501       120,549
  Notes payable - Shareholders, net of current portion ................      119,218        20,336
                                                                         -----------   -----------

    Total Long Term Liabilities .......................................      134,719       140,885

    Total Liabilities .................................................  $ 1,245,862   $   808,117
                                                                         -----------   -----------

Commitments and contingencies

Stockholders' Deficit
  Preferred stock, $0.01 par value, 19,650,000 shares authorized,
    none issued and outstanding .......................................  $         -   $         -
  Preferred stock series A, $0.01 par value, 350,000 shares authorized,
    none issued and outstanding .......................................            -             -
  Common stock, $0.01 par value, 300,000,000 shares authorized,
    1,157,951 shares and 1,103,766 issued and outstanding
    as of 12/31/2005 and 12/31/2004, respectively .....................       11,580        11,038
  Common stock issuable, at par value (40,000 shares) .................            -            67
  Additional paid-in capital ..........................................    7,543,532     7,404,527
  Accumulated deficit .................................................   (8,738,601)   (8,134,828)
                                                                         -----------   -----------

    Total Stockholders' Deficit .......................................   (1,183,489)     (719,196)
                                                                         -----------   -----------

    Total Liabilities and Stockholders' Deficit .......................  $    62,373   $    88,921
                                                                         ===========   ===========

                        See accompanying notes to the financial statements

                                                F-34

                        DYNECO CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2005 and 2004

                                                       YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                         2005           2004
                                                     -----------    -----------
                                                      (RESTATED,
                                                     SEE NOTE 14)

Revenues - Consulting ............................    $        -    $   275,000
  Compressor prototypes ..........................             -         11,900
                                                     -----------    -----------
    Total Revenues ...............................             -        286,900

Cost of revenues .................................             -         16,096
                                                     -----------    -----------

  Gross Profit ...................................             -        270,804

Operating Expenses
  Compensation ...................................       141,603        168,541
  General and administrative .....................       354,139        357,069
  Impairment loss ................................             -        144,603
  Bad debt expense ...............................         1,956              -
                                                     -----------    -----------

    Total Operating Expenses .....................       497,698        670,213
                                                     -----------    -----------

    Loss from Operations .........................      (497,698)      (399,409)

Other Income (Expense)
  Interest income ................................         1,257            313
  Other income ...................................        82,879              -
  Interest expense ...............................      (276,619)       (35,427)
  Warrant valuation income .......................        86,408              -
                                                     -----------    -----------

    Total Other Expense, net .....................      (106,075)       (35,114)
                                                     -----------    -----------

    Net Loss .....................................   $  (603,773)   $  (434,523)
                                                     ===========    ===========

Net Loss Per Share - Basic and Diluted ...........   $     (0.54)   $     (0.39)
                                                     ===========    ===========

Weighted average number of shares outstanding
  during the period - basic and diluted ..........     1,125,327      1,102,332
                                                     ===========    ===========

               See accompanying notes to the financial statements

                                          DYNECO CORPORATION AND SUBSIDIARY
                             CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                                   For the Years Ended December 31, 2005 and 2004

                                                                             Additional                    Total
                                                            Common Stock      Paid In     Accumulated   Stockholders'
                                       Common Stock           Issuable        Capital       Deficit        Equity
                                   ---------------------   --------------   -----------   -----------   -----------
BALANCE AT DECEMBER 31, 2003 ....   1,097,099   $ 10,971   $ 3,333   $ 33   $ 7,349,628   $(7,700,305)  $  (339,673)
Exchange of issuable Common stock
  For Common Stock Option .......           -          -    (3,333)   (33)           33             -             -
Common stock issued for services        6,667         67         -      -        23,933             -        24,000
Common stock warrants granted for
services ........................           -          -         -      -        11,000             -        11,000
Common stock issuable for cash ..           -          -     6,667     67        19,933             -        20,000
Net Loss for 2004 ...............           -          -         -      -             -      (434,523)     (434,523)
                                   ----------   --------   -------   ----   -----------   -----------   -----------

BALANCE AT DECEMBER 31, 2004 ....   1,103,766     11,038     6,667     67     7,404,527    (8,134,828)     (719,196)

Common stock issued from 2004 ...       6,667         67    (6,667)   (67)            -             -             -
Common stock issued for cash ....      48,333        483         -      -        84,517             -        85,000
Option Grant ....................           -          -         -      -        56,925             -        56,925
Common stock surrendered for Note        (815)        (8)        -      -        (2,437)            -        (2,445)
Net Loss for 2005
 (Restated, see Note 14) ........           -          -         -      -             -      (603,773)     (603,773)
                                   ----------   --------   -------   ----   -----------   -----------   -----------

BALANCE AT DECEMBER 31, 2005
  (Restated see Note 14) ........   1,157,951   $ 11,580   $     -   $  -   $ 7,543,532   $(8,738,601)  $(1,183,489)
                                   ==========   ========   =======   ====   ===========   ===========   ===========

                                 See accompanying notes to the financial statements

                                                        F-36

                                 DYNECO CORPORATION AND SUBSIDIARY
                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                          For the Years Ended December 31, 2005 and 2004
                                                                           YEARS ENDED DECEMBER 31,
                                                                              2005          2004
                                                                           ---------     ---------
                                                                           (RESTATED,
                                                                          SEE NOTE 14)

Cash Flows from Operating Activities:
  Net loss ............................................................    $(603,773)    $(434,523)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization ...................................       27,041        28,757
      Amortization of debt issue costs ................................       20,291             -
      Amortization of debt discount ...................................      132,591             -
      Interest accretion on loan payable ..............................       21,936        19,633
      Impairment loss .................................................            -       144,603
      Bad debt expense ................................................        1,956             -
      Write off of deposit ............................................           46             -
      Common stock issued for services ................................            -        24,000
      Warrants issued for services     ................................            -        11,000
      Stock option grant for consultants ..............................       56,925             -
      Write off of accounts payable ...................................      (82,879)            -
      Warrant valuation expense .......................................      (86,408)            -
    (Increase) decrease in current assets:
      Accounts receivable .............................................        6,875        18,125
      Other current assets ............................................          742         1,940
      Other  assets ...................................................            -          (521)
    Increase (decrease) in current liabilities:
      Accounts payable ................................................       19,560         9,250
      Accrued expenses ................................................            -        (4,223)
      Accrued salaries ................................................        2,917             -
      Accrued Interest Payable ........................................       35,080             -
      Accrued default premium .........................................       77,578             -
      Other accrued liabilities .......................................       14,170         5,859
                                                                           ---------     ---------

      Net Cash Used In Operating Activities ...........................     (355,352)     (176,100)
                                                                           ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment ...............................       (1,011)       (8,491)
  Disbursements relating to patent rights .............................            -        (1,049)
                                                                           ---------     ---------

      Net Cash Used In Investing Activities ...........................       (1,011)       (9,540)
                                                                           ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Note repayments .....................................................       (1,217)       (2,309)
  Loan repayments .....................................................       (4,066)      (14,603)
  Increase in loans payable ...........................................            -             -
  Proceeds from convertible promissory notes ..........................      300,000             -
  Repayment of convertible promissory notes ...........................      (17,211)            -
  Repayment of capital lease obligation ...............................       (1,538)            -
  Debt issue costs ....................................................      (21,726)            -
  Proceeds from common stock ..........................................       85,000        20,000
  Cash overdraft ......................................................          232             -
                                                                           ---------     ---------

      Net Cash Provided By  Financing Activities ......................      339,474         3,088
                                                                           ---------     ---------

Net Decrease in Cash ..................................................      (16,889)     (182,552)

Cash at Beginning of Year .............................................       16,889       199,441
                                                                           ---------     ---------

Cash at End of Year ...................................................    $       -     $  16,889
                                                                           =========     =========

Supplemental disclosure of cash flow information:

  Cash paid during the year for income taxes ..........................    $       -     $       -
                                                                           =========     =========
  Cash paid during the year for interest ..............................    $   9,411     $  10,544
                                                                           =========     =========

Supplemental Disclosure of non-cash investing and financing activities:

  Exchange of employee receivable for stock receivable ................    $   2,250     $       -
                                                                           =========     =========
  Issuance of promissory notes as debt issue cost .....................    $  27,000     $       -
                                                                           =========     =========
  Discount on promissory notes ........................................    $ 327,000     $       -
                                                                           =========     =========
  Refinance of lease obligation .......................................    $       -     $  24,525
                                                                           =========     =========

                        See accompanying notes to the financial statements

                                               F-37

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

            DynEco Corporation and Subsidiary ("DynEco", "we", "us", "our" or the "Company") is engaged primarily in developing and commercializing patented air and hydrogen compressors, known collectively as UniVane(R) devices, for stationary and automotive fuel cells. During 2005 and 2004, the Company's wholly-owned subsidiary, DynEco International, Inc., was inactive.

         Principles of Consolidation:

            For the years ended December 31, 2005 and 2004, the financial statements include the accounts of DynEco Corporation and its wholly-owned subsidiary, DynEco International, Inc. All references to "the Company" in these financial statements relate to the consolidated entity. All significant intercompany accounts and transactions have been eliminated in consolidation.

         Use of Estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

            Significant estimates in 2005 and 2004 include an estimate of the deferred tax asset valuation allowance, allowance for doubtful accounts on accounts receivable, amortization period on patent rights, valuation of patent rights, depreciable lives on equipment and valuation of stock based compensation.

         Cash and Cash Equivalents:

            For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         Property and Equipment:

            Property and equipment is stated at cost. Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets which ranges from three to seven years. Expenditures for additions and improvements are capitalized, while repairs and maintenance are expensed as incurred.

         Patent Rights:

            Patent rights consist of the costs incurred to obtain patent rights associated with compressor technology. Patent rights are amortized using the straight-line method

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            over their seventeen to twenty year life commencing upon patent issuance and the generation of revenues utilizing the underlying technology. The Company reviews its patent rights for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. If the undiscounted future cash flows of the patent rights are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized. The Company recorded and charged to operations, impairment losses of $144,603, relating to patent rights, for the year ended December 31, 2004. All expenditures during 2005 were charged to operations.

         Impairment of Other Long-Lived Assets:

            The Company reviews other long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized.

         Stock-Based Compensation:

            The Company has two active stock-based compensation plans, which are described more fully in Note 10. The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company issued stock options to directors, employees, and the chief executive officer totaling 23,333 and zero, respectively, in 2005 and 2004. No stock-based employee compensation cost is reflected in net income during 2005 and 2004. The Company issued 19,167 options and recorded $56,925 in expense for options issued to consultants in 2005.

            The Company adopted the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," and SFAS No. 148 "Accounting for Stock Based Compensation - Transition and Disclosure," which permits entities to provide pro forma net income
            (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

            The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

            The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of FASB Statement No.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            123, Accounting for Stock-Based Compensation, to stock-based employee compensation as of December 31:

                                                         2005         2004
                                                      ----------   ----------
            Net loss, as reported ..................  $ (603,773)  $ (434,523)
            Add: Stock-based  employee compensation
              expense included in reported net
              income, net of related tax effects ...           -            -
                                                      ----------   ----------
            Deduct: Total stock-based compensation
              expense, determined under fair value
              based method for all awards, net of
              related tax effects ..................      69,300            -
                                                      ----------   ----------
            Pro forma net loss .....................  $ (673,073)  $ (434,523)
                                                      ==========   ==========
            Basic and diluted per share information:
            Net loss per share, as reported ........  $    (0.54)  $    (0.39)
                                                      ==========   ==========
            Net loss per share, pro forma ..........  $    (0.60)  $    (0.39)
                                                      ==========   ==========

         Revenue Recognition:

            The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

            The Company had two sources of revenues totaling $0 and $286,900 during the years ended December 31, 2005 and 2004 respectively; compressor revenues and contract consulting revenue.

            Compressor revenues totaled $11,900 for 2004. Sales revenues for customer orders of compressors are recognized at the time of order completion, defined as when all Company manufacturing and internal inspection obligations related to that order have been satisfied. This occurs upon order shipment.

            Contract consulting revenue totaled $275,000 for 2004 and related to the Parker-Hannifin ("Parker") agreement stipulating a monthly fee of $25,000 per month starting in June 2003. Contract consulting revenue is recognized for service contracts at the time of satisfaction of all obligations pursuant to the underlying contract. That contract terminated after November 2004.

         Research and Development:

            In accordance with Statement of Financial Accounting Standards No. 2 "Accounting For Research and Development Costs," the Company expenses all research and development costs. Research and development expenses included in General and administrative expenses were $100,383 and $145,171 in 2005 and 2004, respectively.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Income Taxes:

            The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

         Basic and Diluted Net Income (Loss) Per Share:

            Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. At December 31, 2005, there were warrants and options convertible into 983,876 common shares and debt convertible into 109,000 common shares which may dilute future earnings per share. There is no calculation of fully diluted earnings per share in 2005 or 2004 due to the Company reporting a net loss and the exercise or conversion of common stock equivalents would have been anti-dilutive.

         Concentration of Credit Risk and Other Concentrations

            Financial instruments that potentially subject the Company to concentration of credit risk consist principally of accounts receivable. Accounts receivable arose principally from consulting contract revenues with Parker-Hannifin Corporation in 2004, from the sale of developmental compressor products to the Company's customer base consisting of businesses in the stationary and automotive fuel cell industries located throughout the world.

            The Company performs ongoing credit evaluations of its customers' financial condition, and generally requires no collateral from its customers. The Company's credit losses are subject to general economic conditions of the emerging fuel cell industry. There were no accounts receivable at December 31, 2005. At December 31, 2004, $6,797 or 99% of the accounts receivable balance was due from one customer.

            The Company had no revenue in 2005, and recognized $275,000 or 96% in revenues for the year ended December 31, 2004 from one customer.

            As of December 31, 2005, the Company's business is dependent upon three U.S. patents along with several related foreign patents and foreign patents pending. All patents issued and pending are in the name of a current officer/director of the Company, which the Company licenses from that officer/director pursuant to the terms of a Technology License Agreement (see Note 9).

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            The Company is relying on its Parker-Hannifin Exclusive Worldwide License Agreement for future revenues (see Note 9).

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

            The Company's financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, notes payable and capital leases. The fair values of cash, accounts receivable, accounts payable and accrued liabilities approximated carrying values due to the short-term nature of these instruments. Fair values for notes payable and capital leases are not readily available, but the carrying values are believed to approximate fair value.

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply to the Company.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB.

         Reclassifications:

            Certain amounts in the 2004 financial statements have been reclassified to conform with the 2005 presentation.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 2   GOING CONCERN (Restated, see Note 14)

         The Company has a net loss of $603,773 and net cash used in operations of $355,352 for the year ended December 31, 2005, a working capital deficiency of $1,111,143, accumulated deficit of $8,738,601, and a stockholders' deficiency of $1,183,489 at December 31, 2005. Additionally, the Company was in default of the repayment terms on notes payable aggregating $35,000 as well as defaulting on the repayment terms of the convertible promissory notes aggregating $309,789 at December 31, 2005. Because the Company's developmental contracts generate insufficient operating capital and given these financial results along with the Company's expected cash requirements in 2006, additional capital investment will be necessary to develop and sustain the Company's operations.

         Management's plans to raise additional capital have been successful. The Company was forced to cease its present operations. In January 2006, the Company entered into a Stock Exchange Agreement with Dynamic Leisure Group, Inc. ("DLG"). The shareholders of DLG acquired sufficient shares in the exchange to obtain more than 80% control of the Company (see Note 13). The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern.

         In September 2004, the Company received 90 days notice from Parker Hannifin to cancel the consulting agreement as laid out in the original exclusive worldwide license agreement dated May 1, 2003. The consulting agreement terminated after November 2004. Once released to production, the Company will forgo the first $75,000 of royalties owed by Parker, although this amount will be credited toward any minimums due under the agreement. The original agreement will stand in all other respects.

NOTE 3   PATENT RIGHTS

         Patent rights are licensed from an officer/director and consisted of the following at December 31:

                                                                   Estimated
                                                                  Useful Life
                                            2005        2004       in Years
                                          ---------   ---------   -----------
         Patent Rights ................   $       0   $ 223,995     17 - 20
         Less: accumulated amortization           0     (79,392)
         Impairment Loss ..............           0    (144,603)
                                          ---------   ---------
         Patent rights, net ...........   $  -        $       -
                                          =========   =========

         Amortization expense was $0 in 2005 and $15,561 in 2004.

         During the year ending December 31, 2004, the Company recognized an impairment loss of $144,603 on its UniVane(R) patent rights. Although the license agreement with a customer is still in effect, since license revenues have not started and since the consulting agreement was cancelled, the Company has been unable to project a positive cash flow from this product or establish a fair market value of the patent using other valuation techniques.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31:

                                                                    Estimated
                                                                  Useful Life in
                                            2005        2004          Years
                                          ---------   ---------   --------------
         Machinery and equipment ......   $ 136,322   $ 136,322        3-10
         Equipment under capital lease      108,840     108,840         7
         Office furniture and equipment      58,878      57,685        3-10
         Leasehold improvements .......       4,615       4,615         5
                                          ---------   ---------
         Total property and equipment .   $ 308,655   $ 307,642
         Less accumulated depreciation     (275,237)   (248,194)
                                          ---------   ---------
         Property and equipment, net ..   $  33,418   $  59,448
                                          =========   =========

         Depreciation expense, including that on equipment under capital lease, was $27,041 in 2005 and $13,196 in 2004.

NOTE 5   LOANS PAYABLE

         Loans Payable

         Technological Research and Development Authority Funding Agreement:

            In November 2002, the Company entered into an agreement with the Florida Technological Research and Development Authority (TRDA), which provides for up to $150,000 in funding for the development and commercialization of DynEco's UniVane(R) compressors and hydrogen circulators for fuel cell applications. In consideration of the funding, the Company is obligated to make royalty payments to TRDA equal to five percent of future UniVane(R)-related sales up to an amount equal to three times the amount DynEco receives from TRDA. During 2003, the entire $150,000 funding commitment was received. The agreement expires in November 2012. Pursuant to EITF No. 88-18 "Sale of Future Revenues", the Company recorded the funding as a current liability and in connection with APB No. 21 "Interest on Receivables and Payables," accretes interest to the maximum value of $450,000 through the November 2012 expiration date. At December 31, 2005, in connection with the accretion of interest, the Company charged $21,936 to interest expense. The accreted balance due as of December 31, 2005 was $208,987 and is included in loans payable in the accompanying balance sheet.

         Loan Payable to Finance Company

            The Company refinanced a capital lease obligation through a new finance company in November of 2004. The loan requires 60 monthly payments of $521 consisting of principal and interest. The principal balance at December 31, 2005 was $20,154 consisting of $4,653 current portion included in loans payable and $15,501 included in loans payable, net of current portion.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 6   CONVERTIBLE PROMISSORY NOTES & WARRANTS (Restated, see Note 14)

         On March 2, 2005, the Company completed a $300,000 financing consisting of secured convertible promissory notes and common stock purchase warrants. The notes mature on March 2, 2007. Interest accrues and is payable monthly at the rate of 5% per annum or a default interest rate of 10% per annum. Principal amortization payments, each in the amount of $15,789 plus accrued interest, are to be paid in 19 equal monthly installments, commencing July 2, 2005. The note holders must convert the monthly payment amount into shares of our common stock, at a fixed conversion price of $3.00 per share. However, the notes are only convertible if the average 5 days lowest closing bid prices of the Company's common stock for the 20 consecutive days prior to the conversion date is equal to or greater than 100% of the fixed conversion price. If the holder cannot convert due to the limitations then the Company shall make the monthly amortization payments in cash with a 10% premium or at its option, in registered common stock, at a 20% discount to market. Amortization payments in common stock are subject to (a) a limitation based upon the weighted average trading volume of the common stock for the 20 trading days preceding the payment date and (b) a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the notes and warrants are outstanding.

         The secured convertible promissory notes are subject to a redemption clause whereby if there is any event of default, as defined in the notes or related subscription agreement, the investor may require redemption at the greater of (i) 120% of the principal amount of the debt or (ii) the conversion share quantity (computed using the fixed rate) times the highest closing price of the common stock for the period commencing on the deemed conversion date until the day prior to receipt of the redemption payment.

         The Company evaluated whether or not the secured convertible promissory notes contain embedded conversion options which meet the definition of derivatives under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations. The Company concluded that since the fixed conversion rate does not change at the holders option, the notes qualify as conventional convertible debt and thus are not considered derivatives. Therefore the Company reviewed the notes for any beneficial conversion values that existed under EITF 98-5 and 00-27. There was no beneficial conversion value determined since all debt discount was allocated to the value of the warrants (see below).

         We also issued the investors immediately exercisable common stock purchase warrants to purchase an aggregate of 250,000 shares of common stock, consisting of (a) five-year warrants to purchase 100,000 shares at an exercise price of $4.3125 per share, subject to adjustment under Company control, (b) five-year warrants to purchase 50,000 shares at an exercise price of $7.50 per share (see reduced exercise price below), subject to adjustment under Company control and (c) five-year warrants to purchase 100,000 shares at $3.00 per share, subject to adjustment under Company control. We may require the investors to exercise the warrants described in (c) if the closing price for our common stock is $4.50 or more for 30 consecutive trading days, and average daily volume during such period is at least 8,333 shares. The exercise of warrants is also subject to the 4.99% cap on the beneficial ownership that each investor may have at any point in time while the notes and warrants are outstanding. If certain registration statement requirements as discussed below are not met, the warrants holders may exercise the warrants on a cashless basis. The exercise price of the warrants described in subparagraph (b) was reduced to $5.40 per share.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         We agreed to file a registration statement covering the shares issuable upon conversion or payment of the notes and exercise of the warrants. The registration statement was to be filed by April 20, 2005 and effective within 90 days from the filing date and maintained effective during the defined period of distribution or we would incur liquidated damages equal to 2% of the promissory note principal balance per 30 days of non-compliance. However, there was a limitation on the amount of liquidated damages payable. Liquidated damages shall not accrue or be payable during periods which the registrable securities are transferable by the holder pursuant to Rule 144(K) of the 1933 Act. We may not issue unregistered shares to the warrant holders upon exercise of the warrants unless they consent. The registration statement was timely filed and is currently available to permit sales by the note and warrant holders.

         Repayment of the notes is collateralized by a general security interest in all of our assets.

         If the Company does not issue unlegended shares under the provisions of the agreements, the Company may be liable for damages, including liquidated damages of $100 per day for each $10,000 of purchase price per 30 days of non-compliance.

         We paid unaffiliated finders a total of $27,000, by the issuance of promissory notes payable in the same manner and with the same terms as the investor notes, and issued the finders five-year warrants to purchase a total of 9,000 shares of common stock, exercisable at $4.3125 per share, subject to adjustment under Company control. The total monthly principal payment is $15,789 ($300,000 notes) plus $1,421 ($27,000 note) or $17,210. The total debt issue costs of $48,726 are amortized over the debt term.

         The Company evaluated whether or not the warrants and registration rights meet the definition of derivatives under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations. Pursuant to EITF 05-4 the Company concluded that since the Company must issue registered shares under the warrant agreements or be subject to a potentially cash payment at the holder option, the instruments must be combined and classified as a derivative liabilities at fair value with changes in fair value recorded in other income or expense.

         The value of the 250,000 warrants issued with the convertible promissory notes was $905,318 which exceeded the $300,000 promissory note value and accordingly, the full amount of the note $300,000 was allocated to the warrant value by recording a debt discount of $300,000 and recording a $300,000 warrant liability. In addition, the excess of the value over the note amount, aggregating $605,318 was recorded as a warrant liability and charged to other income (expense) as a change in fair value of warrant liability. The debt discount will be amortized to interest expense over the debt term. The warrants were valued using the Black-Scholes option pricing method with a common stock price of $3.60 based on the quoted trade price, five-year expected term, zero expected dividends, volatility of 354% and a discount rate of 4.18%. As there was no value allocated to the debt, there was no beneficial conversion amount to record. The warrant value for the 9,000 finder warrants using the same Black-Scholes assumptions as above was $27,000, also recorded as debt discount and as warrant liability.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         At December 31, 2005 in accordance with SFAS 133, the Company revalued the total 259,000 warrants underlying the warrant liability which total value was $240,592 using the following Black-Scholes assumptions: common stock price of $.93, 4.2 years expected term, zero expected dividends, volatility of 334% and a discount rate of 4.35%.

         The revaluation resulted in a decrease to the warrant liability of $691,726 from the initial recording in March 2005 and a corresponding credit to change in fair value of warrant liability. Accordingly, the net change in the fair value of the warrant liability during fiscal 2005 resulted in other income of $86,408.

         Convertible debentures ..........................   $ 327,000
         Debt discount ...................................    (194,409)
         Repayments ......................................     (17,211)
                                                             ---------
         Convertible debentures, net of discount .........   $ 115,380
                                                             =========

         Debt issue costs ................................   $  48,726
         Amortization of costs thru December 31, 2005 ....      20,292
                                                             ---------
         Debt issue costs, net of amortization ...........   $  28,434
                                                             =========

         On July 1, 2005, the Company failed to make the required installment payments under the secured convertible promissory notes. The delinquent payments to the five note holders aggregated $17,211 of principal plus accrued interest. On August 3, 2005, the note holders waived the Company's default in making the July 1, 2005 payments and agreed not to assert any remedies they have under the notes and related loan agreements. As consideration for the waivers and agreements on the part of the note holders, the Company:

            o Agreed to pay in August two note holders a total of $18,721 representing the July 1, 2005 installment of principal and agreed upon accrued interest under their notes,

            o Reduced the exercise price of warrants to purchase a total of 50,000 shares of the Company's common stock issued to the two note holders, from $7.50 per share to $5.40 per share; and

            o Agreed with the other three note holders to defer repayment of the unpaid principal installment of $1,421 plus accrued interest on their notes until the March 2, 2007 maturity date of the notes, and agreed that those note holders could convert the deferred payments into shares of our common stock at the lesser of $2.01 per share or the then applicable conversion price of the note.

         Notwithstanding the waivers and settlement agreement, we failed to make the installment payments, plus interest, and we have failed to make required installment payments to the note holders in September, October, November and December 2005. Accordingly, the Company has accrued interest at the default rate since August 1, 2005.

         On September 1st, October 1st, November 1st, and December 1st, the Company failed to make the required installment payments under the secured convertible promissory notes. The delinquent payments to the five note holders aggregated $17,211 per month of principal, plus accrued interest. As a result of the default, the loan is now considered a current liability. The note holders have not commenced

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         legal proceedings against us or sought to foreclose on the security interest collateralizing the promissory notes. In January 2006, holders of the secured convertible promissory notes signed a Modification and Waiver Agreement, revising the required repayment schedule and certain terms of the original agreement. As per the Modification and Waiver Agreement, the Company accrued $77,578 in penalty premium related to obtaining over $1,500,000 in financing which occurred on January 13th, 2006 with the MMA Capital Convertible Secured Promissory Note for $2,000,000 and to clear the default that existed as of December 31, 2005 (see Note 14).

NOTE 7   NOTES PAYABLE-SHAREHOLDERS

         Notes payable - shareholders consisted of the following at December 31:

                                                         2005          2004
                                                      ---------     ---------
         Promissory notes payable - shareholders;
           Interest bearing at rates ranging from
           5% to 15%, unsecured and due at various
           dates through August 2007 .............    $ 156,434     $ 157,651
         Less current maturities .................      (37,216)      (37,102)
                                                      ---------     ---------
         Long - term portion of notes payable
           - shareholders ........................    $ 119,218     $ 120,549
                                                      =========     =========

         Future maturities of notes payable - shareholders are as follows for years ending December 31:

            2006        37,216
            2007       119,218
                     ---------
                     $ 156,434
                     =========

         The Company repaid $1,217 of notes payable to a shareholder during the year ended December 30, 2005.

         At December 31, 2005, the Company was in default of the repayment terms on notes aggregating $35,000. This amount is included in the current maturities of notes payable on the accompanying consolidated balance sheet at December 31, 2005.

NOTE 8   CAPITAL LEASES

         The company repaid $1,538 of capital leases during the year ended December 31, 2005 including the lease obligation that was refinanced as mentioned above.

NOTE 9   COMMITMENTS AND CONTINGENCIES

         Edwards Technology License Agreement:

            During February 2004, under an amendment to a 1992 license agreement, the Company was granted an exclusive license to utilize certain compressor technology, which includes the current UniVane(R) technology, developed by an officer/director, Dr. Thomas Edwards, in exchange for future royalty payments based on the underlying technology-producing income. The Company was obligated to pay Dr. Edwards quarterly royalties equal to one percent of sales of related products and sublicensed products and ten percent of any royalty income received from sublicense agreements. As of December 31, 2005, no royalty payments were incurred or due as no related sales have yet occurred, and there are no minimum payments required. The February 2004 agreement was superseded by a Exclusive Patent and Know-How License Agreement dated January 12, 2006. (See Note 13)

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Technological Research and Development Authority Funding Agreement:

            See Note 5

         Parker-Hannifin Exclusive Worldwide License Agreement and Consulting
         Agreement:

            During May 2003, the Company granted an exclusive worldwide license agreement to Parker to manufacture and market the Company's UniVane(R) air compressors and hydrogen circulators. In consideration of the license, Parker is obligated to pay the Company a royalty fee on a quarterly basis. The royalty rate ranges from 15% of the licensed technology's net sales for the first 50 units sold on an annual basis to 6% for units sold in excess of 10,000 annually. Beginning in 2007, the minimum annual royalty fee is $100,000. If units sold are insufficient to reach the minimum annual royalty, Parker has the right to remit the difference or the Agreement converts to a non-exclusive license. This Agreement expires at the later date of either the last licensed UniVane(R) patent expiration, or the final use of UniVane(R)-related technology by Parker-Hannifin.

            Additionally in June 2003, the Company entered into a product consulting agreement with Parker. In exchange for continued product development and engineering services from the Company, Parker is obligated to pay a monthly fee of $25,000 for the first year of service. In November 2004, the consulting agreement terminated. In conjunction with the termination, the Company will forgo the first $75,000 of royalties owed by Parker.

         Operating Lease:

            The Company currently leases space on a month-to-month basis. Rent expense for the years ending December 31, 2005 and 2004 were $12,000 and $18,888, respectively.

NOTE 10  STOCKHOLDERS' DEFICIT (Restated, see Note 14)

         Common Stock Issued for Cash:

            On December 15, 2004, the Company accepted $20,000 for 6,666 shares of common stock from three individuals. The transfer agent had not issued the shares as of December 31, 2004 and accordingly, the shares were reflected as issuable at December 31, 2004 and were reclassified as issued in 2005.

            In 2005, the Company accepted $85,000 for 48,333 shares of stock from 4 individuals. The shares were all issued by the end of the year.

            The company also received 815 shares of stock in repayment of a note receivable during the 3rd quarter of 2005.

         Common Stock Issued for Debt and Services:

            All shares of common stock issued in settlement of debt or for payment of services received were valued at the stated share price actually received in the respective year's contemporaneous private placement offerings. During 2005 no shares were issued, and during 2004, the stated share price received was $3.60.

            On February 5, 2004, the Company settled an outstanding legal services agreement from August 1, 2001, in which the holder was owed $10,000 payable with 3,333 shares of issuable common stock, which had been reflected in the Company's records as common stock issuable. In February 2004, the Company granted a stock option in

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            lieu of issuing shares. Under the terms of the option, which expires August 1, 2006, the holder could exercise an option to purchase 3,333 shares with an exercise price of $3.00 per share. The Company has determined that the exercise price has been pre-paid but the option has not been exercised as of the balance sheet date. As a result of this exchange of one equity instrument for another, there is no additional compensation expense pursuant to the rules of SFAS No. 123. Accordingly, $1,000 was reclassified from common stock issuable to additional paid-in capital.

            On June 29, 2004, the Company issued 6,667 shares of common stock having a fair value of $24,000 to its Chairman of the Board of Directors for services rendered. The shares were valued at $3.60 per share, which reflected recent cash offering prices of the Company's common stock since the Company was not yet publicly trading its common stock (See Note 11).

         Common Stock Warrants:

            The following summaries warrants issued for cash, with debt, for debt settlement and for service through December 31, 2005. In 2004, 3,333 warrants, exercisable at $5.40 per share, were issued to a consultant for services rendered and a expense of $11,000 was recognized based in a Black-Scholes option pricing model using the following assumptions: stock price $3.60, expected term two years, volatility 281%, zero expected dividends and a 3.43% discount rate.

            In 2005, there were 10,000 warrants, exercisable at $7.50, issued to consultants for services rendered, valued at $27,000 and recognized as consulting expense. The warrants were valued using a Black-Scholes option pricing model with the following assumptions: stock price $2.70, expected term of five years, volatility of 337%, no expected dividends and an interest rate of 3.72%

            All other warrants issued in 2005 and 2004 were issued for cash or in connection with convertible debt. In 2005, all warrants issued with debt are discussed in Note 6. Also in 2005, 44,167 warrants were issued with the sale of 48,333 common shares for an aggregate total of $85,000 and therefore such warrants are recorded as additional paid in capital as part of the common stock sale.

            At December 31, 2005, the Company had warrants outstanding as follows:

                                                                        Warrants Exercisable
                                                                  ----------------------------------
Range of       Number        Weighted Average   Weighted Average       Number       Weighted Average
Exercise  Outstanding at    Exercise Price per     Remaining      Exercisable at     Exercise Price
 Price    December 31,2005        Share         Contracted Life   December 31,2006      per Share
--------  ----------------  ------------------  ----------------  ----------------  ----------------
 $5.40        133,333            $ 5.40            0.92 years        133,333            $ 5.40
 $5.40          3,333            $ 5.40            0.75 years          3,333            $ 5.40
 $4.50          7,500            $ 4.50            1.00 years          7,500            $ 4.50
 $5.40        406,171            $ 5.40            1.50 years        406,171            $ 5.40
 $3.00         40,000            $ 3.00            2.75 years         40,000            $ 3.00
 $4.31        109,000            $ 4.31            4.25 years        109,000            $ 4.31
 $5.40         50,000            $ 5.40            4.25 years         50,000            $ 5.40
 $3.00        100,000            $ 3.00            4.25 years        100,000            $ 3.00
 $3.75          3,333            $ 3.75            4.50 years          3,333            $ 3.75
 $7.50          3,333            $ 7.50            4.50 years          3,333            $ 7.50
$11.25          3,334            $11.25            4.50 years          3,334            $11.25
------        -------            ------            ----------        -------            ------

              859,337                                                859,337
              =======                                                =======


                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            A summary of all warrants issued as of December 31, 2005 and 2004 and changes during the years is presented below:

                                                2005                 2004
                                        -------------------  -------------------
                                                   Weighted             Weighted
                                                    Average              Average
                                        Number of  Exercise  Number of  Exercise
                                        Warrants     Price    Warrants   Price
                                        ---------  --------  ---------  --------
Stock Warrants .......................
Balance at beginning of period .......   546,170   $   5.39   540,504   $   5.40
Granted ..............................   313,167   $   4.00     6,666   $   4.95
Exercised ............................         -   $      -         -   $      -
Forfeited ............................         -   $      -    (1,000)  $   5.40
                                        ---------  --------  ---------  --------
Balance at end of period .............   859,337   $   4.89   546,170   $   5.39
                                        =========  ========  =========  ========

Warrants exercisable at end of period    859,337   $   4.89   546,170   $   5.39
                                        ---------  --------  ---------  --------
Weighted average fair value of
  warrants granted during the period .             $   4.00             $   4.95
                                                   ========             ========

         Stock-Based Compensation Plans:

            At December 31, 2005, the Company has two active stock-based compensation plans, as follows: The 1993 Corporate Stock Option Plan, and the 2001 Equity Incentive Plan. The 1993 Advisors Stock Option Plan has terminated however, outstanding grants under the plan will continue according to their terms until exercised or expired.

            The 1993 Corporate and Advisors Stock Option plans have an aggregate 50,000 shares of common stock reserved for issuance under the plans. The Corporate Plan provides for the issuance of incentive stock options and nonqualified stock options, whereas, the Advisors Plan only allows for the issuance of nonqualified stock options. Pursuant to the plans, the board of directors may grant options to key individuals at their discretion. Options are granted under the Corporate and Advisors plans on such terms and at prices as determined by the compensation committee. All options granted by the Company have been at prices equal to the current offering's private placement stated per share prices.

            The 2001 Equity Incentive Plan has an aggregate 33,333 shares of common stock reserved for issuance under the plan. The Equity Incentive Plan provides for the issuance of incentive stock options, nonstatutory options, stock bonuses, and rights to purchase restricted stock. The board of directors administers the Plan and options, stock bonuses and stock rights are granted to key individuals at their discretion. The maximum option term is ten years. There have been no stock options, stock bonuses or stock rights granted under the 2001 Equity Incentive Plan through December 31, 2004.

            The Company issued 19,167 options to non-employees for consulting services and recorded $56,925 of expense. This valuation was done using a Black-Scholes model with a risk free interest rate of 3.9%, an expected life of 3.0 years, a volatility of 294% and no expected dividends.

            The Company granted 23,333 options to employees in 2005 with an exercise price of $3.00 per share and 3,333 options in 2004 at an exercise price of $3.00 per share. There was no compensation expense recorded as the exercise price was equal to the fair market value of the common shares at the grant date.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            At December 31, 2005, the Company had the following non-qualified options outstanding and exercisable as follows:

                     Outstanding Options                  Exercisable Options
           ---------------------------------------    --------------------------
               Number        Weighted     Weighted        Number        Weighted
Range of   Outstanding at    Average      Average     Exercisable at    Average
Exercise    December 31,    Remaining     Exercise     December 31,     Exercise
 Price          2005           Life        Price           2005          Price
--------   --------------   ---------     --------    --------------    --------
$   3.00       20,000       0.1 Years     $   3.00        20,000        $   3.00
$   1.50        1,111       0.5 Years     $   1.50         1,111        $   1.50
$   3.00        3,333       0.6 Years     $   3.00         3,333        $   3.00
$  11.40          333       1.4 Years     $  11.40           333        $  11.40
$   3.00       42,500       2.3 Years     $   3.00        42,500        $   3.00
$  11.40       50,595       2.9 Years     $  11.40        50,595        $  11.40
$   3.60        6,667       3.0 Years     $   3.60         6,667        $   3.60
              -------                                    -------
              124,539                                    124,539
              =======                                    =======


            A summary of the changes in stock options outstanding during 2005 and 2004 is presented below:

                                        2005                     2004
                              ------------------------  ------------------------
                                           Weighted                 Weighted
                                           Average                   Average
                               Shares   Exercise Price   Shares   Exercise Price
                              --------  --------------  --------  --------------
Options outstanding at the
  beginning of the year ....    82,039    $    8.24     157,112     $   9.90
Options granted ............    42,500    $    3.00       3,333     $   3.00
Options exercised ..........         -    $       -           -     $
Options forfeited ..........         -    $       -     (78,406)    $ (11.10)
                              --------    ---------     -------     --------
Options outstanding at end
  of year ..................   124,539    $    6.45      82,039     $   8.24
                              ========    =========     =======     ========
Weighted average fair value
  of options granted during
  the year .................              $ 137,500                 $      -

NOTE 11  RELATED PARTY TRANSACTIONS

         Employment Agreement:

            On January 1, 2004, the Company entered into an employment agreement with an individual acting as the Company's Chief Technical Officer and Chief Executive Officer. As part of the transaction related to the January 13, 2006 Stock Exchange Agreement, this individual signed a Separation Agreement, terminating his employment agreement with the Company. In addition to terminating his employment as of the Separation Agreement date, the individual agreed to forego all unpaid or accrued salary due under the January 1, 2004 and prior agreements (See Note 13).

            On June 29, 2004, the Company issued 6,667 shares of common stock having a fair value of $24,000 to its Chairman of the Board of Directors for services rendered (See Note 10).

            Patent rights are licensed from an officer/director of the Company (See Notes 3 and 9).

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 12  INCOME TAXES - (Restated, see Note 14)

         The effective tax rate varies from the maximum federal statutory rate as a result of the following items:

                                                             2005      2004
                                                           -------   -------
         Tax benefit computed at the maximum
            federal statutory rate ....................    (34.0)%   (34.0)%
         Net (increase) due to various
            basis differences in assets and liabilities      3.8       5.1
         Net operating loss carryforward ..............     30.2      28.9
                                                           -----      ----

         Income tax provision .........................        - %       - %
                                                           =====      ====

         The tax effect of temporary differences at December 31 were as follows:

                                                        2005            2004
                                                    -----------     -----------
         Asset:
            Net operating loss carryforward ....    $ 2,592,814     $ 2,389,507
            Other individually immaterial items          60,657          81,125
                                                    -----------     -----------
         Net deferred tax asset before valuation
          allowance ............................      2,653,471       2,470,632
         Less valuation allowance ..............     (2,653,471)     (2,470,632)
                                                    -----------     -----------

         Net deferred tax asset ................    $         -     $        -
                                                    ===========     ===========

         For financial statement purposes, no tax benefit has been reported in 2005 or 2004 as the Company has had significant losses since inception and realization of the tax benefits is uncertain. Accordingly, a valuation allowance has been established for the full amount of the deferred tax asset. The change in the valuation allowance was a decrease of approximately $110,000 and $526,000 in 2005 and 2004, respectively.

         At December 31, 2005, the Company had net operating loss carryforwards as follows for income tax purposes:

             Carryforward           Net Operating
         Expires December 31      Loss Carryforwards
         -------------------      ------------------
                 2006                   206,000
                 2007                   236,000
                 2008                   274,000
                 2009                   716,000
                 2010                 1,110,000
                 2011                 1,718,000
                 2012                 1,017,000
                 2018                   436,000
                 2019                   392,000
                 2020                   195,000
                 2021                   180,000
                 2022                   337,000
                 2023                   603,000
                 2024                   425,000
                 2025                   672,000
                                    -----------
                                    $ 8,517,000
                                    ===========

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         The utilization of the carryforwards is dependent upon the ability to generate sufficient taxable income during the carryforward period. In addition, utilization of these carryforwards may be limited due to ownership changes which occurred subsequent to year-end, (See Note 13) as defined in the Internal Revenue Code. Furthermore, carryforwards relating to DynEco International, Inc., prior to its March 31, 1994 acquisition (approximately $400,000) are subject to separate return limitation regulations.

NOTE 13  SUBSEQUENT EVENTS

         CASUAL CAR GENERAL SERVICE AGREEMENT

         On January 3, 2006 Street Venture Partners, LLC, sold the US rights to the Casual Car General Service Agreement (GSA) to Dynamic Leisure Group, Inc. ("Dynamic") for an unsecured convertible Promissory Note in the amount of $350,000, and a warrant to purchase 388,889 shares of the Company's common stock at a fixed price of $.90 per share. The Promissory Note is convertible to the Company's common stock at $.90 per share and paying 10% interest annually. The agreement was recorded in the first quarter of 2006 as an intangible asset at a value of $348,413, which will be amortized over 30 months and a short term deposit of $1,587. over three years. The GSA allows the Company to sell car rental products to leisure travelers primarily in Europe and the United Kingdom, through Skycars International Rent a Car, Middlesex, United Kingdom.

         The Company plans to continue with the Casual Car GSA, selling direct to the final consumer via the Internet, under the Casual Car rental brand. The Casual Car GSA allows the Company to begin to establish a foundation in certain desired leisure travel markets with multiple product offerings.

         STOCK EXCHANGE AGREEMENT DATED JANUARY 13, 2006

         On January 13, 2006, the Company entered into an agreement with the former shareholders of Dynamic, under which the Company acquired all of the outstanding capital stock of Dynamic, and Dynamic became a wholly owned subsidiary of the Company.

         As consideration for its acquisition of the outstanding capital stock of Dynamic, the Company issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of Dynamic.

         Issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of Dynamic pursuant to the Stock Exchange Agreement resulted in a change in control of DynEco where (a) the former shareholders of Dynamic acquired voting rights over approximately 83% of the currently outstanding voting securities of the Company and (b) the designees of the former shareholders of Dynamic were appointed as the executive officers and a majority of the board of directors of DynEco. The Series A Preferred Stock converted into 6,566,667 shares of the common stock of the Company when DynEco's Articles of Incorporation were amended to increase the number of authorized shares of the Company's common stock sufficient to permit full conversion of the Series A Preferred Stock. The Company also agreed that the currently outstanding options and warrants of Dynamic would be exchanged for options and warrants to purchase an aggregate of 1,493,887 post reverse shares of common stock of the Company, and that the currently outstanding convertible promissory notes of Dynamic would become convertible into 1,386,111 post reverse shares of common stock of the Company.

         The transaction was exempt from the registration requirements of the Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         The transaction is treated as a recapitalization of Dynamic Leisure Group, Inc. Accordingly, the financial statements of the Company just subsequent to the recapitalization consists of the balance sheets of both companies at historical cost, the historical operations of Dynamic, and the operations of Dynamic Leisure Corporation, f/k/a DynEco Corporation from the recapitalization date.

         SEPARATION AGREEMENT DATED JANUARY 13, 2006

         In connection with the transactions contemplated by the Stock Exchange Agreement described elsewhere in this Report, DynEco Corporation and Dr. Thomas Edwards entered into a Separation Agreement dated January 13, 2006 under which:

         o The Employment Agreement dated as of January 1, 2004 by and between DynEco Corporation and Dr. Edwards was terminated;

         o Dr. Edwards irrevocably waived, forfeited and relinquished any right to receive any accrued or deferred compensation in connection with his prior services rendered to DynEco Corporation. As of December 31, 2005, $283,625 in deferred compensation payable to Dr. Edwards was accrued ;

         o The parties confirmed that they entered into a modification agreement relating to the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

         o DynEco irrevocably waived, forfeited and relinquished any right, title or interest in any intellectual property created by Dr. Edwards during the course of his services to DynEco, other than the intellectual property covered by the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

         o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the lease covering DynEco's facilities in Rockledge, Florida, and Dr. Edwards assumed all of DynEco's obligations thereunder; and

         o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the furniture, property and equipment located at DynEco's facilities in Rockledge, Florida, and Dr. Edwards has assumed all of DynEco's obligations thereunder.

         The Separation Agreement resulted in the forfeiture of accrued compensation of $283,625 by Dr. Edwards in 2006, and transfer to him of fixed assets of $33,418 recorded net value both of which were written off the balance sheet of the Company prior to the recapitalization that occurred on January 13, 2006.

         MANAGEMENT OF DYNECO CORPORATION

         In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Note, Thomas C. Edwards resigned as an officer (President and Chief Executive Officer) and director of DynEco Corporation, and Kevin Hooper resigned as a director of DynEco Corporation. In accordance with the terms of the Stock Exchange Agreement, Leonard Sculler, who has served as a director of DynEco Corporation since June 2003, continues to serve as a director of the Company for a period of at least one year. George R. Schell, who served as a director of DynEco since 1998, confirmed in a January 2006 telephone conversation with the Company's General Counsel that he had informally resigned as a director of DynEco Corporation, and was not re-elected at a January 31, 2006 Special Meeting of Shareholders.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         At the Special Meeting of Shareholders, the following persons were elected to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified:

         Daniel G. Brandano
         Thomas W. Busch
         Robert A.G. LeVine
         Leonard Sculler

         In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Report, the following persons have been appointed to serve as officers of the Company, in the capacities indicated, until the next annual meeting of the board of directors and until their successors are duly elected and qualified:

         Daniel G. Brandano - President
         Thomas W. Busch - Vice President and Treasurer
         Robert A.G. LeVine - Secretary

         MODIFICATION AND WAIVER AGREEMENT DATED JANUARY 13, 2006

         On January 13, 2006, the Company entered into a Modification and Waiver Agreement with Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation. The parties to the Modification and Waiver Agreement are also parties to a series of agreements dated March 2, 2005, as amended, under which DynEco issued convertible promissory notes aggregating of $327,000. At the time of execution of the Modification and Waiver Agreement, the Company was in default of its obligations under the March 2, 2005 agreements.

         Under the Modification and Waiver Agreement, interest on the convertible promissory notes at the rate of 5% per annum will be paid quarterly, commencing March 31, 2006. Monthly principal amortization payments of approximately $29,700 are to commence on June 1, 2006. In accordance with the terms of the Modification and Waiver Agreement, upon receipt of the funding of $2 million in a January 13, 2006 Financing Transaction, the note holders opted to receive payment, and the Company paid a total of $232,734 to the note holders, consisting of approximately $155,156 in principal amount of promissory notes and a premium in the amount of $77,578. The notes are convertible at $.75 per share, subject to certain adjustments under the control of the Company. These include anti-dilution adjustments, and an adjustment if the Company issues common stock or the right to purchase common stock at a price lower than $0.75 per share. As part of the terms of the Financing Transaction, the note holders released their security interest in the Company's assets.

         As additional consideration to induce the note holders to enter into the Modification and Waiver Agreement, the Company issued an aggregate of 200,000 shares of its common stock to the two investors under the March 2, 2005 transaction documents. Pursuant to the terms of the Modification and Waiver Agreement (a) those provisions of the transaction documents dated March 2, 2005 providing exceptions to the adjustment provisions of the notes and warrants have been eliminated,
         (b) the exercise price of the warrants to purchase up to 259,000 shares of DynEco common stock issued under the March 2, 2005 transaction documents was changed to $1.00 per share and the warrants are

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         exercisable until 3 years from the filing of the Form 8-K announcing the recapitalization of Dynamic and DynEco, (c) the number of shares issuable upon exercise of those warrants to the investors cannot be reduced to less than 300,000 shares. Under the Modification and Waiver Agreement, under certain circumstances, we may require the investors to exercise the 300,000 warrants. The Company may prepay the note at 150% of the principal due, plus interests and other amounts due, through the redemption date but only if an effective registration statement exists.

         We have agreed to file an amendment to the existing registration statement covering sales of the shares issuable under the transaction documents dated March 2, 2005. Such registration statement must be filed on or before April 13, 2006 and become effective not later than 60 days after the date of filing, or the Company will be subject to the payment of liquidated damages to the note holders. In addition, we have agreed to file a new registration statement covering the sales of those shares issuable under the Modification and Waiver Agreement the sales of which are not covered by the existing registration statement. Such additional registration statement must be filed by May 13, 2006 and become effective not later than 60 days after the date of filing, or the Company will be subject to the payment of liquidated damages to the note holders. In the event that a Form 8-K/A, including the audited financial statements of Dynamic is not filed on or prior to April 5, 2006, then the Modification and Waiver Agreement will become null and void, except that the note holders are entitled to retain the 200,000 shares issued to induce them to enter into the Modification and Waiver Agreement.

         The Company recorded in the first quarter of 2006 a non-cash loss of extinguishment of debt for $208,442 for the value of the 200,000 shares of common stock issued (valued at $.90 per share on the date of the Modification and Waiver Agreement, based on the closing price of common stock), additional warrants issued, and to write off deferred debt issue costs. The Company treated the modification as a cancellation of warrants (which resulted in a reclassification of $240,592 of warrant liability to equity) and issuance of new warrants. The new warrants were valued at $233,227 at the modification date.

         EXCLUSIVE PATENT AND KNOW-HOW LICENSE AGREEMENT DATED JANUARY 12, 2006

         On January 12, 2006, the Company and Dr. Thomas C. Edwards entered into an Exclusive Patent and Know-How License Agreement that amends and supersedes the Exclusive Patent and Know-How License Agreement dated February 4, 2004, by and between the Company and Dr. Edwards. The 1994 Agreement granted us the exclusive license to use certain patented technology owned by Dr. Edwards, in return for a royalty payment to Dr. Edwards based upon a percentage of revenues generated from sales of products incorporating the licensed technology. The Company subsequently granted the Parker-Hannifin Corporation an exclusive license to use the technology covered by 1994 License Agreement in UniVane(R) products developed by Parker-Hannifin.

         Under the January 12, 2006 Exclusive Patent and Know-How License Agreement, Dr. Edwards has relinquished any entitlement to royalty payments under the Exclusive Patent and Know-How License Agreement dated February 4, 2004 and has assigned and transferred to the Company all of his right, title and interest under the Exclusive Patent and Know-How License Agreement dated February 4, 2004.

         There is no financial affect from the January 12, 2006 agreement.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         ARTICLES OF AMENDMENT DESIGNATING SERIES A PREFERRED STOCK

         The designations, rights, powers, preferences and limitations of the Series A preferred Stock of the Company are set forth in Articles of Amendment to the Company's Articles of Incorporation that were filed with the Secretary of State of Minnesota. The Articles of Amendment provide that a series of Preferred Stock, denominated as Series A Preferred Stock and consisting of 350,000 shares, was created by the Board of Directors in furtherance of the authority conferred upon the Board by the Company's Articles of Incorporation.

         The Articles of Amendment provide that (a) the Series A Preferred Stock shall vote as a group with the holders of the Company's common stock on each matter that is submitted to a vote of common shareholders, (b) each share of Series A Preferred Stock is entitled to 1,000 votes per share on each matter submitted to a vote of shareholders, (c) each share of Series A Preferred Stock shall automatically be converted into
         33.33 shares of the Company's common stock at such time as the Company has amended its Articles of Incorporation to authorize the issuance of a sufficient number of shares of common stock to permit all of the then outstanding shares of Series A Preferred Stock to be converted and (d) the Series A Preferred Stock shall rank pari passu with our common stock as to dividend, liquidation and redemption rights.

         Of the 350,000 authorized shares of Series A Preferred Stock, 197,000 were issued to the former shareholders of Dynamic in connection with the closing of the Stock Exchange Agreement described elsewhere in this Note, and the balance were reserved for issuance in the event of exercise of outstanding options and warrants, and conversion of convertible promissory notes, that are now convertible into shares of the Company. Subsequent to the increase in the number of shares of common stock we are authorized to issue, the 197,000 outstanding shares of Series A Preferred Stock were exchanged for 6,566,667 shares of our common stock, as previously disclosed in the Stock Exchange Agreement section of this Note. (See reverse split of common stock below.)

         ARTICLES OF AMENDMENT INCREASING AUTHORIZED SHARES OF COMMON STOCK

         On January 31, 2006, shareholders authorized an increase in the number of shares of common stock the Company is authorized to issue to 300,000,000. On February 2, 2006, we filed Articles of Amendment with the Secretary of State of Minnesota, amending Article III of the Amended Articles of Incorporation, increasing the authorized shares of common stock to 300,000,000 from 80,000,000. The aggregate number of common and preferred shares that the Company has authority to issue was restated to 320,000,000 from 100,000,000. The Amended Articles of Incorporation were effective upon filing.

         JANUARY 13, 2006 FINANCING TRANSACTION

         On January 13, 2006, the Company entered into a series of documents with MMA Capital, LLC, under which we borrowed $2,000,000 and issued to MMA Capital a Convertible Secured Promissory Note in the aggregate principal amount of $2,000,000. Interest is payable quarterly at the rate of 8% per annum and the outstanding principal amount of the note, together with accrued but unpaid interest, becomes due and payable on January 11, 2007. In the event of default, the interest rate is the greater of ten percent (10%) per annum or the maximum amount permitted by applicable law from the date of the Event of Default until paid in full.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         At the option of the holder, the outstanding principal amount of the promissory note and accrued but unpaid interest may be converted into shares of common stock of the Company at the rate of $1.00 per share, subject to adjustment in the event we issues shares for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. These adjustments would occur in the Company issues common shares lower than $0.75 per share or the right to buy shares at a rate lower than $0.75 per share, and to reflect the occurrence of a forward or reverse common stock split, corporate reorganization or certain other corporate events. The Company agreed to file a registration statement under the Securities Act of 1933, as amended, to register the shares issuable upon conversion of the promissory note. It constitutes an event of default under the note, and subjects us to the payment of liquidated damages, if the registration statement does not become effective on or before July 12, 2006, and does not remain effective for a period of at least 90 days. For each week of non-compliance, liquidated damages will be 2% of the product of (a) the sum of the holder's shares of stock not registered on a timely basis and (b) the weekly average closing price of the shares of the Company's common stock. The Company's obligations under the promissory note are collateralized by a security interest in substantially all of our assets.

         In connection with the transaction, we issued a common stock purchase warrant in favor of MMA Capital to purchase up to 2,000,000 shares of the Company's common stock, exercisable for a period of three years, at an exercise price of $1.00 per share, subject to adjustment in the event we issue shares for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. If, at the time of exercise, there is not an effective registration statement covering sale of the shares issuable upon exercise of the warrant, the warrant holder may exercise the warrant on a cashless basis, whereby the holder surrenders a portion of the warrants in lieu of paying the exercise price in cash.

         A fee equal to 8% of the proceeds ($160,000) was paid to Forte Capital Partners LLC, an unaffiliated third party, who assisted MMA Capital in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering. The $160,000 will be recorded as a deferred debt issuance cost asset to be amortized over the debt term.

         Per SFAS 133 and EITF 00-19, the convertible note will be classified as one financial instrument as it is considered conventional convertible debt. In addition, the warrants are classified as a liability at their fair value of approximately $1,800,000 with a corresponding charge to debt discount. The beneficial conversion value of $200,000 associated with the convertible debt is recorded as a debt discount and additional paid in capital. The debt discount will be amortized over the term of the debt.

         FEBRUARY 8, 2006 ACQUISITION OF CHANGES IN L'ATTITUDES, INC.

         On February 8, 2006, the Company consummated the purchase of all of the issued and outstanding capital stock of Changes in L'Attitudes, Inc. ("CIL"), for a purchase price of $2,090,680. CIL is in the travel industry, specializing in providing resort destination travel packages to the Caribbean and Eastern Mexico. Almost all of its business originates through the Internet via its on-line site. CIL is located in Largo, Florida. The purchase price consists of a combination of cash ($640,000), 340,000 shares of Dynamic's common stock, valued at $2.50

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         per share or the average closing price of Dynamic's common stock 5 days before and after the purchase ($850,680), and a one-year secured Convertible Promissory Note in the principal amount of $600,000. The cash portion consists of $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CIL for the years ended December 31, 2004, and December 31, 2005. The balance of the cash payment will be reduced by any trade payables in excess of short term liquid assets, using a measurement date of May 31, 2006.

         Additional shares of common stock may be issued if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues to the acquiree/seller Dynamic's common stock at a rate of less than $1.50 per share. The Company agreed to include sale of the shares issued and those issuable upon conversion of the Note in the next registration statement filed by the Company. That registration statement was filed with the SEC on May 12, 2006.

         The Convertible Promissory Note is payable with interest at the rate of 9% per annum, and matures on February 7, 2007 ("Maturity Date"). The
         Note is convertible into Dynamic common stock, on or before the Maturity Date, at a rate of $1.50 per share. The conversion rate may be adjusted downward if the Company, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. Subsequent to the Closing Date, if the Company obtains cumulative net external financing of $2,500,000 or more, early repayment of 50% of the outstanding balance on the Promissory Note may be required. If the Company receives in excess of $5,000,000 in cumulative net external financing, an early repayment of the full outstanding balance on the Promissory Note may be required. The Company has agreed to include sale of the shares issued, and those issuable upon conversion of the Note in the next registration statement filed by the Company. The Convertible Promissory Note is secured by a lien on the assets of CIL. A beneficial conversion value of $480,000 was recorded as a debt discount to be amortized over the life of the debt term.

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The allocation includes estimates that were not finalized at March 31, 2006. Purchase price adjustments following the closing are customary.

                                                       February 8, 2006
                                                       ----------------

            Current assets .......................        $  836,330
            Other assets .........................            53,011
            Goodwill .............................         2,200,336
                                                          ----------
            Total assets .........................         3,089,677
            Current liabilities ..................           998,997
                                                          ----------
            Net assets acquired ..................        $2,090,680
                                                          ==========

         The goodwill of $2,200,336 is expected to be deductible over 15 years for tax purposes.

         The results of CIL operations will be included in the consolidated financial statements beginning with the date of acquisition.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         ARTICLES OF CORRECTION TO CHANGE DYNECO CORPORATION'S NAME

         On February 28, 2006, we filed Articles of Correction with the Secretary of State of Minnesota, to change the Company's name to Dynamic Leisure Corporation. These Articles were effective in the State of Minnesota at the close of business on March 3, 2006.

         There was no financial affect related to this filing.

         MARCH 3, 2006 REVERSE SPLIT OF COMMON STOCK

         On January 31, 2006, shareholders approved a 1:30 reverse split of our common stock. On February 28, 2006, we filed Articles of Correction with the Secretary of State of Minnesota, restating previously amended
         Article III with explanation of the approved reverse stock split to be effective at the close of business on March 3, 2006. Dynamic Leisure Corporation's (f/k/a DynEco Corporation) stock began trading post-split on the NASDAQ exchange at the open of business on March 6, 2006. As a result of the reverse stock split, every thirty (30) shares of our common stock outstanding on the effective date was automatically combined into one (1) share. Except as provided with respect to fractional interests, no cash was paid or distributed as a result of the reverse stock split nor were any fractional shares issued as a result of the reverse stock split. In settlement of fractional interests which arose as a result of the reverse stock split, the shareholder was entitled to cash in an amount equal to (a) the market price of one (1) share of common stock immediately following the reverse stock split, multiplied by (b) the fractional share amount immediately following the reverse stock split. Distributions of amounts which may be due shareholders as a result of fractional interests are to be handled for the Company by its transfer agent.

         The accompanying financial statements as of and for the years ended December 31, 2005 and December 31, 2004 have been retroactively adjusted for the subsequent affect of the reverse stock split and the Stock Exchange Agreement of January 13, 2006 with Dynamic.

         MARCH 6, 2006 ACQUISITION OF ISLAND RESORT TOURS, INC. AND INTERNATIONAL TRAVEL AND RESORTS, INC.

         On March 6, 2006, the Company purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc. ("ITR"), for a purchase price of $4,783,300. The acquisition of IRT and ITR is expected to increase the Company's presence in the desired Caribbean leisure travel market, provide access to key travel industry products, and add to the expertise of the Company's management team. IRT and ITR are both located in New York, New York.

         The purchase price consists of a combination of cash ($1,500,000), 700,000 shares of Dynamic common stock ($1,833,300), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The cash portion consists of $500,000 delivered at closing, with the balance to be delivered on or before May 5, 2006, following completion of audits of the financial statements of IRT and ITR for the years ended December 31, 2004 and 2005. The balance of the cash payment will be reduced by any trade payables in excess of short-term liquid assets as of April 30, 2006. As of May 12, 2006, the additional cash

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         payment had not been made pending the completion of the audits for, and final determination of amount if any of adjustment, to the balance of the cash payment. Additional shares of Dynamic common stock may be issued if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues Dynamic common stock to an acquiree/seller at a rate less than $1.50 per share. In such event, additional shares may be issued equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of Dynamic common stock could be issued as a result of this adjustment provision.

         The common stock was valued at $2.62 based on the average closing price of Dynamic's common stock for the five days before and after the acquisition was agreed to and announced, multiplied by the number of shares of common stock issued.

         The Promissory Note is payable with interest at the rate of 9% per annum and matures on March 6, 2007 (the "Maturity Date"). The Note is convertible into Dynamic's common stock on or before the Maturity Date at a rate of $1.50 per share. The conversion rate may be adjusted downward if the Company, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. A beneficial value of $1,208,334 was recorded as a debt discount to the amortized over the life of the debt term.

         Subsequent to the Closing Date, if the Company obtains cumulative net external financing of $3,500,000 or more prior to the maturity date, early repayment of 50% of the outstanding balance on the Note may be required. If the Company receives in excess of $7,000,000 in cumulative net external financing prior to the maturity date, an early repayment of the full outstanding balance on the Note may be required. The Company agreed to include sale of the shares issued and those issuable upon conversion of the Note in the next registration statement filed by the Company. That registration statement was filed with the SEC on May 12, 2006.

         The Convertible Note is secured by a lien on assets of IRT and ITR

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The allocation includes estimates that were not finalized at March 31, 2006. Purchase price adjustments following the closing are customary. The goodwill of $5,055,656 is expected to be deductible over 15 years for tax purposes.

         The results of IRT/ITR operations will be included in the consolidated financial statements beginning with the date of acquisition.

                                                        March 6, 2006
                                                        -------------
            Current assets ........................       $  708,167
            Other assets ..........................           80,236
            Goodwill ..............................        5,055,656
                                                          ----------
            Total assets ..........................        5,844,059

            Current liabilities ...................        1,060,759
                                                          ----------
            Net assets acquired ...................       $4,783,300

NOTE 14  RESTATEMENT

         Subsequent to the issuance of the Company's December 31,2005 consolidated financial statements, management became aware that a default premium paid in 2006 in connection with the Modification and Waiver agreement should have been accrued by DynEco at December 31, 2005.Therefore the consolidated financials statements have been adjusted to accrue the $77,578 default premium. The net loss was increased from $526,195 or $0.47 per share to $603,773 or $0.54 per share.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS

                                December 31, 2005

                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm ...............   F-64

Balance Sheet .........................................................   F-65

Statement of Operations ...............................................   F-66

Statement of Changes in Stockholders' Deficiency ......................   F-67

Statement of Cash Flows ...............................................   F-68

Notes to Financial Statements .........................................F-69 - 85

             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Shareholders of:
   Dynamic Leisure Group, Inc. (A Development Stage Company)

We have audited the accompanying balance sheet of Dynamic Leisure Group, Inc. (a development stage company) as of December 31, 2005 and the related statements of operations, changes in stockholders' deficit and cash flows for the period from May 16, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Dynamic Leisure Group, Inc. (a development stage company) as of December 31, 2005, and the results of its operations, changes in stockholders' deficit and cash flows for the period from May 16, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $485,314 and net cash used in operations of $320,450 for the period from May 16, 2005 (inception) to December 31, 2005, and a working capital deficiency, stockholders deficit and deficit accumulated during the development stage of $1,126,287, $477,814 and $485,314, respectively, at December 31, 2005. These matters raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 20, 2006

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                December 31, 2005

                                     ASSETS

Current Assets
  Cash ...........................................................  $    19,563
  Prepaid expenses ...............................................       19,136
                                                                    -----------
    Total Current Assets .........................................       38,699

Property and equipment, net ......................................      646,713

Deposits .........................................................        1,760
                                                                    -----------

    Total Assets .................................................  $   687,172
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable ...............................................  $    81,347
  Accrued interest ...............................................       29,360
  Other accrued liabilities ......................................       33,146
  Accrued payroll taxes ..........................................       33,633
  Convertible notes payable ......................................      847,500
  Notes payable ..................................................      140,000
                                                                    -----------

    Total Current Liabilities ....................................    1,164,986

    Total Liabilities ............................................    1,164,986
                                                                    -----------

Commitments and contingencies (Note 6)

Stockholders' Deficit
  Preferred stock, $0.01 par value, 20,000,000 shares authorized,
  Preferred series A 350,000 authorized, none issued and
    outstanding ..................................................            -
  Common stock, $0.01 par value, 300,000,000 shares authorized,
    6,566,667 shares issued and outstanding ......................       65,666
  Additional paid-in capital .....................................      (57,629)
  Stock subscription receivable ..................................         (537)
  Deficit accumulated during development stage ...................     (485,314)
                                                                    -----------

    Total Stockholders' Deficit ..................................     (477,814)
                                                                    -----------

    Total Liabilities and Stockholders' Deficit ..................  $   687,172
                                                                    ===========

                 See accompanying notes to financial statements

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
        For the Period from May 16, 2005 (Inception) to December 31, 2005


Operating Expenses

  Compensation and benefits .................................       $   276,233
  General and administrative ................................           179,721
                                                                    -----------

    Total Operating Expenses ................................           455,954
                                                                    -----------

    Loss from Operations ....................................          (455,954)

Other Expense

  Interest expense ..........................................           (29,360)
                                                                    -----------

    Total Other Expense .....................................           (29,360)
                                                                    -----------

    Net Loss ................................................       $  (485,314)
                                                                    ===========

Net Loss Per Share - Basic and Diluted ......................       $     (0.47)
                                                                    ===========

Weighted average number of shares outstanding
  during the period - basic and diluted .....................         1,033,625
                                                                    ===========

                 See accompanying notes to financial statements


                                           DYNAMIC LEISURE GROUP, INC.
                                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                                          (A DEVELOPMENT STAGE COMPANY)
                        For the Period from May 16, 2005 (Inception) to December 31, 2005

                                                                        Deficit
                                                                      Accumulated
                                      Common Stock       Additional     During                        Total
                                  --------------------    Paid-In     Development   Subscription   Stockholders'
                                   Shares      Amount     Capital        Stage       Receivable      Deficit
                                  ---------   --------   ----------   -----------   ------------   -------------
Balance at May 16, 2005 ........          -   $      -   $       -    $        -       $    -       $        -

Common stock issued to founders   5,966,667     59,666     (59,129)            -         (537)               -
Common stock issued for services    600,000      6,000       1,500             -            -            7,500


Net loss, December 31, 2005 ....                                        (485,314)                     (485,314)
                                  ---------   --------   ---------    ----------       ------       ----------

BALANCE, DECEMBER 31, 2005 .....  6,566,667   $ 65,666   $ (57,629)   $ (485,314)      $ (537)      $ (477,814)
                                  =========   ========   =========    ==========       ======       ==========


                                 See accompanying notes to financial statements

                                                      F-67

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
        For the Period from May 16, 2005 (Inception) to December 31, 2005


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ......................................................     $(485,314)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization ..............................           774
     Common stock issued for services ...........................         7,500
  (Increase) decrease in operating assets:
     Prepaids ...................................................       (19,136)
     Deposits ...................................................        (1,760)
  Increase (decrease) in operating liabilities:
     Accounts payable ...........................................        81,347
     Accrued expenses ...........................................        66,779
     Accrued interest payable ...................................        29,360
                                                                      ---------

     Net Cash Used In Operating Activities ......................      (320,450)
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment .........................      (647,487)
                                                                      ---------

     Net Cash Used In Investing Activities ......................      (647,487)
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes ...........................................       987,500
                                                                      ---------

     Net Cash Provided By Financing Activities ..................       987,500
                                                                      ---------

Net Increase in Cash ............................................        19,563

Cash at Beginning of Period .....................................             -
                                                                      ---------

Cash at End of Period ...........................................     $  19,563
                                                                      =========

Supplemental disclosure of cash flow information
------------------------------------------------

  Cash paid during the period for interest ......................     $       -
                                                                      =========
  Cash paid during the period for taxes .........................     $       -
                                                                      =========

                 See accompanying notes to financial statements

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

            Dynamic Leisure Group, Inc. ("Dynamic" or the "Company") was incorporated on May 16, 2005 with the purpose of entering the wholesale travel business, specializing in leisure travelers to popular destinations in the US, Caribbean, Mexico, the UK, and Europe. A growth strategy was developed to grow revenue by establishing a scalable, single operating system platform to assimilate and leverage a combination of strategic acquisitions and internal growth.

            Activities during the development stage include developing a business plan, raising capital, acquisition of assets, and due diligence on potential business combinations.

         Basis of Presentation

            All share and per share data in the accompanying financial statements for the period ended December 31, 2005 have been retroactively adjusted for the effect of the recapitalization transaction with DynEco in fiscal 2006 and the subsequent one-for-thirty reverse stock split. (See Note 10)

         Use of Estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

            Significant estimates in 2005 include an estimate of useful lives of assets, impairment of long-lived assets, and the deferred tax valuation allowance.

         Cash and Cash Equivalents:

            For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         Property and Equipment:

            Property and equipment is stated at cost. Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets, which is five years. Expenditures for additions and improvements are capitalized, while repairs and maintenance are expensed as incurred.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

         Impairment of Other Long-Lived Assets:

            The Company will review other long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized. There were no long-lived assets recorded at December 31, 2005.

         Revenue Recognition:

            The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company expects to record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

            The Company had no revenues for the period ended December 31, 2005.

         Stock Based Compensation:

            The Company follows the fair value method under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Accounting for Stock-Based Compensation," in accounting for stock-based transactions with employees and non-employees.

            In December 2004, the FASB issued SFAS No. 123 ("SFAS 123") (revised
            2004) "Share-Based Payment" ("SFAS 123R"). This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". As December 31, 2005, the company adopted the provisions of SFAS No. 123R.

         Income Taxes:

            The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

         Basic and Diluted Net Income (Loss) Per Share:

            Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. At December 31, 2005, there was debt convertible into 997,222 common shares and warrants for 1,104,998 common shares which may dilute future earnings per share. There is no calculation of fully diluted earnings per share in 2005 due to the Company reporting a net loss and the exercise or conversion of common stock equivalents would have been anti-dilutive.

         Concentration of Credit Risk and Other Concentrations:

            The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. As of December 31, 2005, the Company did not have any deposits in excess of federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2005.

            The Company had no accounts receivable at December 31, 2005.

            The Company is relying on its ability to obtain adequate external financing and complete strategic acquisitions of leisure travel businesses to develop future revenue.

            The Company has purchased proprietary software that it plans to use as its primary integrated operating platform. The software and related database comprise the majority of the Company's fixed assets and total assets. As of December 31, 2005, the software was not yet placed into service. (See Note 4)

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

            The Company's financial instruments include cash, accounts payable, accrued liabilities, and notes payable. The fair values of cash, accounts receivable, accounts payable and accrued liabilities approximated carrying values due to the short-term nature of these instruments. Fair values for notes payable are not readily available, but the carrying values are believed to approximate fair value.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued a new accounting pronouncement, which may apply to the Company.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB.

NOTE 2   GOING CONCERN

         The Company has a net loss of $485,314 and net cash used in operations of $320,450 for the year ended December 31, 2005, a working capital deficiency of $1,126,287, accumulated deficit of $485,314, and a stockholders' deficiency of $477,814 at December 31, 2005. Because the Company has not yet achieved or acquired sufficient operating capital and given these financial results along with the Company's expected cash requirements in 2006, additional capital investment will be necessary to develop and sustain the Company's operations.

         The Company is working on trying to secure additional capital. The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern.

         The Company has issued $140,000 of Notes Payable and $847,500 in convertible Notes Payable. While the Company expects substantially all of the note holders to convert the receipt of cash to a receipt of common stock, there is no guarantee that this will occur. As of December 31, 2005 the Company did not have adequate working capital to meet these obligations with cash payments.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

NOTE 3   PREPAID EXPENSES

         The Company paid retainers of $10,000 each, a total of $20,000, for accounting and legal services during the period. The balance of $19,136 at December 31, 2005 is expected to be used in calendar 2006 to offset actual billings, and charged to expense as incurred.

NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31, 2005:

                                                               Estimated
                                                              Useful Life
                                                 2005          in Years
                                              ---------       -----------
         Office furniture and equipment ..    $   6,141            5
         Software ........................      641,346            5
                                              ---------
         Total property and equipment ....    $ 647,487
         Less accumulated depreciation ...         (774)
                                              ---------
         Property and equipment, net .....    $ 646,713
                                              =========

         Depreciation expense was $774 in 2005. The software was not yet placed into service in 2005 and therefore no depreciation has been recorded on the software during 2005.

         Software consists primarily of the purchase of worldwide rights and source code to TourScape, a proprietary software for use in the wholesale travel industry, for $500,000 and the purchase of third-party database software for $91,346. The Company intends to configure and deploy the software in 2006 and use it as the basis for an integrated operating system platform. Per the terms of the purchase agreement the Company agreed not to sell or license TourScape to any unaffiliated third party for nine months (approximately June 30, 2006) without the prior written consent of the seller. Future costs of application development and deployment will be capitalized as provided for in SOP 98-1.

NOTE 5   CONVERTIBLE NOTES PAYABLE WITH WARRANTS, AND NOTES PAYABLE

         Convertible Notes payable - consisted of the following at December 31, 2005:

            Convertible Promissory note payable, interest rate 5%,
             unsecured .............................................   $  50,000
            Convertible Promissory notes, interest rate 10%,
             unsecured .............................................     797,500
                                                                       ---------

            Total convertible notes payable ........................   $ 847,500
                                                                       =========

         Notes payable - consisted of the following at December 31, 2005:

            Promissory notes, interest rate 8% to 10%, unsecured ...   $ 140,000
                                                                       ---------

            Total notes payable ....................................   $ 140,000
                                                                       =========

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

         Convertible notes and notes payable above due to a related party principal stockholder were $400,000 and $65,000 at December 31, 2005. (See Note 9)

         The Maturity dates of the Convertible notes payable and notes payable range from February 28, 2006 to June 30, 2006. There were no repayments of convertible note or note payable during 2005. The weighted average interest rate of all short-term notes was 9.6 % at December 31, 2005.

         The convertible note holders have the right to convert the debt to common stock at a fixed conversion rate ranging from $.45 to $.90.

         Additionally, the convertible note holders received warrants to purchase up to 1,104,998 shares of the Company's stock at prices ranging from $.68 to $.90.

         The Company evaluated whether or not the secured convertible promissory notes contain embedded conversion options which meet the definition of derivatives under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations. The Company concluded that since the fixed conversion rate does not change at the holders' option, the notes qualify as conventional convertible debt and are therefore not considered derivatives. The Company then reviewed the notes for any beneficial conversion values that existed under EITF 98-5 and 00-27, and determined that based on the lack of a historical market for the common stock, negative working capital, and no operating revenues, there was nominal fair value to the common stock and such nominal value was significantly less than the conversion price of the notes. Accordingly, there was no beneficial conversion value of the convertible promissory notes at the issuance dates.

         The Company evaluated whether or not the warrants meet the definition of derivatives under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations. The Company concluded that since the repayment is only in common stock and at a fixed price within the Company's control, the warrants were not considered to be derivatives under SFAS 133 or EITF 05-4, or EITF 00-19.

         For the same reasons as there being no value assigned to the beneficial conversion feature of the Notes, no value was allocated to the warrants at December 31, 2005.

         The Company agreed to include the shares issuable upon conversion or payment of the notes and exercise of the warrants, in the next applicable registration statement.

         In accordance with SFAS 133, the Company intends to continue to evaluate the nature of the Convertible Notes and Warrants in the future, and record any changes as appropriate.

NOTE 6   COMMITMENTS AND CONTINGENCIES

         Operating Lease:

            The Company currently leases space on a month-to-month basis since December 2005. Prior to that date the Company rented space from a related party. Rent expense for the period ending December 31, 2005 was $18,465 of which $16,277 was paid to the related party (see Note
            9).

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

NOTE 7   STOCKHOLDERS' DEFICIT

         Common Stock Issued for Cash:

            On May 16, 2005 the Company issued 833,333 and on December 23, 2005, issued 5,133,334 shares of common stock to founders for $.0001 per share or $537 which is reflected as a subscription receivable at December 31, 2005.

         Common Stock Issued for Debt and Services:

            All shares of common stock issued in settlement for payment of services received were valued at an estimated value of the services to be rendered.

            On December 23, 2005, the Company issued 600,000 shares of common stock having a fair value of $7,500 to its consultants for services rendered. The shares were valued at approximately $0.0125 per share, reflecting an estimate of the services' value since the Company's common stock was not publicly traded and no other reliable estimate of fair value of the common stock existed.

         Common Stock Warrants:

            At December 31, 2005, the Company had immediately exercisable warrants outstanding as follows:

               Common Shares          Exercise Price          Expiration
               Under Warrant            Per Share                Date
               -------------          --------------        --------------
                   133,333                $.675                  June 2010
                   133,333                $.900                  June 2010
                   100,000                $.675                  July 2010
                    66,666                $.675                August 2010
                   444,444                $.675             September 2010
                   200,000                $.675               October 2010
                    13,333                $.675              November 2010
                    13,889                $.675              December 2010
               ------------
                 1,104,998
               ============

            A summary of changes in stock warrants during 2005:

                                                                 2005
                                                              ---------
               Outstanding at beginning of year ............        (0)
               Granted .....................................  1,104,998
               Expired or Cancelled ........................        (0)
                                                              ---------
               Balance at December 31, 2005 ................  1,104,998
                                                              =========

NOTE 8   INCOME TAXES

         The effective tax rate varies from the maximum federal statutory rate as a result of the following items:

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

                                                               2005
                                                              ------
            Tax benefit computed at the maximum
               federal statutory rate ......................  (34.0)%
            Net (increase) due to various basis
               differences in assets and liabilities .......    0.0
            Change in valuation allowance ..................   34.0
                                                              ------

            Income tax provision ...........................      - %
                                                              ======

         The tax effect of temporary differences at December 31 were as follows:

                                                                      2005
                                                                  ----------
            Asset:
               Net operating loss ..............................  $  165,007

            Net deferred tax asset before valuation allowance ..     165,007
            Less valuation allowance ...........................    (165,007)
                                                                  ----------

            Net deferred tax asset .............................  $        -
                                                                  ==========

         For financial statement purposes, no tax benefit has been reported in 2005 as the Company has had a net operating loss since inception and realization of the tax benefits is uncertain. Accordingly, a valuation allowance has been established for the full amount of the deferred tax asset. The change in the valuation allowance was an increase of approximately $165,007 in 2005. At December 31, 2005 the Company has a net operating loss of approximately $485,314 available to offset future taxable income through the year 2025.

         The utilization of the carryforward is dependent upon the ability to generate sufficient taxable income during the carryforward period. In addition, utilization of the carryforward may be limited due to ownership changes as defined in the Internal Revenue Code.

NOTE 9   RELATED PARTIES

         Diversified Acquisition Trust, LLC

            Geoffrey J. Eiten is the sole beneficial owner of Diversified Acquisition Trust, LLC ("DAT"). Mr. Eiten, through the Trustee, exercises sole investment and voting powers over the Trust. On September 5, 2005 for an investment of $400,000, the Trust was issued a convertible Promissory Note, bearing 10% annual interest, convertible to the Company's common stock at a $.90 per share. In addition, the Company issued a warrant to purchase the Company's common stock at a price of $.90 per share.

            DAT had also provided the Company with short-term loans and at December 31, 2005 held unsecured promissory notes in the amounts of $10,000, $30,000, and $25,000 all with a maturity date of February 28, 2006, and bearing an annual interest rate of 10.0%.

            DAT owns 1,906,667 shares of the Company's stock as of December 31, 2005.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            Mr. Eiten was a shareholder and investor but was not employed by the Company as of December 31, 2005.

         Street Venture Partners

            Street Venture Partners, LLC is a privately help company owned equally by Daniel G. Brandano, Dynamic's CEO and Chairman, and his spouse. At December 31, 2005 Street Venture Partners LLC owned 1,066,667 shares of the Company's common stock.

            During 2005 the Company paid office rent to Street Venture Partners, LLC of $16,277. (See Note 6)

            See Note 10 for purchase of asset from this related party.

            The Company plans to continue with the Casual Car GSA, selling direct to the final consumer via the Internet, under the Casual Car rental brand.

         Claudale Ltd.

            Claudale Limited is a Gibraltar-based company that manages a family trust (which owns no shares of the Company's common stock) for Mr. Daniel G. Brandano, the Company's CEO and Chairman. Mr. Brandano has no ownership interest in Claudale Limited and disclaims beneficial ownership or control of any shares of the Company's common stock owned by Claudale Limited.

            At December 31, 2005, Claudale Ltd. owned 693,333 shares of the Company's common stock.

         Brian J. Brandano

            At December 31, 2005, Brian J. Brandano owned 333,333 shares of the Company's common stock. Brian J. Brandano was not employed by the Company at December 31, 2005, and is the son of Daniel G. Brandano, the Company's CEO and Chairman.

NOTE 10  SUBSEQUENT EVENTS

         Casual Car General Service Agreement

            On January 3, 2006 Street Venture Partners, LLC, sold the US rights to the Casual Car General Service Agreement (GSA) to the Company for an unsecured convertible Promissory Note in the amount of $350,000, and a warrant to purchase 388,889 shares of the Company's common stock at a fixed price of $.90 per share. The Promissory Note is convertible to the Company's common stock at $.90 per share and paying 10% interest annually. The GSA allows the Company to sell car rental products to leisure travelers primarily in Europe and the United Kingdom, through Skycars International Rent a Car, Middlesex, United Kingdom.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            The Company plans to continue with the Casual Car GSA, selling direct to the final consumer via the Internet, under the Casual Car rental brand. The Casual Car GSA allows the Company to begin to establish a foundation in certain desired leisure travel markets with multiple product offerings.

         Stock Exchange Agreement dated January 13, 2006

            On January 13, 2006, DynEco Corporation ("DynEco") entered into an agreement with the former shareholders of the Company, under which DynEco acquired all of the outstanding capital stock of the Company, and the Company became a wholly owned subsidiary of DynEco.

            As consideration for its acquisition of the outstanding capital stock of the Company, DynEco issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of the Company.

            Issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of the Company pursuant to the Stock Exchange Agreement resulted in a change in control of DynEco where
            (a) the former shareholders of the Company acquired voting rights over approximately 83% of the currently outstanding voting securities of DynEco and (b) the designees of the former shareholders of the Company were appointed as the executive officers and a majority of the board of directors of DynEco. The Series A Preferred Stock converted into 6,566,667 shares of the common stock of DynEco when DynEco's Articles of Incorporation were amended to increase the number of authorized shares of DynEco common stock sufficient to permit full conversion of the Series A Preferred Stock. DynEco also agreed that the currently outstanding options and warrants of the Company would be exchanged for options and warrants to purchase an aggregate of 1,493,887 post reverse shares of common stock of DynEco, and that the currently outstanding convertible promissory notes of the Company would become convertible into 1,386,111 post reverse shares of common stock of DynEco.

            The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

            The transaction is treated as a recapitalization of Dynamic Leisure Group, Inc. Accordingly, the financial statements of the Company just subsequent to the recapitalization consists of the balance sheets of both companies at historical cost, the historical operations of the Company, and the operations of DynEco Corporation from the recapitalization date.

         Separation Agreement dated January 13, 2006

            In connection with the transactions contemplated by the Stock Exchange Agreement described elsewhere in this Report, DynEco Corporation and Dr. Thomas Edwards entered into a Separation Agreement dated January 13, 2006 under which:

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            o The Employment Agreement dated as of January 1, 2004 by and between DynEco Corporation and Dr. Edwards was terminated;

            o Dr. Edwards irrevocably waived, forfeited and relinquished any right to receive any accrued or deferred compensation in connection with his prior services rendered to DynEco Corporation. As of December 31, 2005, $283,625 in deferred compensation payable to Dr. Edwards was accrued ;

            o The parties confirmed that they entered into a modification agreement relating to the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

            o DynEco irrevocably waived, forfeited and relinquished any right, title or interest in any intellectual property created by Dr. Edwards during the course of his services to DynEco, other than the intellectual property covered by the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

            o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the lease covering DynEco's facilities in Rockledge, Florida, and Dr. Edwards assumed all of DynEco's obligations thereunder; and

            o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the furniture, property and equipment located at DynEco's facilities in Rockledge, Florida, and Dr. Edwards has assumed all of DynEco's obligations thereunder.

            The Separation Agreement will result in DynEco recording a benefit of approximately $283,625 in 2006, related to the forfeiture of accrued compensation by Dr. Edwards.

         Management of DynEco Corporation

            In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Note, Thomas C. Edwards resigned as an officer (President and Chief Executive Officer) and director of DynEco Corporation, and Kevin Hooper resigned as a director of DynEco Corporation. In accordance with the terms of the Stock Exchange Agreement, Leonard Sculler, who has served as a director of DynEco Corporation since June 2003, continues to serve as a director of DynEco Corporation for a period of at least one year. George R. Schell, who served as a director of DynEco since 1998, confirmed in a January 2006 telephone conversation with the Company's General Counsel that he had informally resigned as a director of DynEco Corporation, and was not re-elected at a January 31, 2006 Special Meeting of Shareholders.

            At the Special Meeting of Shareholders, the following persons were elected to serve as directors of DynEco Corporation until the next annual meeting of shareholders and until their successors are duly elected and qualified:

            Daniel G. Brandano
            Thomas W. Busch
            Robert A.G. LeVine
            Leonard Sculler

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Report, the following persons have been appointed to serve as officers of DynEco Corporation, in the capacities indicated, until the next annual meeting of the board of directors and until their successors are duly elected and qualified:

            Daniel G. Brandano - President
            Thomas W. Busch - Vice President and Treasurer
            Robert A.G. LeVine - Secretary

         Modification and Waiver Agreement dated January 13, 2006

            On January 13, 2006, DynEco entered into a Modification and Waiver Agreement with Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation. The parties to the Modification and Waiver Agreement are also parties to a series of agreements dated March 2, 2005, as amended, under which DynEco issued convertible promissory notes aggregating of $327,000. At the time of execution of the Modification and Waiver Agreement, DynEco was in default of its obligations under the March 2, 2005 agreements.

            Under the Modification and Waiver Agreement, interest on the convertible promissory notes at the rate of 5% per annum will be paid quarterly, commencing March 31, 2006. Monthly principal amortization payments of approximately $29,700 are to commence on June 1, 2006. In accordance with the terms of the Modification and Waiver Agreement, upon receipt of the funding of $2 million in a January 13, 2006 Financing Transaction, the note holders opted to receive payment, and DynEco paid a total of approximately $245,250 to the note holders, consisting of approximately $163,500 in principal amount of promissory notes and a premium in the amount of approximately $81,750. The notes are convertible at $.75 per share, subject to certain adjustments. As part of the terms of the Financing Transaction, the note holders released their security interest in the Company's assets.

            As additional consideration to induce the note holders to enter into the Modification and Waiver Agreement, DynEco issued an aggregate of 200,000 shares of its common stock to the two investors under the March 2, 2005 transaction documents. Pursuant to the terms of the Modification and Waiver Agreement (a) those provisions of the transaction documents dated March 2, 2005 providing exceptions to the adjustment provisions of the notes and warrants have been eliminated, (b) the exercise price of the warrants to purchase up to 259,000 shares of DynEco common stock issued under the March 2, 2005 transaction documents was changed to $1.00 per share and the warrants are exercisable until 3 years from the filing of the Form 8-K announcing the recapitalization of Dynamic and DynEco, (c) the number of shares issuable upon exercise of those warrants to the investors cannot be reduced to less than 300,000 shares. Under the Modification and Waiver Agreement, under certain circumstances, DynEco may require the investors to exercise the 300,000 warrants. The Company may prepay the note at 150% of the principal due, plus interests and other amounts due, through the redemption date but only if an effective registration statement exists.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            DynEco has agreed to file an amendment to the existing registration statement covering sale of the shares issuable under the transaction documents dated March 2, 2005. Such registration statement must be filed on or before April 13, 2006 and become effective not later than 60 days after the date of filing, or DynEco will be subject to the payment of liquidated damages to the note holders. In addition, DynEco has agreed to file a new registration statement covering the sale of those shares issuable under the Modification and Waiver Agreement the sale of which are not covered by the existing registration statement. Such additional registration statement must be filed by May 13, 2006 and become effective not later than 60 days after the date of filing, or DynEco will be subject to the payment of liquidated damages to the note holders. In the event that a Form 8-K/A, including the audited financial statements of the Company is not filed on or prior to April 5, 2006, then the Modification and Waiver Agreement will become null and void, except that the note holders are entitled to retain the 200,000 shares issued to induce them to enter into the Modification and Waiver Agreement.

         Exclusive Patent and Know-How License Agreement dated January 12, 2006

            On January 12, 2006, DynEco and Dr. Thomas C. Edwards entered into an Exclusive Patent and Know-How License Agreement that amends and supersedes the Exclusive Patent and Know-How License Agreement dated February 4, 2004, by and between DynEco and Dr. Edwards. The 1994 Agreement granted DynEco the exclusive license to use certain patented technology owned by Dr. Edwards, in return for a royalty payment to Dr. Edwards based upon a percentage of revenues generated from sales of products incorporating the licensed technology. DynEco subsequently granted the Parker-Hannifin Corporation an exclusive license to use the technology covered by 1994 License Agreement in UniVane(R) products developed by Parker-Hannifin.

            Under the January 12, 2006 Exclusive Patent and Know-How License Agreement, Dr. Edwards has relinquished any entitlement to royalty payments under the Exclusive Patent and Know-How License Agreement dated February 4, 2004 and has assigned and transferred to DynEco all of his right, title and interest under the Exclusive Patent and Know-How License Agreement dated February 4, 2004.

            There is no financial affect from the January 12, 2006 agreement.

         Articles of Amendment Designating Series A Preferred Stock

            The designations, rights, powers, preferences and limitations of the Series A preferred Stock of DynEco are set forth in Articles of Amendment to DynEco's Articles of Incorporation that were filed with the Secretary of State of Minnesota. The Articles of Amendment provide that a series of Preferred Stock, denominated as Series A Preferred Stock and consisting of 350,000 shares, was created by the Board of Directors in furtherance of the authority conferred upon the Board by DynEco's Articles of Incorporation.

            The Articles of Amendment provide that (a) the Series A Preferred Stock shall vote as a group with the holders of DynEco's common stock on each matter that is submitted to a vote of common shareholders, (b) each share of Series A Preferred Stock is entitled to 1,000 votes per share on each matter submitted to a vote of shareholders, (c) each share of Series A Preferred Stock shall automatically be converted into 33.33 shares of DynEco common stock

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            at such time as DynEco has amended its Articles of Incorporation to authorize the issuance of a sufficient number of shares of common stock to permit all of the then outstanding shares of Series A Preferred Stock to be converted and (d) the Series A Preferred Stock shall rank pari passu with DynEco's common stock as to dividend, liquidation and redemption rights.

            Of the 350,000 authorized shares of Series A Preferred Stock, 197,000 were issued to the former shareholders of the Company in connection with the closing of the Stock Exchange Agreement described elsewhere in this Note, and the balance were reserved for issuance in the event of exercise of outstanding options and warrants, and conversion of convertible promissory notes, that are now convertible into shares of DynEco. Subsequent to the increase in the number of shares of common stock DynEco is authorized to issue, the 197,000 outstanding shares of Series A Preferred Stock were exchanged for 6,566,667 shares of DynEco common stock, as previously disclosed in the Stock Exchange Agreement section of this Note. (See reverse split of common stock below.)

         Articles of Amendment Increasing Authorized Shares of Common Stock

            On January 31, 2006, shareholders authorized an increase in the number of shares of common stock DynEco is authorized to issue to 300,000,000. On February 2, 2006, DynEco filed Articles of Amendment with the Secretary of State of Minnesota, amending Article III of the Amended Articles of Incorporation, increasing the authorized shares of common stock to 300,000,000 from 80,000,000. The aggregate number of common and preferred shares that DynEco has authority to issue was restated to 320,000,000 from 100,000,000. The Amended Articles of Incorporation were effective upon filing.

         January 13, 2006 Financing Transaction

            On January 13, 2006, DynEco entered into a series of documents with MMA Capital, LLC, under which DynEco borrowed $2,000,000 and issued to MMA Capital a Convertible Secured Promissory Note in the aggregate principal amount of $2,000,000. Interest is payable quarterly at the rate of 8% per annum and the outstanding principal amount of the note, together with accrued but unpaid interest, becomes due and payable on January 11, 2007. In the event of default, the interest rate is the greater of ten percent (10%) per annum or the maximum amount permitted by applicable law from the date of the Event of Default until paid in full.

            At the option of the holder, the outstanding principal amount of the promissory note and accrued but unpaid interest may be converted into shares of common stock of DynEco at the rate of $1.00 per share, subject to adjustment in the event DynEco issues shares for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. DynEco agreed to file a registration statement under the Securities Act of 1933, as amended, to register the shares issuable upon conversion of the promissory note. It constitutes an event of default under the note, and subjects DynEco to the payment of liquidated damages, if the registration statement does not become effective on or before July 12, 2006, and does not remain effective for a period of at least 90 days. For each week of non-compliance,

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            liquidated damages will be 2% of the product of (a) the sum of the holder's shares of stock not registered on a timely basis and (b) the weekly average closing price of the shares of the Company's common stock. DynEco's obligations under the promissory note are collateralized by a security interest in substantially all of DynEco's assets.

            In connection with the transaction, DynEco issued a common stock purchase warrant in favor of MMA Capital to purchase up to 2,000,000 shares of DynEco's common stock, exercisable for a period of three years, at an exercise price of $1.00 per share, subject to adjustment in the event DynEco issues shares for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. If, at the time of exercise, there is not an effective registration statement covering the sale of the shares issuable upon exercise of the warrant, the warrant holder may exercise the warrant on a cashless basis, whereby the holder surrenders a portion of the warrants in lieu of paying the exercise price in cash.

            A fee equal to 8% of the proceeds ($160,000) was paid to Forte Capital Partners LLC, an unaffiliated third party, who assisted MMA Capital in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering. The $160,000 will be recorded as a deferred debt issuance cost asset to be amortized over the debt term.

            Per SFAS 133 and EITF 00-19, the convertible note will be classified as one financial instrument as it is considered conventional convertible debt. In addition, the warrants are classified as a liability at their fair value of approximately $1,800,000 with a corresponding charge to debt discount. The beneficial conversion value of $200,000 associated with the convertible debt is recorded as a debt discount and additional paid in capital. The debt discount will be amortized over the term of the debt.

         February 8, 2006 Acquisition of Changes In L'Attitudes, Inc.

            On February 8, 2006 the Company consummated the purchase of all of the issued and outstanding capital stock of Changes in L'Attitudes, Inc. ("CIL"), for a purchase price of $1,750,000. The purchase price consists of a combination of cash ($640,000), shares of DynEco common stock (340,000 shares), and a one-year secured Convertible Debenture in the principal amount of $600,000. The cash portion consists of $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CIL for the years ended December 31, 2004, and December 31, 2005. The balance of the cash payment will be reduced by any trade payables in excess of short term liquid assets.

            Additional shares of DynEco common stock may be issued if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues to the acquiree/seller DynEco common stock at a rate of less than $1.50 per share.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            The Debenture is payable with interest at the rate of 9% per annum, and matures on February 7, 2007 ("Maturity Date"). The Debenture is convertible into DynEco common stock, on or before the Maturity Date, at a rate of $1.50 per share. The conversion rate may be adjusted downward if DynEco, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. Subsequent to the Closing Date, if DynEco obtains cumulative net external financing of $2,500,000 or more, early repayment of 50% of the outstanding balance on the Debenture may be required. If DynEco receives in excess of $5,000,000 in cumulative net external financing, an early repayment of the full outstanding balance on the Debenture may be required. DynEco has agreed to include the sale of the shares issued, and those issuable upon conversion of the Debenture in the next registration statement filed by DynEco. The Convertible Debenture is secured by a lien on the assets of CIL.

            The acquisition of CIL is expected to provide the Company with a direct to consumer selling channel via the internet to the strategically desirable Caribbean leisure market.

         Articles of Correction to Change DynEco Corporation's Name

            On February 28, 2006, DynEco filed Articles of Correction with the Secretary of State of Minnesota, to change DynEco's name to Dynamic Leisure Corporation. These Articles were effective in the State of Minnesota at the close of business on March 3, 2006.

            There was no financial affect related to this filing.

         March 3, 2006 Reverse Split of Common Stock

            On January 31, 2006, shareholders approved a 1:30 reverse split of DynEco's common stock. On February 28, 2006, DynEco filed Articles of Correction with the Secretary of State of Minnesota, restating previously amended Article III with explanation of the approved reverse stock split to be effective at the close of business on March 3, 2006. Dynamic Leisure Corporation's (f/k/a DynEco Corporation) stock began trading post-split on the NASDAQ exchange at the open of business on March 6, 2006. As a result of the reverse stock split, every thirty (30) shares of Dynamic Leisure Corporation's common stock outstanding on the effective date was automatically combined into one (1) share. Except as provided with respect to fractional interests, no cash was paid or distributed as a result of the reverse stock split nor were any fractional shares issued as a result of the reverse stock split. In settlement of fractional interests which arose as a result of the reverse stock split, the shareholder was entitled to cash in an amount equal to
            (a) the market price of one (1) share of common stock immediately following the reverse stock split, multiplied by (b) the fractional share amount immediately following the reverse stock split. Distributions of amounts which may be due shareholders as a result of fractional interests are to be handled for Dynamic Leisure Corporation (DLC) by its transfer agent.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            The accompanying financial statements for the period from May 16, 2005 (inception) to December 31, 2005 have been retroactively adjusted for the subsequent affect of the reverse stock split and the Stock Exchange Agreement of January 13, 2006 with DynEco Corporation.

         March 6, 2006 Acquisition of Island Resort Tours, Inc. and International Travel and Resorts, Inc.

            On March 6, 2006, the Company purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc. ("ITR"), for a purchase price of $4,000,000.

            The purchase price consists of a combination of cash ($1,500,000), shares of DLC common stock (700,000 shares), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The cash portion consists of $500,000 delivered at closing, with the balance to be delivered on or before May 5, 2006, following completion of audits of the financial statements of IRT and ITR for the years ended December 31, 2004 and December 31, 2005. The balance of the cash payment will be reduced by any trade payables in excess of short-term liquid assets.

            Additional shares of DLC common stock may be issued if DLC, as part of any subsequent business acquisitions on or before December 31, 2006, issues DLC common stock to an acquiree/seller at a rate less than $1.50 per share. In such event, additional shares may be issued equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of DLC common stock could be issued as a result of this adjustment provision.

            The Promissory Note is payable with interest at the rate of 9% per annum and matures on March 6, 2007 (the "Maturity Date"). The Note is convertible into DLC's common stock on or before the Maturity Date at a rate of $1.50 per share. The conversion rate may be adjusted downward if DLC, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share.

            Subsequent to the Closing Date, if DLC obtains cumulative net external financing of $3,500,000 or more prior to the maturity date, early repayment of 50% of the outstanding balance on the Note may be required. If DLC receives in excess of $7,000,000 in cumulative net external financing prior to the maturity date, an early repayment of the full outstanding balance on the Note may be required. DLC has agreed to include the sale of the shares issued and those issuable upon conversion of the Note in the next registration statement filed by DLC.

            The Convertible Note is secured by a lien on assets of IRT and ITR.

            The acquisition of IRT and ITR is expected to increase the Company's presence in the desired Caribbean leisure travel market, provide access to key travel industry products, and add to the expertise of the Company's management team.

                          CHANGES IN L'ATTITUDES, INC.

                          INDEX TO FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004




                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm                   F-87

Balance Sheets                                                            F-88

Statements of Operations                                                  F-89

Statements of Changes in Stockholder's Equity                             F-90

Statements of Cash Flows                                                  F-91

Notes to Financial Statements                                          F-92 - 97

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Changes in L'Attitudes, Inc.
Tampa, Florida


We have audited the accompanying balance sheets of Changes In L'Attitudes, Inc. as of December 31, 2005 and 2004 and the related statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of Changes In L'Attitudes, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Changes in L'Attitudes, Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
April 21, 2006

                          Changes in L'Attitudes, Inc.
                                 Balance Sheets
                        As of December 31, 2005 and 2004


                                     ASSETS
                                                           2005          2004
                                                           ----          ----
Current Assets
   Cash ............................................    $  546,725    $  692,054
   Short term investments, restricted ..............        69,548        68,007
   Prepaid travel ..................................       142,110       733,954
   Other current assets ............................        18,467         9,441
                                                        ----------    ----------
      Total Current Assets .........................       776,850     1,503,456

Property and equipment, net ........................        54,455        67,160
                                                        ----------    ----------

      Total Assets .................................    $  831,305    $1,570,616
                                                        ==========    ==========


                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
   Accounts payable and other accrued liabilities ..    $   57,613    $   62,713
   Deferred revenue ................................       594,698     1,242,061
   Customer deposits ...............................       111,886        70,448
                                                        ----------    ----------

      Total Current Liabilities ....................       764,197     1,375,222
                                                        ----------    ----------

      Total Liabilities ............................    $  764,197    $1,375,222
                                                        ----------    ----------

Commitments and contingencies (see Note 5)

Stockholder's Equity
   Common stock, $1.00 par value, 7,500 shares
      authorized, issued and outstanding ...........    $    7,500    $    7,500
   Retained earnings ...............................        59,608       187,894
                                                        ----------    ----------

      Total Stockholder's Equity ...................        67,108       195,394
                                                        ----------    ----------

      Total Liabilities and Stockholder's Equity ...    $  831,305    $1,570,616
                                                        ==========    ==========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                            Statements of Operations
                 For the Years Ended December 31, 2005 and 2004


                                                      Years Ended December 31,
                                                      ------------------------
                                                       2005              2004
                                                       ----              ----

Revenues....................................        $5,737,408        $6,397,633

Cost of revenues ...........................         4,701,541         5,155,386
                                                    ----------        ----------

   Gross Profit ............................         1,035,867         1,242,247

Operating Expenses:
   General and administrative ..............           822,409           886,851
   Depreciation ............................            13,392            12,815
                                                    ----------        ----------

      Total Operating Expenses .............           835,801           899,666
                                                    ----------        ----------

      Income from Operations ...............           200,066           342,581

Other Income
   Interest income .........................            15,194             5,179
                                                    ----------        ----------

      Net Income ...........................        $  215,260        $  347,760
                                                    ==========        ==========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                  Statement of Changes in Stockholder's Equity
                 For the Years Ended December 31, 2005 and 2004


                                                                       Total
                                   Common Stock       Retained     Stockholder's
                                 Shares    Amount     Earnings        Equity
                                 ----------------    ----------    -------------

BALANCE AT DECEMBER 31, 2003     7,500     $7,500    $  18,739       $  26,239
Distributions to stockholder         -          -     (178,605)       (178,605)
Net Income .................         -          -      347,760         347,760
                                 -----     ------    ----------      ---------

BALANCE AT DECEMBER 31, 2004     7,500      7,500      187,894         195,394

Distributions to stockholder         -          -     (343,546)       (343,546)
Net Income .................         -          -      215,260         215,260
                                 -----     ------    ----------      ---------

BALANCE AT DECEMBER 31, 2005     7,500     $7,500    $  59,608       $  67,108
                                 =====     ======    ==========      =========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                            Statements of Cash Flows
                 For the Years Ended December 31, 2005 and 2004


                                                         Year Ended December 31,
                                                         -----------------------
                                                            2005         2004
                                                            ----         ----
Cash Flows from Operating Activities:
   Net income ........................................   $ 215,260    $ 347,760
   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation ...................................      13,392       12,815
   (Increase) decrease in current assets:
      Prepaid travel costs ...........................     591,844     (230,453)
      Other current assets ...........................      (9,026)       7,977
   Increase (decrease) in current liabilities:
      Accounts payable and other accrued liabilities .      (5,100)      20,873
      Deferred revenue ...............................    (647,363)      33,077
      Customer deposits ..............................      41,438       (7,096)
                                                         ---------    ---------

      Net Cash Provided By Operating Activities ......     200,445      184,953
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment .............        (687)      (2,545)
                                                         ---------    ---------

      Net Cash Used In Investing Activities ..........        (687)      (2,545)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Investment in short term instrument ...............      (1,541)     (68,007)
   Distributions to stockholder ......................    (343,546)    (178,605)
                                                         ---------    ---------

      Net Cash Used in  Financing Activities .........    (345,087)    (246,612)
                                                         ---------    ---------

Net Decrease in Cash .................................    (145,329)     (64,204)

Cash at Beginning of Year ............................     692,054      756,258
                                                         ---------    ---------

Cash at End of Year ..................................   $ 546,725    $ 692,054
                                                         =========    =========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

NOTE 1   NATURE OF BUSINESS

         Changes in L'Attitudes, Inc. ("CIL" or "the Company") is in the travel industry, specializing in providing resort destination travel packages to the Caribbean and Eastern Mexico. Almost all of its business originates through the Internet via its on-line site. Founded in 1985, the Company was incorporated in the state of Florida with its office located at 3080 East Bay Drive, Largo, Florida.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Use of Estimates:

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

         Cash and Cash Equivalents:

            For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

            In addition, receivables from merchant banks for credit card transactions are included as a cash equivalent as they are considered deposits in transit.

            Cash is maintained with in a single financial institution in the United States. Deposits with this bank may exceed the amounts of insurance provided on such deposits. Generally, the deposits may be redeemed on demand and, therefore, bear minimal risk.

         Short-term Investments, Restricted:

            The Company has an investment in a certificate of deposit as part of an agreement to have a letter of credit issued from the bank. This certificate of deposit is classified as a short-term investment since its six month term is greater than the three month term used for consideration as a cash equivalent.

         Property and Equipment:

            Property and equipment is stated at cost.

            Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets, ranging from three to ten years.

            Expenditures for additions and improvements greater then $500 are capitalized, while repairs and maintenance are expensed as incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated deprecation account are relieved, and any gain or loss is included in operations.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

         Revenue Recognition:

            The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" and EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent". In general, our Company's revenue recognition policy is to report merchant sales transactions at the gross purchase price at the date of travel, except for trip insurance, which is recognized at the time of purchase, as the insurance is non-refundable. Since it is also the Company's policy to be paid by the customer in advance, monies received in advance of a scheduled travel date are recorded as either deferred revenue, in the case of payment for an entire trip, or as a customer deposit (liability), if only partial payment has been received. The Company believes that nearly all of its transactions should be recorded at gross, since among other things, it acts as the merchant of record in the wholesale transaction, is the primary obligor to the customer, controls sole authority over selling prices, and is solely responsible for making payments to vendors.

         Income Taxes:

            For the years ending December 31, 2005 and 2004, the Company was an S-Corporation and therefore did not record income tax expense and related deferrals since the income or loss in any given year are passed through to the owner of the Company.

         Concentration of Credit Risk and Other Concentrations:

            The Company has a diverse customer base since it sells to customers on the Internet regardless of point of origination. There are no customers who represent over ten percent of revenue. The Company does have geographical risk with destinations since over 95% percent of its business is travel to the Caribbean region with Jamaica typically being 70% or greater. This concentration potentially exposes the Company to both political and weather risks of this region.

            Two lodging suppliers, with 14 different properties, were responsible for a combined total of approximately 36% and 38% of total rooms provided in the years ended December 31, 2005 and 2004, respectively.

            The Company has very little credit risk since the vast majority of its travel products are paid for in advance. The primary risk of loss for the Company arises from potentially fraudulent purchases on credit cards and from credit given to customers by credit card companies. The loss for credit risk has historically been nominal, therefore there is no reserve for losses recorded.

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

            The Company's financial instruments include cash, short-term investments, accounts payable, and accrued expenses. The fair values of cash, short-term investments, accounts payable and accrued expenses approximated carrying values due to the short-term nature of these instruments.

         Advertising:

            The primary vehicle for advertising the Company's products is its Internet website. The Company occasionally also produces some printed materials. Advertising expense is spent primarily on search engine optimizing and website enhancement to increase visibility for customers to find the website when searching for travel products, and improve the features and functionality. Advertising costs are expensed when incurred and amounted to approximately $28,441 and $16,381 for the years ended December 31, 2005 and December 31, 2004, respectively. Monies received from suppliers as co-operative advertising incentives were used to offset advertising expense in each of the years ending December 31, 2005 and 2004.

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply, to the Company.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB.

NOTE 3   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31:

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

                                                                      ESTIMATED
                                                                     USEFUL LIFE
                                               2005        2004        IN YEARS
                                            ---------    --------    -----------
         Office furniture and equipment     $  32,639    $ 31,952       3-10
         Leasehold improvements                76,809      76,809        10
                                            ---------    --------
         Total property and equipment         109,448     108,761
         Less accumulated depreciation        (54,993)    (41,601)
                                            ---------    --------
         Property and equipment, net        $  54,455    $ 67,160
                                            =========    ========

         Depreciation expense was $13,392 in 2005 and $12,815 in 2004.

NOTE 4   PREPAID TRAVEL

         The Company is required to pay for hotels and airline tickets before the trip occurs. Payments made to vendors in advance are recorded to the prepaid travel account. The Company recognizes the expense when the trip is taken. The balances at December 31, 2005 and 2004 were $142,110 and $733,954, respectively

NOTE 5   COMMITMENTS AND CONTINGENCIES

         Letter of Credit

         The Company has a letter of credit outstanding with a balance at December 31, 2005 and 2004, of $70,000 and $67,600, respectively, payable to the Airlines Reporting Corporation to allow the purchase of airline tickets through a computerized ticket system. As part of the letter of credit agreement, the Company is required to keep a certificate of deposit with the issuer of the letter of credit for approximately the amount of the letter of credit.

NOTE 6   RELATED PARTY TRANSACTIONS

         Office Rental

         The Company currently rents its office space from its owner on a month to month basis. The company paid rent of $42,616 and $42,579 in 2005 and 2004, respectively.

         The above related party transaction is not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties.

NOTE 7   DEFERRED REVENUE

         The Company currently carries large deferred revenue balances related to trips purchased and paid for by the customer, but for where the trip has not been taken as of year end. The Company recognizes the revenue when the trip is taken. The balances at December 31, 2005 and 2004 were $594,698 and $1,242,061, respectively.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

NOTE 8   CUSTOMER DEPOSITS

         Customer deposits represent money received for trips not fully paid for. When the trip is fully paid for the balance is transferred to deferred revenue. The balances at December 31, 2005 and 2004 were $111,886 and $70,448, respectively.

NOTE 9   INCOME TAXES

         For the years ending December 31, 2005 and 2004, the Company was an S-Corporation and therefore did not record income tax expense and related deferrals, since the income or loss in any given year are passed through to the owner of the Company.

         The following table presents summary pro-forma information for the years ended December 31, 2005 and 2004, as if the Company did not have an S-Corporation status, and provided for taxes using an estimated tax rate in each year of 37.63%

                                                    2005         2004
                                                    ----         ----
         Income before taxes, (audited) .......   $215,260     $347,760
         Provision for income taxes (pro forma)     81,002      130,862
                                                  --------     --------
         Net income (pro forma) ...............   $134,258     $216,898
                                                  ========     ========

NOTE 10  RETIREMENT PLAN

         During 2005 and 2004, the Company had a Simple IRA retirement savings plan available to employees. The Company provided a one for one match on saving by the employee up to one percent of gross salary. The expense related to this match for 2005 and 2004 was $2,771 and $3,084, respectively.

NOTE 11  SUBSEQUENT EVENTS

         On February 8, 2006 the owner of the Company consummated the sale of all of the issued and outstanding capital stock of the Company to Dynamic Leisure Corp., Inc (Dynamic Leisure), for a sale price of $1,750,000. The sales price consists of a combination of cash ($640,000), shares of Dynamic Leisure common stock (340,000 shares), and a one-year secured Convertible Debenture in the principal amount of $600,000. The cash portion consists of $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CIL for the years ended December 31, 2004, and 2005. The balance of the cash payment will be reduced by any trade payables in excess of short term liquid assets.

         Additional shares of Dynamic Leisure common stock may be issued to the owner of the Company if Dynamic Leisure, as part of any subsequent business acquisitions on or before December 31, 2006, issues to an acquiree/seller Dynamic Leisure common stock at a rate of less than $1.50 per share.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

         The Debenture is payable with interest at the rate of 9% per annum, and matures on February 7, 2007 ("Maturity Date"). The Debenture is convertible into Dynamic Leisure common stock, on or before the Maturity Date, at a rate of $1.50 per share. The conversion rate may be adjusted downward if Dynamic Leisure, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. Subsequent to the Closing Date, if Dynamic Leisure obtains cumulative net external financing of $2,500,000 or more, early repayment of 50% of the outstanding balance on the Debenture may be required. If Dynamic Leisure receives in excess of $5,000,000 in cumulative net external financing, an early repayment of the full outstanding balance on the Debenture may be required. Dynamic Leisure has agreed to include the sale of the shares issued, and those issuable upon conversion of the Debenture in the next registration statement filed by Dynamic Leisure. The Convertible Debenture is secured by a lien on the assets of CIL.

         Due to the sale noted above, the Company will lose its status as an S-Corporation per US Federal Income Tax guidelines. Therefore, the Company will be required to provide for any federal or state income taxes owed, instead of being passed through to the owner.

      ISLAND RESORT TOURS, INC., AND INTERNATIONAL TRAVEL AND RESORTS, INC.

                          COMBINED FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004


                                      INDEX

                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm ...............   F-99

Combined Balance Sheets ...............................................   F-100

Combined Statements of Operations .....................................   F-101

Combined Statement of Changes in Stockholder's (Deficit) Equity .......   F-102

Combined Statements of Cash Flows .....................................   F-103

Notes to Combined Financial Statements ................................F-104-111

             Report of Independent Registered Public Accounting Firm
________________________________________________________________________________

Board of Directors
Island Resort Tours, Inc. and International Travel and Resorts, Inc. New York, New York

We have audited the accompanying combined balance sheets of Island Resort Tours, Inc. and International Travel and Resorts, Inc. (the "Companies") as of December 31, 2005 and 2004 and the related combined statements of operations, changes in stockholder's (deficit) equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the management of the Companies. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Companies are not required at this time to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 2005 and 2004 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Companies will continue as going concerns. As discussed in Note 2, the Companies incurred net losses of $510,961 and $91,061 during the years ended December 31, 2005 and 2004, respectively, have used cash in operations of $252,422 and $504,911 for the years ended December 31, 2005 and 2004, respectively, and has a working capital deficiency of $384,384 and an accumulated deficit of $451,402 at December 31, 2005. These factors, among others, raise substantial doubt about the Companies' ability to continue as going concerns. Management's plans in regard to these matters are also described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
May 1, 2006

      Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                             Combined Balance Sheets
                        As of December 31, 2005 and 2004

                                     ASSETS
                                                              2005        2004
                                                              ----        ----
Current Assets
  Cash ..................................................  $ 201,174   $ 221,879
  Short term investments, restricted ....................     83,133      86,495
  Accounts Receivable, net of allowance for
    doubtful accounts of $14,515 at 2005 and 2004 .......    247,271     250,311
  Other current assets ..................................     75,356     119,533
  Taxes Receivable ......................................          -      55,000
                                                           ---------   ---------
    Total Current Assets ................................    606,934     733,218

Property and equipment, net .............................     32,558      35,835
                                                           ---------   ---------

Deposits ................................................     51,135      51,135
                                                           ---------   ---------

    Total Assets ........................................  $ 690,627   $ 820,188
                                                           =========   =========

                 LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY

Current Liabilities
  Accounts payable ......................................  $ 346,212   $ 213,231
  Other accrued liabilities .............................     77,907      66,562
  Deferred revenue ......................................     78,290      82,635
  Customer deposits .....................................    238,454     247,490
  Line of credit ........................................    200,000           -
  Due to stockholder ....................................     50,000           -
  Taxes payable .........................................        455           -
                                                           ---------   ---------

    Total Current Liabilities ...........................    991,318     609,918
                                                           ---------   ---------


    Total Liabilities ...................................  $ 991,318   $ 609,918
                                                           ---------   ---------

Commitments and contingencies (see note 6)

Stockholder's (Deficit) Equity
  Common stock ..........................................  $  11,000   $  11,000
  Contributed Capital ...................................    139,711     139,711
  Accumulated (Deficit) Retained Earnings ...............   (451,402)     59,559
                                                           ---------   ---------

    Total Stockholder's (Deficit)  Equity ...............   (300,691)    210,270
                                                           ---------   ---------

    Total Liabilities and Stockholder's (Deficit) Equity   $ 690,627   $ 820,188
                                                           =========   =========

           See accompanying notes to the combined financial statements

      Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                        Combined Statements of Operations
                 For the Years Ended December 31, 2005 and 2004

                                                     Years Ended December 31,
                                                  -----------------------------
                                                      2005              2004
                                                      ----              ----

Total Revenues .............................      $ 2,579,641       $ 3,115,163

Cost of Revenues ...........................        1,518,548         1,370,386
                                                  -----------       -----------

Gross Profit ...............................        1,061,093         1,744,777

Operating Expenses
  General and administrative ...............        1,543,094         1,866,894
  Depreciation .............................           24,922            25,766
                                                  -----------       -----------

    Total Operating Expenses ...............        1,568,016         1,892,660
                                                  -----------       -----------

    Loss from Operations ...................         (506,923)         (147,883)

Other (income) expense
  Interest income ..........................           (2,235)           (1,296)
  Interest expense .........................            7,658                 -
                                                  -----------       -----------
    Total Other(Income)  Expense ...........            5,423            (1,296)
                                                  -----------       -----------

    Net loss before income taxes ...........         (512,346)         (146,587)

    Income tax benefit .....................            1,385            55,526

    Net Loss ...............................      $  (510,961)      $   (91,061)
                                                  ===========       ===========

           See accompanying notes to the combined financial statements

                 Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                    Combined Statement of Changes in Stockholder's (Deficit) Equity
                            For the Years Ended December 31, 2005 and 2004
                                                                           Retained
                                                                           Earnings          Total
                                      Common Stock                       ------------    Stockholders'
                                  -------------------     Contributed    (Accumulated       Equity
                                  Shares      Amount        Capital         Deficit)       (Deficit)
                                  ------     --------     -----------    ------------    -------------
Balance at December 31, 2003         300     $ 11,000      $ 139,711      $ 150,620        $ 301,331
Net loss ...................           -            -              -        (91,061)         (91,061)
                                  ------     --------      ---------      ---------        ---------

Balance at December 31, 2004         300       11,000        139,711         59,559          210,270

Net loss ...................           -            -              -       (510,961)        (510,961)
                                  ------     --------      ---------      ---------        ---------

Balance at December 31, 2005         300     $ 11,000      $ 139,711      $(451,402)       $(300,691)
                                  ======     ========      =========      =========        =========

                      See accompanying notes to the combined financial statements

                                                F-102

      Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                        Combined Statements of Cash Flows
                 For the Years Ended December 31, 2005 and 2004

                                                         Year Ended December 31,
                                                         -----------------------
                                                            2005         2004
                                                            ----         ----
Cash Flows from Operating Activities:
  Net loss ...........................................   $(510,961)   $ (91,061)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
      Depreciation ...................................      24,922       25,766
    Changes in operating assets and liabilities
      Accounts receivable ............................       3,040      220,742
      Other current assets ...........................      44,177      (45,455)
      Other assets ...................................           -      (22,500)
      Taxes receivable ...............................      55,000      (55,000)
      Taxes payable ..................................         455     (106,986)
      Accounts payable ...............................     132,981     (298,654)
      Other accrued liabilities ......................      11,345      (64,491)
      Deferred revenue ...............................      (4,345)      46,770
      Customer deposits ..............................      (9,036)    (114,042)
                                                         ---------    ---------

      Net Cash Used By Operating Activities ..........    (252,422)    (504,911)
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment ..............     (21,645)     (16,064)
  Proceeds from short term instrument ................       3,362            -
  Investment in short term instrument ................           -       (6,415)
                                                         ---------    ---------

      Net Cash Used In Investing Activities ..........     (18,283)     (22,479)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit .......................     200,000            -
  Stockholder advances ...............................      50,000            -
                                                         ---------    ---------

      Net Cash Provided by Financing Activities ......     250,000            -
                                                         ---------    ---------

Net Decrease in Cash .................................     (20,705)    (527,390)

Cash at Beginning of Year ............................     221,879      749,269
                                                         ---------    ---------

Cash at End of Year ..................................   $ 201,174    $ 221,879
                                                         =========    =========

SUPPLEMENTAL DISCLOSURESE OF CASH FLOW INFORMATION
--------------------------------------------------
  Cash paid during the year for:
      Interest .......................................       7,658            -
      Income taxes ...................................           -      136,847

           See accompanying notes to the combined financial statements

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 1   NATURE OF BUSINESS

         Island Resort Tours, Inc.("IRT") and International Travel and Resorts, Inc. ("ITR") (combined to be known as the "Companies") are wholesalers of Caribbean travel primarily through established networks of travel agencies, and a provider of telephone and marketing support to a variety of Caribbean locations. International Travel and Resorts, Inc. was founded in 1975, and is incorporated in the state of New York. Island Resort Tours, Inc. was founded in 1989 and is also incorporated in the state of New York. Both companies are located at 300 East 40th Street, New York, New York.

NOTE 2   GOING CONCERN

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Companies as a going concern.

         However, the Companies have a net loss of $510,961 and $91,061 and net cash used in operations of $252,422 and $504,911 for the years ended December 31,2005 and December 31,2004, respectively. There is a working capital deficiency of $384,384, accumulated deficit of $451,402, and a stockholders' deficiency of $300,691 at December 31, 2005. These factors raise substantial doubt about the Companies' ability to continue as a going concern.

         Management believes that its profitability was unusually hindered in 2005 due to severe weather conditions in the Caribbean and Southeast region of the United States, and that with current plans to provide additional product content and expand its customer base that it will be able to provide more profitable operating results. However, because the Companies has had net loss from operations for the last two years, used most of their available credit line and given these financial results along with the Companies' expected cash requirements in 2006, unless the Companies quickly return to profitability, additional capital investment may be necessary to sustain the Company's operations.

         The financial statements do not contain any adjustments, which might be necessary if the Companies are unable to continue as a going concern.

         Subsequent to December 31, 2005, on March 6, 2006, the Companies were acquired by Dynamic Leisure Corporation (See Note 13)

NOTE 3   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         These combined statements as of December 31, 2005 and 2004 and for the years then ended, present the combined results of Island Resort Tours, Inc. and International Travel and Resorts, Inc. Accounting principles generally accepted in the United States of America require that combined financial statements of commonly owned companies within similar industries be combined when such presentation is more meaningful to the users. All significant intercompany accounts and transactions have been eliminated.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Use of Estimates:

            The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these combined financial statements.

         Cash and Cash Equivalents:

            For the purpose of the cash flow statement, the Companies consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

            Cash is maintained with a single financial institution in the United States. Deposits with this bank may exceed the amounts of insurance provided on such deposits. Generally, the deposits may be redeemed on demand and, therefore, bear minimal risk.

         Short-term Investments, Restricted:

            The Companies have investments in certificates of deposit as part of an agreement to have a letter of credit issued from the bank. These certificates of deposit are classified as a short-term investment since their six month terms are greater than the three month term used for consideration as a cash equivalent.

         Accounts Receivable:

            Accounts Receivable result from amounts for either the sale of travel products or agreements with various hotels, for amounts such as co-op advertising support. The Companies regularly evaluate the collectibility of accounts receivable on an individual customer or supplier level, based on factors such as recent payment history and create an allowance as considered necessary. At December 31, 2005 and December 31, 2004 the allowance for doubtful accounts was $14,515.

            Accounts receivable for co-op advertising is generally also recorded as deferred revenue at its full value until used. Therefore, there is typically no allowance recorded.

         Property and Equipment:

            Property and equipment is stated at cost.

            Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets, ranging from three to five years.

            Expenditures for additions and improvements greater than $1,000 are capitalized, while repairs and maintenance are expensed as incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated deprecation account are relieved, and any gain or loss is included in operations.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Revenue Recognition:

            The Companies follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" in which we recognize revenue when it is earned and realizable based on the following criteria: persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable and collectibility is reasonably assured. The Company also follows EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent".

            Merchant sales transactions are recorded at the gross selling price of travel products such as lodging on the date of customer travel. In a merchant sales transaction, the Companies provide travel products or services to consumers or travel agencies through a network of contractual arrangements with airlines, hotels, and other travel providers. Monies received by customers in advance of travel dates are recorded as a liability (Customer Deposits), until reported as revenue on the actual travel date.

            The Companies reported all other transactions at net, or the sales price of the product less the Companies' cost.

            Revenue from airline tickets is recognized when the tickets are issued. Revenue for other services paid as a retainer, fixed dollar, or fixed percentage amount are recognized when the service is provided.

         Income Taxes:

            The Companies account for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

         Concentration of Credit Risk and Other Concentrations:

            The Companies' ability to provide airline service availability to it customers at favorable prices is a key component of its ability to provide customers with travel packages and products. Gross bookings from three Airlines, American Airlines, Continental and Delta airline tickets accounted for approximately 54%, 18%, and 13% respectively of all tickets sold in 2005 and 51% 20% and 10% respectively in 2004. The Companies have negotiated rates and products with the airlines, that allow it to price certain products more favorably than some of its competitors. The loss of such contracts could have a negative affect on the Companies' business.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            The Companies sell their travel products to travel agencies and also directly to the end user. In 2005, two agencies accounted for more than ten percent of total bookings. Magical Holidays accounted for 24.0% of bookings, while MCM Tour accounted for 17.0% of bookings. In 2004, Magical Holidays and MCM Tour were each responsible for 15.5% of total bookings.

            The Companies do have geographical risk with destinations since essentially all of its business is travel to the Caribbean region. This concentration potentially exposes the Companies to both political and weather risks of this region.

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

            The Companies' financial instruments include cash, accounts receivable, accounts payable, and accrued liabilities. The fair values of cash, accounts receivable, accounts payable and accrued liabilities approximated carrying values due to the short-term nature of these instruments.

         Advertising:

            The primary vehicle for advertising the Companies' products has been printed materials such as informational or promotional brochures. Advertising costs are expensed when incurred and amounted to approximately $127,138 and $94,259 for the years ended December 31, 2005 and December 31, 2004, respectively.

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply to the Companies.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented,

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Companies adopted this SFAS as of January 1, 2006. There is no current impact on the Companies' financial statements with the adoption of this FASB.

NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31:

                                                                     Estimated
                                                                    Useful Life
                                             2005         2004        in Years
                                          ---------    ---------    -----------
         Office furniture and equipment   $  99,086    $  89,108        3-5
         Software .....................      30,366       18,700        3-5
                                          ---------    ---------
         Total property and equipment .     129,452      107,808
         Less accumulated depreciation      (96,894)     (71,973)
                                          ---------    ---------
         Property and equipment, net ..   $  32,558    $  35,835
                                          =========    =========

         Depreciation expense was $24,922 in 2005 and $25,766 in 2004.

NOTE 5   LINE OF CREDIT

         IRT entered into a line of credit agreement with the Bank of New York ("the Bank") on December 5, 2001 for $200,000, which was later increased to $210,000. The agreement was for one year with extensions for a period of one year on the anniversary date unless the Bank elects not to extend the line of credit. The line of credit is collateralized by substantially all of the assets of IRT and a guarantee by the stockholder. As of December 31, 2005 and 2004, the loan balance was $200,000 and zero, respectively. The availability of the credit line was $10,000 and $210,000 for December 31, 2005 and 2004, respectively. The interest rate is variable and at December 31, 2005 was 8.25%.

NOTE 6   COMMITMENTS AND CONTINGENCIES

         Surety Bond

         IRT had outstanding at December 31, 2004 and 2005, a surety bond for $70,000 related to the Airlines Reporting Corporation to allow the purchase of airline tickets through a computerized ticket system. As part of the letter of credit agreement IRT is required to keep a collateral deposit in the amount of $22,500. The deposit is included in Other Assets - Deposits on the accompanying balance sheets.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Letters of Credit:

            There are two letters of credit outstanding at December 31, 2005 and 2004 totaling $80,000 each year and payable to the Airlines Reporting Corporation to allow the purchase of airline tickets through a computerized ticket system. As part of the letter of credit agreement, certificates of deposit are required with the issuer of the letter of credit for approximately the amount of the letters of credit and are reflected as short-term investments, restricted, on the accompanying balance sheets.

         Operating Lease:

            The Companies currently lease office space under a five year extension agreement effective April 2003. The Companies currently pay $11,167 per month. Rent expense for the years ending December 31, 2005 and 2004 were $139,166 and $138,821, respectively. Future lease obligations for 2006, 2007 and 2008 are $135,790 and $138,506
            and $46,472, respectively.

            The Companies currently leases two vehicles, both on which terms will end in 2007. Lease expense related to these vehicles was $19,436 and $22,393 in 2005 and 2004, respectively. Future lease obligations for 2006 and 2007 are $19,345 and $11,044, respectively.

NOTE 7   RELATED PARTY TRANSACTIONS

         As of the end of the year, IRT had outstanding a $50,000 payable to the stockholder of the Companies, classified as a short term liability. There are no contractual terms of a repayment date, and no interest is being accrued or expected to be paid related to the balance.

         The above related party transaction is not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties.

NOTE 8   DEFERRED REVENUE

         The Companies work close with suppliers that agree contractually to provide advertising or promotional support. The amount of the supplier commitment is recorded in Accounts Receivable and Deferred Revenue and amounted to $78,290 and $82,635 at December 31, 2005 and 2004 respectively.

NOTE 9   CUSTOMER DEPOSITS

         Customer deposits represent money received for hotel bookings, future dates of travel. The Companies recognize the revenue and the related costs of product when the travel occurs. The balances at December 31, 2005 and 2004 were $238,454 and $247,490 respectively.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 10  COMMON STOCK

         As of December 31, 2005 and 2004, IRT had 100 shares of no par common stock issued and outstanding. As of December 31, 2005 and 2004, ITR had 200 shares of no par common stock issued and outstanding.

NOTE 11  RETIREMENT PLAN

         During 2005 and 2004, the Companies had a 401K retirement savings plan available to employees. The Companies provided a uniform percentage of the amount of saving by the employee up to three percent of gross salary. The expense related to this match for 2005 and 2004 was $5,253 and $6,073, respectively.

NOTE 12  INCOME TAXES

         The effective tax rate varies from the federal statutory rate as a result of the following items:

                                                             2005         2004
                                                             ----         ----

         Tax benefit computed at the federal statutory
           rate ......................................    $(174,198)   $(49,840)
         State and local taxes, net of federal benefit      (57,485)    (16,447)
         Other .......................................       14,598     (13,439)
         Change in valuation allowance ...............      215,700      24,200
                                                          ---------    --------
         Income tax provision/(benefit) ..............    $  (1,385)   $(55,526)

         The tax effect of temporary differences at December 31 were as follows:

                                                             2005         2004
                                                             ----         ----
         Asset:
         Net operating loss carryforward                  $ 239,900    $ 24,200
         Less: Valuation allowance ...................     (239,900)    (24,200)
                                                          ---------    --------
         Deferred tax asset ..........................    $     0.0    $    0.0

         Management has determined it is more likely than not that the above carryforwards will not be realized, and accordingly a valuation allowance has been established for the full amount of the deferred tax asset. The change in the valuation allowance was an increase of approximately $215,700 in 2005. At December 31, 2005 the Companies had a net operating loss of approximately $534,389 available to offset future taxable income through the year 2025.

         The utilization of the carryforward is dependent upon the ability to generate sufficient taxable income during the carryforward period. In addition, utilization of the carryforward may be limited due to ownership changes as defined in the Internal Revenue Code.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 13  SUBSEQUENT EVENTS

         On March 6, 2006, the Dynamic Leisure Corporation ("Dynamic") purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. and International Travel and Resorts, Inc., for a purchase price of $4,783,300.

         The purchase price consists of a combination of cash ($1,500,000), 700,000 shares of Dynamic's common stock ($1,833,300 valued at the average closing price of the Dynamic's common stock for the five days before and five days after the acquisition dates), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The cash portion consists of $500,000 delivered at closing, with the balance to be delivered on or before May 5, 2006, following completion of audits of the financial statements of the Companies for the years ended December 31, 2004 and December 31, 2005. The balance of the cash payment will be reduced by any trade payables in excess of short-term liquid assets.

         Additional shares of common stock may be issued to the shareholder of the Companies, if as part of any subsequent business acquisitions on or before December 31, 2006, Dynamic issues its common stock to an acquiree/seller at a rate less than $1.50 per share. In such event, additional shares may be issued equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of common stock could be issued as a result of this adjustment provision.

         The Promissory Note is payable with interest at the rate of 9% per annum and matures on March 6, 2007 (the "Maturity Date"). The Note is convertible into Dynamic's common stock on or before the Maturity Date at a rate of $1.50 per share, and is secured by a lien on the assets of the Companies. The conversion rate may be adjusted downward if Dynamic, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share.

         Subsequent to the Closing Date, if Dynamic obtains cumulative net external financing of $3,500,000 or more prior to the maturity date, early repayment of 50% of the outstanding balance on the Note may be required by the stockholder. If Dynamic receives in excess of $7,000,000 in cumulative net external financing prior to the maturity date, an early repayment of the full outstanding balance on the Note may be required by the stockholder. Dynamic has agreed to include the sale of the shares issued and those issuable upon conversion of the
         Note in the next registration statement.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND YEAR ENDED DECEMBER 31, 2005


                                      INDEX

                                                                        Page(s)
                                                                        -------

Unaudited Pro Forma Combined Condensed Financial Statements
Description .......................................................... F-113-114

Unaudited Pro Forma Combined Condensed Statement of Operations for the
Period and Year Ended December 31, 2005 ..............................    F-115

Unaudited Pro Forma Combined Condensed Statement of Operations for the
Nine Months Ended September 30, 2006 .................................    F-116

Notes to the Unaudited Pro Forma Combined Condensed Statement of
Operations ........................................................... F-117-119

                           DYNAMIC LEISURE CORPORATION
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements relate to DynEco Corporation, ("DynEco"), the acquisition of all the issued and outstanding shares of capital stock of Dynamic Leisure Group, Inc. ("DLG"), on January 13, 2006 in a transaction accounted for as a reverse merger and recapitalization where DLG was treated as the accounting acquirer of DynEco, the acquisition of all the issued and outstanding shares of capital stock of Changes in L'Attitudes, Inc ("CIL"), on February 8, 2006 and the acquisition of all the issued and outstanding shares of capital stock of Island Resort Tours, Inc. and International Travel and Resorts, Inc. ("IRT/ITR") on March 6, 2006. The following unaudited pro forma combined condensed financial statements refer to DLG as Dynamic Leisure Corporation ("Dynamic").

DynEco and DLG Merger
---------------------

On January 13, 2006, DLG and DynEco merged through a share exchange agreement in which no cash or new additional liabilities were assumed other than those already recorded by DLG or DynEco.

The issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of DLG pursuant to the recapitalization resulted in a change in control of DynEco where (a) the former shareholders of DLG acquired voting rights over approximately 83% of the then outstanding voting securities of DynEco and (b) the designees of the former shareholders of DLG were appointed as the executive officers and a majority of the board of directors. The Series A Preferred Stock converted into 6,566,667 shares of DynEco's common stock. DynEco's Articles of incorporation were then amended to increase the number of shares of common stock DynEco is authorized to issue sufficiently to permit full conversion of the Series A Preferred Stock.

On January 31, 2006, shareholders approved a 1:30 reverse split of DynEco's common stock, to be effective at the close of business on March 3, 2006. As a result of the reverse stock split, every thirty (30) shares of the Company's common stock outstanding on the effective date was automatically combined into one (1) share. Except as provided with respect to fractional interests, no cash was paid or distributed as a result of the reverse stock split nor were any fractional shares issued as a result of the reverse stock split.

On February 28, 2006, the Company filed Articles of Correction with the Secretary of State of Minnesota, to change the Company's name to Dynamic Leisure Corporation. These Articles were effective in the State of Minnesota at the close of business on March 3, 2006.

CIL Acquisition
---------------

On February 8, 2006, the Company acquired all the outstanding capital stock of CIL for a purchase price of $2,090,680 which consists of a combination of $200,000 in cash paid at closing; an acquisition payable of $440,000; 340,000 shares of the Company's common stock valued at $850,680 and a one-year secured convertible promissory note in the principal amount of $600,000 with interest at 9% per annum and a conversion rate of $1.50 per share. The cash portion of the purchase price consisted of $200,000 delivered at closing with the acquisition payable to be delivered after closing and adjusted for any short fall of trade payables in excess of short-term liquid assets.

IRT/ITR Acquisition
-------------------

On March 6, 2006, the Company acquired all the outstanding capital stock of IRT/ITR for a purchase price of $4,783,300 consisting of $500,000 in cash paid at closing; an acquisition payable of $1,000,000; 700,000 shares of common stock valued at $1,833,300 and a one-year secured convertible note in the principal amount of $1,450,000 with interest at 9% per annum and a conversion rate of $1.50 per share. The cash portion of the purchase price consisted of $500,000 delivered at closing with the acquisition payable to be delivered after closing and adjusted for any short fall of trade payables in excess of short-term liquid assets.

                           DYNAMIC LEISURE CORPORATION
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Pro Forma Financial Statements and Pro Forma Adjustments
--------------------------------------------------------

The historical results presented in the unaudited pro forma statement of operations are as if the acquisitions had occurred at the beginning of 2005 or, for DLG/Dynamic, at its inception. The historical financial statements for DynEco are for the 12 months ending December 31, 2005 and from January 1 to the date of the merger and recapitalization, January 13, 2006. The historical financial statements for CIL are for the 12 months ending December 31, 2005 and from January 1 to the date of its acquisition, February 8, 2006. The historical financial statements for IRT/ITR are for the 12 months ending December 31, 2005 and from January 1 to the date of its acquisition, March 6, 2006. The historical financial statements of DLG/Dynamic (the accounting acquirer in the merger and recapitalization with DynEco) are for the period from May 16, 2005 (Inception) to December 31, 2005 and from January 1 to September 30, 2006 which also includes the consolidated results of operations of DynEco, CIL and IRT/ITR from their acquisition dates through September 30, 2006.

Pro forma adjustments have been made to the historical results presented in the unaudited pro forma statement of operations to reflect as if the merger, recapitalization and acquisitions had occurred at the beginning of the 2005 or, for DLG/Dynamic, at its inception. Certain reclassifications were made from historical financial reports for comparability and consistency. The financial statements of DynEco and DLG have been adjusted for the affect of the 1:30 reverse stock split that occurred on January 31, 2006. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisitions, (b) factually supportable, and (c) expected to have a continuing effect.

These pro forma combined condensed financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in DynEco's 2005 Form 10-KSB, Dynamic Leisure's audited financial statements, CIL's audited financial statements and IRT/ITR's audited financial statements.

The pro forma adjustments do not reflect anticipated additional benefits of revenue growth or cost savings from synergies which may be realized nor integration costs to be incurred subsequent to the acquisitions.

The unaudited pro forma combined condensed financial statements presented are for informational purposes only and do not necessarily represent what the Company's financial position or results of operations as of the dates or for the periods presented would have been had the acquisition occurred on such dates indicated, or to project the combined Company's results of operations for any future period. For purposes of preparing the Company's consolidated financial statements subsequent to the acquisition, the Company will establish a new basis for CIL and IRT/ITR's assets and liabilities based upon the fair values thereof and the purchase price, including the costs of the acquisition. A final determination of the allocation of purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been completed. Therefore, the pro forma adjustments included in the pro forma combined condensed financial information should be treated as preliminary and being made solely for the purpose of preparing the pro forma combined condensed financial statements. Following an analysis of the fair value of CIL and IRT/ITR's assets and liabilities, any appropriate purchase accounting adjustments will be made and reported. The actual combined results of operations will likely differ, possibly significantly, from the pro forma amounts included herein.

                                                   DYNAMIC LEISURE CORPORATION
                                 UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                            FOR THE 12 MONTHS ENDED DECEMBER 31, 2005

                                                        Historical
                                          Historical     Dynamic     Historical   Historical   Acquisitions
                                          Dyneco (a)   Leisure (a)   Changes(a)   IRT-ITR (a)  Adjustments(a)  Ref      Total
                                          ----------   -----------   ----------   -----------  --------------  ---   -----------
Revenue ................................          --            --   $5,737,408   $2,579,641              --         $ 8,317,049
Cost of revenue ........................          --            --    4,701,541    1,518,548              --           6,220,089
                                          ----------   -----------   ----------   ----------   -------------         -----------
Gross Profit ...........................          --            --    1,035,867    1,061,093              --           2,096,960
General and administrative expenses ....     497,968       455,954      835,801    1,568,016         656,031   (b)     4,013,500
                                          ----------   -----------   ----------   ----------   -------------         -----------
Income (loss) from operations ..........    (497,968)     (455,954)     200,066     (506,923)       (656,031)         (1,916,540)

Other Income (Expense)
  Interest income ......................       1,257            --       15,194        2,235              --              18,686
  Interest expense .....................    (276,619)      (29,360)          --       (7,658)     (1,367,003)  (c)    (1,680,640)
  Other Income .........................      83,879            --           --           --              --              82,879
  Warrant valuation income .............      86,408            --           --           --              --   (d)        86,408
                                          ----------   -----------   ----------   ----------   -------------         -----------

    Total Other Income (Expense) .......    (106,075)      (29,360)      15,194       (5,423)     (1,367,003)         (1,492,667)
                                          ----------   -----------   ----------   ----------   -------------         -----------

Income before taxes ....................    (603,773)     (485,314)     215,260     (512,346)     (2,023,034)         (3,409,207)
Provision for income taxes .............          --            --           --        1,385          (1,385)  (e)            --
                                          ----------   -----------   ----------   ----------   -------------         -----------

Net income ............................   $ (603,773)  $  (485,314)  $  215,260   $ (510,961)  $  (2,024,419)        $(3,409,207)
                                          ==========   ===========   ==========   ==========   =============         ===========

Net Loss per share - Basic and Diluted .  $    (0.54)  $     (0.07)  $     0.63   $    (0.73)             --         $     (0.39)
                                          ==========   ===========   ==========   ==========   =============         ===========

Weighted average number of shares
 outstanding during the period
 - Basic and Diluted ...................   1,125,327     6,566,667      340,000      700,000              --           8,731,994
                                          ==========   ===========   ==========   ==========   =============         ===========

                     See accompanying notes to unaudited pro forma combined condensed financial statements.

                                                              F-115

                                                   DYNAMIC LEISURE CORPORATION
                                 UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

                                                        Historical
                                          Historical       DLG/      Historical   Historical   Acquisitions
                                          DynEco (a)   Dynamic (a)    CIL (a)     IRT/ITR (a)  Adjustments(a)  Ref      Total
                                          ----------   -----------   ----------   -----------  --------------  ---   -----------
Revenue ................................  $       --   $ 4,307,315   $  459,088   $  456,011   $          --         $ 5,222,414

Cost of Revenue ........................          --     3,041,475      374,672      159,448              --           3,575,595
                                          ----------   -----------   ----------   ----------   -------------         -----------

Gross Profit ...........................          --     1,265,840       84,416      296,563              --           1,646,819

General and Administrative Expenses ....          --     4,854,793       73,708      314,572         210,450   (b)     5,453,523
                                          ----------   -----------   ----------    ---------   -------------         -----------

Income (Loss) from Operations ..........          --    (3,588,953)      10,708      (18,009)       (210,450)         (3,806,704)


Other Income (Expense)
  Interest income ......................          --        15,710        4,082        1,010              --              20,802
  Interest expense .....................      (2,063)   (3,518,484)          --       (4,372)        656,454   (c)    (2,868,465)
  Other expense ........................          --        (8,020)          --            -              --              (8,020)
  Loss on disposal of assets ...........          --       (42,667)          --            -              --             (42,667)
  Loss on extinguishment of debt .......          --      (208,452)          --            -              --            (208,452)
  Warrant valuation income (expense) ...          --        38,550           --            -              --   (d)       (38,550)
                                          ----------   -----------   ----------   ----------   -------------         -----------

    Total Other Income (Expense), net ..      (2,063)   (3,723,363)       4,082       (3,362)        656,454          (3,068,252)
                                          ----------   -----------   ----------   ----------   -------------         -----------

    Net Income (Loss)...................  $   (2,063)  $(7,312,316)  $   14,790   $  (21,371)        446,004         $(6,874,956)
                                          ==========   ===========   ==========   ==========   =============         ===========

Net Loss per share - Basic and Diluted .  $       --   $     (0.95)  $     0.04   $    (0.03)             --         $     (0.70)
                                          ==========   ===========   ==========   ==========   =============         ===========

Weighted average number of shares
  outstanding during the period
  - basic and diluted ..................   1,125,327     7,681,015      340,000      700,000              --           9,846,342
                                          ==========   ===========   ==========   ==========   =============         ===========

                     See accompanying notes to unaudited pro forma combined condensed financial statements.

                                                              F-116

                           DYNAMIC LEISURE GROUP, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(a) The historical results presented in the unaudited pro forma statement of operations are as if the acquisitions had occurred at the beginning of 2005 or, for DLG/Dynamic, at its inception. The historical financial statements for DynEco are for the 12 months ending December 31, 2005 and from January 1 to the date of the merger and recapitalization, January 13, 2006. The historical financial statements for CIL are for the 12 months ending December 31, 2005 and from January 1 to the date of its acquisition, February 8, 2006. The historical financial statements for IRT/ITR are for the 12 months ending December 31, 2005 and from January 1 to the date of its acquisition, March 6, 2006. The historical financial statements of DLG/Dynamic (the accounting acquirer in the merger and recapitalization with DynEco) are for the period from May 16, 2005 (Inception) to December 31, 2005 and from January 1 to September 30, 2006, which also includes the consolidated results of operations of DynEco, CIL and IRT/ITR from their acquisition dates through September 30, 2006.

Pro forma adjustments have been made to the historical results presented in the unaudited pro forma statement of operations to reflect as if the merger, recapitalization and acquisitions had occurred at the beginning of the 2005 or, for DLG/Dynamic, at its inception. Certain reclassifications were made from historical financial reports for comparability and consistency. The financial statements of DynEco and DLG have been adjusted for the affect of the 1:30 reverse stock split that occurred on January 31, 2006. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisitions, (b) factually supportable, and (c) expected to have a continuing effect.

(b) Amortization expense was increased related to the amortization of intangible assets acquired in the purchase of DLG, CIL and IRT/ITR as if the acquisitions had occurred on January 1, 2005 and amortization commenced as of that date. The pro forma adjustment for amortization expense for 2005 was $656,031 and $210,450 for the period from January 1 to September 30, 2006.

(c) The pro forma adjustments to interest expense resulted in interest expense in 2005 increasing by $1,367,003 and interest expense for the nine months ended September 30, 2006, decreasing by $656,454 as described below:

      o Interest expense was increased related to the $2,000,000 borrowed under a convertible promissory note from MMA Capital, LLC on January 13, 2006 at a rate of 10% per annum (the modified and amended interest rate) as if it had been outstanding since January 1, 2005. The pro forma adjustment to increase interest expense was $200,000 for the 12 months ended December 31, 2005 and $7,123 for the period from January 1 to January 13, 2006, the date the historical financial statements began accruing interest on this note.

      o Interest expense was increased related to the amortization of $2,000,000 in debt discount related to warrants issued with the MMA convertible note financing on January 13, 2006. The historical amortization period was pro forma adjusted from the 12 months ended January 13, 2007 to the period from January 1, 2005 to January 13, 2007. As a result, interest expense was increased by a pro forma adjustment of $982,503 for 12 months ended December 31, 2005, and $34,993 from January 1 to January 13, 2006, the date the historical financial statements began amortizing debt discount relative to this note. A pro forma adjustment was recorded to decrease the amortization of debt discount from January 13, 2006 to September 30, 2006 of $727,580 consisting of $702,557 pro forma amortization expense as compared to $1,4230,137 of historical amortization for the same period. The pro forma reduction in interest expense is required to reflect the longer amortization period (January 1, 2005 to January 13, 2007) assumed in the pro forma statement of operations.

      o Interest expense was increased related to $2,050,000 in convertible promissory notes ($1,450,000 and $600,000 due on the 9% secured convertible promissory notes issued as a portion of the purchase price for CIL and IRT/ITR, respectively) as if the amount due under these convertible promissory notes were outstanding beginning on January 1, 2005. The pro forma adjustment for interest expense for 2005 was $184,500, $19,714 for the period form January 1 to February 8, 2006 and $9,296 for the period from February 8 to March 6, 2006 or $29,010 in the aggregate for the nine months ended September 30, 2006. February 8, 2006 and March 6, 2006 are the dates the historical financial statements of the Company begin to accrue interest on these convertible promissory notes.

(d) The Company recorded a warrant liability on January 13, 2006 in connection with the MMA Capital LLC $2,000,000 financing due to the liquidated damages provision in the registration rights agreement requiring liability treatment under EITF 00-10. A pro forma adjustment was made to record the $2,000,000 convertible promissory note as if the financing had occurred on January 1, 2005. However, a pro forma adjustment was not recorded for the related warrant to purchase 2,000,000 shares of the Company's common stock because a pro forma adjustment to record the warrant value at January 1, 2005 and subsequent change in the warrant liability would result in an inappropriate gain or warrant income being recorded as a pro forma adjustment for 2005 and for the period of January 1, 2006 to January 13, 2006. A pro forma adjustment of warrant income would have resulted through the remeasurement of the value of the warrant as of January 1, 2005 and the subsequent change in the value of the warrant liability in 2005 and for the period of January 1, 2006 to January 13, 2006 only because the January 1, 2005 market price of the Company's common stock was substantially greater than the historical market price of the Company's common stock on the actual date of grant, January 13, 2006, and the exercise price of the warrant, which was negotiated based on market conditions at January 13, 2006, would not have been pro forma adjusted.

If the warrants were to be remeasured on a pro forma basis as of January 1, 2005, the following are the Black-Scholes option pricing method assumptions that would apply:

As of January 1, 2005
---------------------
     Warrants ...............      2,000,000
     Exercise price .........          $1.00
     Market price ...........          $4.35
     Expected life (years) ..           3.00
     Volatility .............           159%
     Discount rate ..........           3.40

As of December 31, 2005
-----------------------
     Warrants ...............      2,000,000
     Exercise price .........          $1.00
     Market price ...........           $.90
     Expected life (years) ..            2.0
     Volatility .............           235%
     Discount rate ..........           4.35

As of September 30, 2006
------------------------
     Warrants ...............      2,000,000
     Exercise price .........          $1.00
     Market price ...........          $1.16
     Expected life (years) ..           1.25
     Volatility .............           142%
     Discount rate ..........           5.03

(e) There is no provision or benefit for income taxes recorded, based on the historical operating losses previously reported by DynEco and Dynamic.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification Of Directors And Officers

Section 302A.521, subdivision 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subdivision 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board, by special legal counsel, by the shareholders, or by a court.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Other Expenses Of Issuance And Distribution

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling shareholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC Registration and Filing Fee ...........................        $      202.00
Legal Fees and Expenses ...................................        $   25,000.00
Accounting Fees and Expenses ..............................        $    5,000.00
Financial Printing ........................................        $    2,500.00
Transfer Agent Fees .......................................        $    1,500.00
Blue Sky Fees and Expenses ................................                 -
Miscellaneous .............................................        $    3,298.00
TOTAL .....................................................        $   37,500.00

                     RECENT SALES OF UNREGISTERED SECURITIES

DyneCo Transactions

On December 11, 2003, we issued 6,667 shares of common stock to each of Kevin Hooper and Leonard Sculler, as consideration for their services as directors of the Company, valued at the contemporaneous cash sales price of $3.60 per share. Each of the directors had a preexisting business relationship with the Company, were provided access to business and financial information about the Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in the Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

On December 11, 2003, we issued 833 shares of common stock and warrants to purchase an additional 1,667 shares to the following designees of Schneider Weinberger & Beilly LLP, (now former) counsel to the Company, for services rendered, valued at the contemporaneous cash sales price of $3.60 per share:

               NAME           SHARES   WARRANTS
         ------------------   ------   --------
         Susan Schneider       392       750
         Steven Weinberger     392       750
         Sydney Monda           50       167

The warrants are exercisable until June 30, 2006, at an exercise price of $5.40 per share. Schneider Weinberger & Beilly LLP had a preexisting business relationship with the Company, was provided access to business and financial information about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Accordingly, the investor was "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

On April 27, 2004, we issued 6,667 shares of common stock to George Schell, as consideration for his services as a director of a Company, valued at $3.60 per share. Mr. Schell had a preexisting business relationship with the Company, was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Accordingly, the investor was "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

During the period from December 7, 2004 to January 31, 2005, we sold an aggregate of 15,000 shares of common stock for an aggregate purchase price of $45,000, or $3.00 per share. For each two shares purchased, the purchaser also received one warrant to purchase one additional share of common stock, exercisable until December 31, 2006, at an exercise price of $4.50 per share. The proceeds from the sales are being used for general working capital purposes. The shares and warrants were sold to the following four persons, each of whom we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. Each investor was provided access to business and financial information about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, each investor was also "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

               NAME           SHARES   WARRANTS
         ------------------   ------   --------
         Ralph A. Beinser      3,333     1,667
         Jason W. Sanders      1,667       833
         Mitchell Levy         1,667       833
         Norman Nick           8,333     4,167

On March 2, 2005, we completed a $300,000 financing consisting of our convertible promissory notes and common stock purchase warrants. The notes are convertible at the option of the holder into shares of our common stock, at a price of $3.00 per share, subject to adjustment. We also issued the investors common stock purchase warrants to purchase an aggregate of 250,000 shares of common stock, consisting of (a) five year warrants to purchase 100,000 shares at an exercise price of $4.31 per share, subject to adjustment, (b) five-year warrants to purchase 50,000 shares at an exercise price of $7.50 per share, subject to adjustment and (c) five year warrants to purchase 100,000 shares at $3.00 per share, subject to adjustment. The conversion of the notes and exercise of warrants is subject to a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the notes and warrants are outstanding. Repayment of the notes is collateralized by a general security interest in all of our assets. The notes and warrants were sold to the following investors, each of whom we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities
Act:

           NAME                   NOTE PRINCIPAL  WARRANTS
--------------------------------  --------------  --------
Alpha Capital Aktiengesellschaft     $ 200,000     166,667
JM Investors                         $ 100,000      83,333

Each investor was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions. We paid unaffiliated finders a total of $27,000, by the issuance of our promissory notes payable in the same manner as the investor notes, and issued the finders five-year warrants to purchase a total of 9,000 shares of common stock. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Sections 4(2) and 4(6) of the Act and the rules and regulations, including Rule 506 of Regulation D thereunder, as transactions by an issuer not involving a public offering.

On August 26, 2005, we sold an aggregate of 6,666 shares of common stock for an aggregate purchase price of $10,000, or $1.50 per share. For each share purchased, the purchaser also received one warrant to purchase one additional share of common stock, exercisable until September 23, 2008, at an exercise price of $3.00 per share. The proceeds from the sales were used for general working capital purposes. The shares and warrants were sold to the following two persons, each of whom we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act.

               NAME           SHARES   WARRANTS
         ------------------   ------   --------
         Margaret Galbraith    3,333     3,333
         Richard Galbraith     3,333     3,333

Each investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, each investor was also "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued to the investors includes a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On September 22, 2005, we sold an aggregate of 33,333 shares of common stock for an aggregate purchase price of $50,000, or $3.00 per share. For each shares purchased, the purchaser also received one warrant to purchase one additional share of common stock, exercisable until September 23, 2006, at an exercise price of $1.50 per share. The proceeds from the sales were used for general working capital purposes. The shares and warrants were sold to the following person, who we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

               NAME           SHARES   WARRANTS
         ------------------   ------   --------
         James Praggastis     33,333     33,333

The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

In June 2005, we issued common stock purchase warrants to purchase 10,000 shares to Investors Stock Daily as part of a consulting agreement. The warrants are exercisable for a period of five years at various exercise prices, with one-third at $3.75 per share, one-third at $7.50 per share and one-third at $11.25 per share. The consulting firm is in the financial consulting business, and therefore, has access to business and financial information about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of taking warrants from the Company in lieu of cash payment. The warrants contain a legend restricting transferability of the shares issuable upon exercise of the warrants unless the shares are registered under the Act of 1933, as amended. No placement agent was involved, no commissions were paid, and no general solicitation or advertising was used in connection with this transaction. The issue of the warrants was exempt from the registration requirements of the Act of 1933, as amended, by reason of Section 4(2) thereof and the rules and regulations thereunder.

Dynamic Leisure Group, Inc.

Prior to the Stock Exchange Agreement of January 13, 2006, Dynamic Leisure Group, Inc., a privately-held Florida corporation ("DLG"), issued securities to several investors in exchange for financing. Those securities were automatically converted into securities of the Company on January 13, 2006 upon closing of the Stock Exchange Agreement and related transactions.

On June 15, 2005, DLG issued to Richard T. Fisher a Convertible Promissory Note in the amount of $100,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. In addition, the security holder were issued 133,200 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. On March 15, 2006, the security holder converted the note and exercised the warrants and was issued 252,525 shares of the Company's common stock. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On June 23, 2005, DLG issued a Convertible Promissory Note in the amount of $50,000 to GRQ Consultants, Inc. 401K Plan. That Note has been fully paid by the Company. The security holder still was issued 133,200 warrants to purchase shares of the Company's common stock at an exercise price of ninety cents ($0.90) per share, equivalent to 133,200 shares upon exercise. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On July 27, 2005, DLG issued to Timothy Minnehan a Convertible Promissory Note in the amount of $75,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. On April 3, 2006, the security holder converted the note into 88,953 shares of the Company's common stock. In addition, the security holder was issued 99,900 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On August 1, 2005, DLG issued to Paul D. Bemiss a Convertible Promissory Note in the amount of $25,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. On March 15, 2006, the security holder converted the note into 29,470 shares of the Company's common stock. In addition, the security holder was issued 36,963 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On August 2, 2005, DLG issued to Gary Anderson a Convertible Promissory Note in the amount of $25,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. On March 8, 2006, the security holder converted the note into 29,415 shares of the Company's common stock. In addition, the security holder was issued 36,963 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. The Company has reasonable grounds to believe that the security holder was an

"accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On September 5, 2005, DLG issued to Diversified Acquisition Trust a Convertible Promissory Note in the amount of $400,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. In addition, the security holder was issued 444,000 warrants to purchase shares of the Company's common stock at an exercise price of ninety cents ($0.90) per share. Should the security holder decide to convert the note on the maturity date and exercise his warrants, the Company would issue a total of 932,400 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On October 11, 2005, DLG issued to the Denno Family Limited Partnership a Convertible Promissory Note in the amount of $50,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. In addition, the security holder was issued 66,600 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68)) per share. On April 14, 2006, the security holder converted the note and exercised the warrants. The Company has issued a total of 128,205 shares to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On October 21, 2005, DLG issued to James D. Davidson a Convertible Promissory
Note in the amount of $25,000, with interest at the rate of ten percent (10%) per annum, due and payable on June 30, 2006 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, the security holder was issued 33,300 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws.

The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering. In October 2006, Mr. Davidson converted all of the outstanding principal and interest under the note into 29,110 shares of the Company's common stock.

On October 27, 2005, DLG issued to Monarch Capital Fund, Ltd. a Convertible Promissory Note in the amount of $75,000, with interest at the rate of ten percent (10%) per annum, due and payable on June 30, 2006 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, the security holder was issued 99,900 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. Should the security holder decide to convert the note on the maturity date and exercise his warrants, the Company would issue a total of 188,728 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On November 21, 2005, DLG issued a Convertible Promissory Note to Andrew Allen in the amount of $10,000, with interest at the rate of ten percent (10%) per annum, due and payable on June 30, 2006 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, as a result of the November 21, 2005 transaction, the security holder was issued 13,320 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. On February 3, 2006, the Company issued a Convertible Promissory Note to this security holder in the amount of $10,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at the rate of one dollar ($1.00) per share. The Company also issued the security holder 10,000 warrants to purchase shares of the Company's common stock at an exercise price of one dollar ($1.00) per share. Should the security holder decide to convert both notes on their maturity dates and exercise all of his warrants, the Company would issue a total of 46,097 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On December 20, 2005, DLG issued a Convertible Promissory Note to Paul Welch in the amount of $12,500, with interest at the rate of ten percent (10%) per annum, due and payable on June 30, 2006 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, the security holder was issued 13,875 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. Should the security holder decide to convert the note on the maturity date and exercise his warrants, the Company would issue a total of 28,472 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On January 3, 2006, DLG issued a Convertible Promissory Note to Street Venture Partners, LLC in the amount of $350,000, with interest at the rate of ten percent (10%) per annum, due and payable on January 3, 2007 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, the security holder was issued 388,500 warrants to purchase shares of the Company's common stock at an exercise price of ninety cents ($0.90) per share. Should the security holder decide to convert the note on the maturity date and exercise its warrants, the Company would issue a total of 427,350 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On January 13, 2006, the Company entered into the Stock Exchange Agreement (the "reverse merger") with all of the shareholders of Dynamic Leisure Group, Inc.

As part of the reverse merger transaction, the Company issued preferred shares to the former shareholders of Dynamic Leisure Group, which preferred shares automatically converted each into 1,000 shares of common stock of the Company. As a result, the following security holders have received the following shares of common as a result of the reverse merger:

Daniel G. Brandano...................................        833,333
Thomas W. Busch......................................        866,666
Robert A.G. LeVine...................................        266,666
Brian Brandano.......................................        333,333
Diversified Acquisition Trust........................        1,906,666
Claudale Ltd.........................................        693,333
GRQ Consultants, Inc.................................        400,000
MBN Consulting, LLC..................................        200,000
Street Venture Partners, LLC.........................        1,066,666

Each investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

As part of the reverse merger transaction, and to cure a default with two of the selling security holders, the Company entered into a Modification and Waiver Agreement under which 100,000 (post-reverse split) shares of common stock were issued to Alpha Capital Aktiengesellschaft and another 100,000 (post-reverse split) shares of common stock were issued to JM Investors, LLC. In connection with the reverse stock split effective at the close of business on March 3, 2006, the Company issued additional warrants for the Company's common stock, exercisable at one dollar ($1.00) per share, pursuant to the anti-dilution provisions of the Restructured Financing, as follows: 29,800 warrants to Alpha Capital Aktiengesellschaft, and 15,700 warrants to JM Investors, LLC. The Company had reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

Also as part of the reverse merger transaction, the Company issued a Secured Convertible Promissory Note to MMA Capital LLC, a Delaware limited liability company, in the amount of $2,000,000, with simple interest at the rate of eight percent (8%) per annum, convertible into shares of the Company's common stock at a conversion price of one dollar ($1.00) per share. In addition, the Company issued warrants to MMA Capital, LLC to purchase 2,000,000 shares of the Company's common stock at an exercise price of one dollar ($1.00) per share. The Company had reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On January 16, 2006, the Company entered into a Consulting Agreement with MBN Consulting, LLC, under which the consultant was granted 200,000 warrants to purchase shares of the Company's common stock at an exercise price of one dollar twenty-five cents ($1.25) per share. The Company had reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On January 25, 2006, the Company issued a Convertible Promissory Note in the amount of $50,000 to Peter H. Clark in exchange for financing. On March 9, 2006, the security holder converted the note, and the Company has issued 55,500 shares to the security holder. In addition, the security holder was issued 50,000 warrants to purchase common stock of the Company at an exercise price of one dollar ($1.00) per share. The Company had reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of

Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On February 8, 2006, the Company entered into a Purchase Agreement with Raymon Valdes to purchase all of the shares of Changes in L'Attitudes, Inc., a Florida corporation. As a result of that transaction, the security holder has been issued 340,000 shares of the Company's common stock and may be issued up to an additional 170,000 shares of common stock if, in a future acquisition, another person or entity is issued shares at a rate less than $1.50 per share. In addition, as a result of that transaction, the security holder was issued a Convertible Promissory Note in the amount of $600,000, with interest at the rate of nine percent (9%) per annum, convertible to up to 654,000 shares of the Company's common stock. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On March 6, 2006, the Company entered into a Purchase Agreement with Stephen A. Hicks to purchase all of the shares of Island Resort Tours, Inc. and International Travel and Resorts, Inc., both New York corporations. As a result of that transaction, the security holder has been issued 700,000 shares of the Company's common stock and may be issued an additional 350,000 shares of common stock if, in a future acquisition, another person or entity is issued shares at a rate less than $1.50 per share. In addition, as a result of that transaction, the security holder was issued a Convertible Promissory Note in the amount of $1,450,000, with interest at the rate of nine percent (9%) per annum, convertible up to 1,580,500 shares of the Company's common stock. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On April 25, 2006, the Company entered into a Subscription Agreement with David Halperin, pursuant to which the Company issued and sold 50,000 shares of common stock for an aggregate purchase price of $50,000 and warrants exercisable for 50,000 shares of common stock of the Company at an exercise price of $1.00 per share. The investor was provided access to business and financial information about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions. The offer and sale of the shares and warrants were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On May 31, 2006, the Company entered into a Subscription Agreement with Peter L. Johnson, pursuant to which the Company issued and sold 10,000 shares of its common stock for an aggregate purchase price of $10,000 and warrants exercisable for 10,000 shares of its common stock at an exercise price of $1.00 per share. The investor was provided access to business and financial information about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions. The offer and sale of the shares and warrants were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On June 29, 2006, the Company entered into a Common Stock Purchase Agreement with MMA Capital, LLC, a Delaware Limited Liability Company, pursuant to which the Company issued and sold 100,000 shares of its common stock for an aggregate purchase price of $100,000.00. The offer and sale of the shares was made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transaction by an issuer not involving any public offering.

On July 10, 2006, the Company entered into a second Common Stock Purchase Agreement with MMA Capital, LLC, pursuant to which MMA agreed to purchase, and the Company agreed to issue and sell 400,000 shares of the Company's common stock, at the aggregate purchase price of $400,000.00. These shares of common stock pursuant to this agreement were issued and sold on July 12, 2006 (100,000 shares), August 21, 2006 (225,000 shares) and September 6, 2006 (75,000 shares). The offer and sale of the shares and warrants were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On July 1, 2006, the Company issued 400,000 shares of its common stock to Redwood Consultants, LLC for consulting services valued at $500,000 or $1.25 per share (the closing market price of the Company's common stock on the day of issuance). The offer and sale of the shares were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On July 10, 2006, the Company entered into a Subscription Agreement with David
O. Jensen pursuant to which the Company issued and sold 15,000 shares of its common stock for an aggregate purchase price of $15,000 and warrants exercisable for 15,000 of the Company's common stock at $1.00 per share. The offer and sale of the shares were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On July 11, 2006, the Company issued 80,000 shares of its common stock to The Research Works, LLC for services rendered through August 2007 valued at $128,000 or $1.60 per share (the closing market price of the Company's common stock on the day of issuance). The offer and sale of the shares were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On July 28, 2006, the Company entered into a stock purchase agreement with Miller Investments, LLC pursuant to which the Company issued and sold 250,000 shares of its common stock for an aggregate purchase price of $250,000 and warrants exercisable for up to 250,000 shares of the Company's common stock at an exercise price of $1.00 per share, subject to potential adjustment(s) in the exercise price as set forth in the warrant. The warrants are exercisable for a period of five (5) years from the date of issuance. The offer and sale of the shares were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On August 8, 2006 the Company entered into an agreement with MMA to defer interest payments due each quarter until the end of the term of the loan on January 11, 2007. In consideration for this deferral the Company agreed to increase the interest rate retroactively from 8% to 10% and to issue MMA 100,000 shares of the Company's stock. The stock was valued at $1.25 per share or an aggregate $125,000 based on contemporaneous cash sales of Company common stock. In accordance with EITF 96-19, this transaction was treated a modification of debt since the extra consideration give in the agreement did not amount to more than a ten percent change in the present value of the amount due to MMA over the life of the promissory note. This means that the increase in interest rate and the additional consideration will be accounted for prospectively from the date of the modification. The value of the shares was recognized immediately as a modification expense classified as interest. The retroactive portion of the increase in interest of $22,685 was also recognized immediately.

On August 9, 2006, the Company issued and sold 20,000 shares of common stock for an aggregate purchase price of $20,000 and warrants exercisable for 10,000 shares at an exercise price of $1.00 per share. The offer and sale of the shares and warrants were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On August 21, 2006, the Company issued 30,000 shares of common stock to MMA Capital for consulting services rendered valued at $36,900 or $1.23 per share (the closing market price of the Company's common stock on the day of issuance). The issuance of the shares was made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On August 29, 2006, the Company issued 170,000 shares of common stock to Forte Capital for consulting services rendered valued at $212,500 or $1.25 per share (the closing market price of the Company's common stock on the day of issuance). The issuance of the shares was made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On September 1, 2006, the Company issued 200,000 shares of its common stock to a director of the Company valued at $270,000 or $1.35 per share (the closing market price of the Company's common stock on the day of issuance). The issuance of the shares was made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On September 5, 2006, the Company issued a total of 488,400 shares of common stock on conversion of a related party convertible note aggregating $400,000 plus accrued interest of $39,560, based on a conversion rate of $.90 per share. The issuance of the shares was exempt from the registration requirements of the Act by reason of Section 3(a)(9) of the Act and the rules and regulations thereunder.

On September 20, 2006, the Company issued 100,000 shares of common stock to IMS-GA, LLC, an entity affiliated through common management with MMA for consulting services valued at $125,000 or $1.25 per share (the closing market price of the Company's common stock on the day of issuance). The issuance of the shares was made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On October 12, 2006, the Company issued and sold 10,000 shares of its common stock for an aggregate purchase price of $10,000. The offer and sale of the shares was made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On November 6, 2006, the Company issued one member of the Board of Directors 200,000 shares of common stock valued at $140,000 or $.70 per share (based on the closing price of the Company's common stock on the date of issuance). The shares are subject to a repurchase right in favor of the Company which right lapses as to 50,000 shares each quarter beginning on the date of grant. The issuance of the common stock was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On November 6, 2006, the Company issued one member of the Board of Directors an option to purchase 200,000 shares of the Company's common stock at a purchase price of $0.70 per share, the closing price of the Company's common stock on the date of grant. The issuance of the options was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On November 6, 2006, the Company granted an option to purchase 800,000 shares of its common stock at an exercise price of $0.70 per share, the closing price of the Company's common stock on the date of grant, to its attorneys as compensation for professional fees. The issuance of the options was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On November 9, 2006, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium"). Partners, Offshore, Qualified and Millenium are collectively referred to as the "Purchasers". Pursuant to the Securities Purchase Agreement, the Company issued and sold to the Purchasers Secured Convertible Term Notes (the "Notes") in the aggregate principal amount of $1,000,000. The Notes bear interest at 6% per annum, unless the common stock of the Company is greater than
1.25 per share for each trading day of a month, in which event no interest is payable during such month. The Notes are convertible into common stock of the Company at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion; provided, however, that the Notes are convertible into common stock of the Company at a 45% discount in the event that the Registration Statement covering the sale of securities underlying the Notes ("Registration Statement"), is filed on or before December 11, 2006; and (ii) a 40% discount in the event that the Registration Statement becomes effective on or before March 9, 2007. In connection with the offering, the Company issued an aggregate of 5,000,000 warrants to purchase common stock at a price of $1.50 per share ("Warrants"). The Warrants are exercisable for a period of seven years. The number of shares subject to the Warrant and the exercise price are subject to adjustment for stock splits, stock combinations and certain dilutive issuances, including the issuance of shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the 5-day average of the last reported sales of the Company's Common Stock. In addition, in certain circumstances the warrant exercise price will be adjusted if after the Registration Statement is declared effective, the closing price for the Company's Common Stock closes below $1.00. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of
Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

The conversion of the Notes is subject to an effective Registration Statement pursuant to the terms of a Registration Rights Agreement. The Company has the right to redeem the Notes under certain circumstances, as well as the right to pay monthly cash payments to prevent any conversion of the Notes during such month. The Notes are secured by all of the Company's assets pursuant to the terms of a Security Agreement and Intellectual Property Security Agreement. The proceeds of the offering will be used to repay certain indebtedness and for working capital.

The offer and sale of the Notes and warrants were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On December 1, 2006, the Company issued one member of the Board of Directors 200,000 shares of common stock valued at $110,000 or $.55 per share (based on the closing price of the Company's common stock on the date of issuance. The shares are subject to a repurchase right in favor of the Company which right lapses as to 50,000 shares each quarter beginning on the date of grant. The issuance of the common stock was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.         Description of Document
-----------  -------------------------------------------------------------------
3.1          Amended and Restated Articles of Incorporation +
3.2          Bylaws ++

3.3          Articles of Amendment Designating Series A Preferred Stock **
3.4 Certificate of Amendment of Amended Articles of Incorporation, filed and effective February 2, 2006 (2)***
3.5 Articles of Correction, filed on February 28, 2006 and effective at close of business on March 3, 2006 (3)****
3.6 Articles of Correction, filed on February 28, 2006 and effective at close of business on March 3, 2006 (4)****
5.1          Legal Opinion of Crone Rozynko LLP dated December 15, 2006

10.1         2001 Equity Compensation Plan ++ *
10.2         1993 Corporate Stock Option Plan ++ *
10.3         1993 Advisors Option Plan ++ *
10.4         Amended and Restated Business Advisory and Consulting Agreement
             dated August 17, 2004 with MBN Consulting, LLC +++
10.5         License Agreement dated February 4, 2004 between DynEco Corporation and Dr. Thomas Edwards ++
10.6         Funding Agreement dated November 20, 2002 between DynEco
             Corporation and the Florida Technological Research and Development
             Authority ++
10.7         Employment Agreement dated January 1, 2004 with Thomas C. Edwards,
             Ph.D. ++ *
10.8         Exclusive Worldwide License Agreement dated May 1, 2003 between
             DynEco Corporation and Parker-Hannifin Corporation ++
10.9         Agreements dated August 1, 2001 and February 5, 2004 with Mark
             Vieno ++++
10.10        Supply Agreement dated August 6, 2004 with Parker-Hannifin
             Corporation +++
10.11        Subscription Agreement dated March 2, 2005 used in connection with
             $300,000 financing transaction +++++
10.12        Form of Convertible Promissory Note dated March 2, 2005 used in connection with $300,000 financing transaction +++++
10.13        Security Agreement dated March 2, 2005 used in connection with
             $300,000 financing transaction +++++
10.14        Collateral Agent Agreement dated March 2, 2005 used in connection with $300,000 financing transaction +++++
10.15        Form of Non-Callable Warrant used in connection with $300,000 financing transaction +++++
10.16        Form of Callable Warrant used in connection with $300,000 financing transaction +++++
10.17        Modification and Waiver Agreement dated January 13, 2006**
10.22        Stock Exchange Agreement dated January 13, 2006 by and between
             DynEco Corporation and the former shareholders of Dynamic Leisure
             Group, Inc.**
10.23        Secured Convertible Promissory Note dated January 13, 2006 to MMA
             Capital, LLC **
10.24        Security Agreement dated January 13, 2006 with MMA Capital, LLC **
10.25        Common Stock Purchase Warrant dated January 13, 2006 to MMA
             Capital, LLC **
10.26        Purchase Agreement, dated February 8, 2006 between Dynamic Leisure
             Group, Inc. and Raymon Valdes (12)*****
10.27        Security Agreement, dated February 8, 2006 between Dynamic Leisure
             Group, Inc and Raymon Valdes (13)*****
10.28        Purchase Agreement, dated March 6, 2006 between Dynamic Leisure
             Group, Inc. and Stephen A. Hicks (14)
10.29        Separation Agreement dated January 13, 2006 by and between DynEco
             Corporation and Dr. Thomas Edwards**
10.30        Exclusive Patent and Know-How License Agreement dated January 12,
             2006 by and between DynEco Corporation and Dr. Thomas Edwards**
14           Code of Ethics ******

23.1         Consent of Salberg & Company, P.A. dated December 14, 2006
23.2         Consent of Salberg & Company, P.A. dated December 14, 2006
23.3         Consents of Pender Newkirk & Company, LLP dated December 15, 2006

____________

*        Compensatory Agreement.

** Incorporated by reference from the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 23, 2006.

*** Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 3, 2006.

**** Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 3, 2006.

***** Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2006.

****** Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 8, 2006.

****** Incorporated by reference from the Company's registration statement on Form SB-2, filed with the Securities and Exchange Commission on April 22, 2005.

+ Incorporated by reference from the Company's registration statement on Form SB-2, filed with the Securities and Exchange Commission on August 23, 2004.

++ Incorporated by reference from the Company's registration statement on Form SB-2, filed with the Securities and Exchange Commission on February 6, 2004.

+++ Incorporated by reference from the Company's registration statement on Form SB-2, filed with the Securities and Exchange Commission on August 23, 2004.

++++ Incorporated by reference from the Company's registration statement on Form SB-2, filed with the Securities and Exchange Commission on June 18, 2004.

+++++ Incorporated by reference from the Company's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 31, 2005.

                                  UNDERTAKINGS

The undersigned Registrant also undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by section 10(a)(3) of the Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

The legality of the securities offered by this prospectus was passed upon for us by Crone Rozynko LLP, San Francisco, California. See Exhibit 5. Members of Crone Rozynko, LLP and their affiliates beneficially own an aggregate of 800,000 shares of our common stock issuable upon the exercise of outstanding options.

The legality of the securities offered by this prospectus was originally passed upon for us by Schneider Weinberger & Beilly LLP, Boca Raton, Florida. Members of Schneider Weinberger & Beilly LLP and their affiliates beneficially own an aggregate of 2,500 shares of our common stock, including 1,666 shares issuable upon the exercise of outstanding common stock purchase warrants, the sale of which is covered by a currently effective registration statement.

                                     EXPERTS

The consolidated financial statements of DynEco Corporation and Subsidiary (now know as Dynamic Leisure Corporation) as of December 31, 2005 and 2004, respectively, and for each of the two years then ended and the financial statements of Dynamic Leisure Group, Inc. for the period from May 16, 2005 (inception) to December 31,2005 appearing in this prospectus and registration statement have been audited by Salberg & Company, P.A., Independent Registered Public Accounting Firm, as set forth in their reports thereon appearing elsewhere in this prospectus, and are included in reliance upon these reports given on the authority of such firm as experts in auditing and accounting.

The financial statements of Changes in L'Attitudes, Inc., Island Resort Tours, Inc. and International Travel and Resorts, Inc., have been audited by Pender Newkirk & Company, LLP, Independent Registered Public Accounting Firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Act for the common stock offered by this prospectus, which became effective on May 6, 2005. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

The registration statement, including all exhibits, and other materials we file with the SEC, may be inspected without charge at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference at 100 F. Street, N.E., Washington, D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. We file periodic reports with the SEC; copies of all of our filings with the SEC may be viewed on the SEC's Internet website at http://www.sec.gov.

For so long as we are a reporting company, we will be required to file annual reports with the SEC, containing audited financial statements. However, unless we register our common stock under Section 12(g) of the Exchange Act, we will not be required to deliver an annual report containing audited financial statements to security holders. We currently have no plans to register our common stock under Section 12(g) of the Exchange Act. If we are not required to deliver an annual report to security holders, we do not intend to voluntarily deliver annual reports to security holders containing audited financial statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 3 on Form SB-2 and authorized this Post-Effective Amendment No. 3 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on December 18, 2006.

                                        DYNAMIC LEISURE CORPORATION

                                        By: /s/ Daniel G. Brandano
                                        -----------------------------------
                                        President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                     TITLE                       DATE
        ---------                     -----                       ----


 /s/ Daniel G. Brandano          President, Chief           December 18, 2006
-------------------------        Executive Officer
   Daniel G. Brandano            and Director


    /s/ Mark E. Crone          Secretary and Director       December 18, 2006
-------------------------
      Mark E. Crone


   /s/ Eric H. Winston               Director               December 18, 2006
-------------------------
     Eric H. Winston


     /s/ Ben J. Dyer                 Director               December 18, 2006
-------------------------
       Ben J. Dyer